Exhibit 10.30

AMENDED AND RESTATED

TERM LOAN CREDIT AGREEMENT

among

OMNOVA SOLUTIONS INC.,

VARIOUS LENDERS

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as ADMINISTRATIVE AGENT

and

COLLATERAL AGENT

Dated as of May 22, 2007

and

Amended and Restated

on December 9, 2010

$200,000,000

DEUTSCHE BANK SECURITIES INC.

and J.P. MORGAN SECURITIES LLC,

as JOINT LEAD ARRANGERS and JOINT BOOKRUNNING MANAGERS

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

1082260

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		Page

6.08	Use of Proceeds; Margin Regulations	51
6.09	Tax Returns and Payments	51
6.10	ERISA; Foreign Pension Plans	51
6.11	The Security Documents	52
6.12	Properties; No Recovery Event	53
6.13	Capitalization	53
6.14	Subsidiaries	53
6.15	Compliance with Statutes, etc.	53
6.16	Investment Company Act	53
6.17	Environmental Matters	53
6.18	Labor Relations	54
6.19	Patents, Licenses, Franchises and Formulas	54
6.20	Indebtedness	54
6.21	Representations and Warranties in Documents	55
6.22	Insurance	55
6.23	Anti-Terrorism Laws	55

SECTION 7.	Affirmative Covenants

7.01	Information Covenants	55
7.02	Books, Records and Inspections	58
7.03	Maintenance of Property; Insurance	58
7.04	Maintenance of Existence; Intellectual Property	58
7.05	Compliance with Statutes, etc	59
7.06	Compliance with Environmental Laws	59
7.07	ERISA	60
7.08	End of Fiscal Years; Fiscal Quarters	60
7.09	Performance of Obligations	60
7.10	Payment of Taxes	60
7.11	Additional Security; Further Assurances	61
7.12	Ownership of Subsidiaries	62
7.13	Use of Proceeds	62
7.14	Maintenance of Company Separateness	62
7.15	Deposit Accounts	62
7.16	Post-Closing Obligations	63

SECTION 8.	Negative Covenants

8.01	Liens	64
8.02	Consolidation, Merger, Sale of Assets, etc	66
8.03	Dividends	69
8.04	Indebtedness	69
8.05	Advances, Investments, Loans, Purchase of Assets	71
8.06	Transactions with Affiliates	73
8.07	Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc.	74
8.08	Limitation on Certain Restrictions on Subsidiaries	74
8.09	Limitation on Issuance of Equity	75
8.10	Business	75

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-iii-

SCHEDULES

Schedule 1.01(a)	Commitments
Schedule 1.01(b)	Lender Addresses
Schedule 1.01(c)	Eliokem Reorganization
Schedule 5(j)(vi)	Existing Indebtedness
Schedule 5(r)	New Mortgaged Properties
Schedule 5(s)	Existing Mortgaged Properties
Schedule 6.12	Real Property
Schedule 6.13	Capitalization
Schedule 6.14(a)	Subsidiaries
Schedule 6.18	Labor Contracts
Schedule 6.22	Insurance
Schedule 8.01	Existing Liens
Schedule 8.05	Existing Investments

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Note
Exhibit C	Form of Section 4.04(b)(ii) Certificate
Exhibit D	Form of Opinion of Frost Brown Todd LLC
Exhibit E	Form of Officers’ Certificate
Exhibit F	Form of Pledge Agreement*
Exhibit G	Form of Security Agreement*
Exhibit H	Form of Subsidiary Guarantee*
Exhibit I	Form of Intercompany Note
Exhibit J	Form of Assignment and Assumption Agreement
Exhibit K	Form of ABL/Term Loan Intercreditor Agreement
Exhibit L	Form of Solvency Certificate
Exhibit M	Form of Incremental Term Commitment Agreement
Exhibit N	Form of Joinder Agreement
Exhibit O	Form of Lender Addendum

*	For each Exhibit marked with an asterisk, the corresponding exhibit from the Original Credit Agreement shall continue to apply.

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AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT, dated as of May 22, 2007 and amended and restated as of December 9, 2010 among OMNOVA SOLUTIONS INC., an Ohio corporation (the “Company”), the Lenders party hereto from time to time and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent (all capitalized terms used herein and defined in Section 1 are used herein as therein defined).

W I T N E S S E T H:

WHEREAS, the Company, the Lenders (under and as defined in the Original Credit Agreement) and Deutsche Bank Trust Company Americas are parties to a Credit Agreement, dated as of May 22, 2007 (as amended by Amendment No. 1, dated as of October 21, 2010, the “Original Credit Agreement”);

WHEREAS, the Required Lenders (under and as defined in the Original Credit Agreement) have consented to the amendment and restatement of the Original Credit Agreement on the terms set forth herein;

WHEREAS, pursuant to the Sale and Purchase Agreement dated November 22, 2010 (including all schedules and exhibits thereto, the “Acquisition Agreement”) among the Company, and the respective owner of each ordinary share of Eliokem International, a French société par actions simplifiée (together with its Subsidiaries, the “Acquired Business”), the Company will acquire all of the Acquired Business Stock (as hereinafter defined) of the Acquired Business (the “Acquisition”), with the Acquired Business becoming a direct, Wholly-Owned Subsidiary of the Company;

WHEREAS, the Company has requested that immediately upon the consummation of the Acquisition, the Term Lenders lend to the Company $200,000,000 to pay to the holders of the Acquired Business Stock a portion of the cash consideration for the Acquired Business Stock, to finance a portion of the Refinancing, to pay transaction fees and expenses and to provide ongoing working capital and for other general corporate purposes of the Company and its Subsidiaries; and

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Company the senior secured term loan facility provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1.       Definitions and Accounting Terms; Effect of Restatement.

1.01     Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Borrowing Availability” shall mean “Availability” as defined in the ABL Credit Agreement.

“ABL Credit Agreement” shall mean the ABL Credit Agreement dated as of December 9, 2010, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Company, certain of the Company’s Subsidiaries from time to time party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as the administrative agent, providing for the making of ABL Loans and the issuance of ABL Letters of Credit, as it may be refinanced from time to time in accordance with the terms hereof pursuant to Indebtedness which constitutes a Permitted Refinancing ABL Credit Facility.

“ABL Credit Documents” shall mean the “Loan Documents” as defined in the ABL Credit Agreement.

“ABL Letters of Credit” shall mean the Letters of Credit as defined in the ABL Credit Agreement.

“ABL Loans” shall mean the “Loans” as defined in the ABL Credit Agreement.

“ABL Security Documents” shall mean the “Security Agreement” as defined in the ABL Credit Agreement and certain other documents executed in connection therewith.

“ABL/Term Loan Intercreditor Agreement” shall have the meaning provided in Section 5.02(j).

“Acquired Business” shall have the meaning specified in the recitals hereto.

“Acquired Business Existing Indebtedness” shall mean (i) that certain senior facility agreement dated as of October 10, 2006, as amended, restated, supplemented or otherwise modified from time to time, between the Acquired Business and Société Générale as security agent and issuing bank; (ii) that certain mezzanine facility agreement dated as of October 10, 2006, as amended, restated, supplemented or otherwise modified from time to time, between the Acquired Business and Société Générale as agent and security agent and (iii) the Acquired Business’s 10.0% Convertible Bonds.

“Acquired Business Stock” shall mean the “Acquired Securities” as defined in the Acquisition Agreement.

“Acquisition” shall have the meaning specified in the recitals hereto.

“Acquisition Agreement” shall have the meaning specified in the recitals hereto.

“Additional Mortgage” shall have the meaning provided in Section 7.11(a).

“Additional Mortgaged Property” shall have the meaning provided in Section 7.11(a).

“Adjusted Working Capital” at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

“Administrative Agent” shall mean DBTCA, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

“Affiliate” shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything herein to the contrary, the Agents and the Lenders shall be deemed not to be an Affiliate of the Company or any of its Subsidiaries.

“Agent” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Amended and Restated Term Loan Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

“Anti-Terrorism Laws” shall mean any law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Margin” shall mean a percentage per annum equal to:

(a) until delivery of financial statements for the fiscal quarter ending February 28, 2011, (A) for Eurodollar Rate Loans, 4.00% and (B) for Base Rate Loans, 3.00%, and (b) thereafter, the percentages per annum set forth in the table below, based upon the Net Leverage Ratio as set forth in the most recent officers’ certificate received by the Administrative Agent pursuant to Section 7.01(d):

Pricing Level	Net Leverage Ratio	Eurodollar Margin	Base Rate Margin

1	≥2.75:1	4.00%	3.00%

2	< 2.75:1	3.75%	2.75%

With respect to clause (b) above, any increase or decrease in the Applicable Margin resulting from a change in the Net Leverage Ratio shall become effective as of the first Business Day immediately following the date an officers’ certificate is delivered pursuant to Section 7.01(d); provided that at the option of the Administrative Agent or Lenders holding a majority of the then outstanding Loans, the Applicable Margin for Loans shall be determined by reference to Pricing Level 1 as of the first Business Day after the date on which an officers’ certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such officers’ certificate is so delivered (and thereafter the Applicable Margin shall be otherwise determined in accordance with clause (b)).

In the event that any financial statements under Section 7.01 or an officers’ certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct officers’ certificate for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the corrected officers’ certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the rate set forth in Section 2.08(c)), at any time prior to the date that is five (5) Business Days following such demand.

“Approved Bank” shall have the meaning provided in the definition of “Cash Equivalents.”

“Asian Latex Businesses” shall mean those businesses in Asia with which the Company or any of its Subsidiaries shall have entered into joint venture or similar agreements relating to making investments in assets to produce emulsion polymers, including styrene butadiene latex.

“Asset Sale” shall mean any sale, transfer or other disposition by the Company or any of its Subsidiaries to any Person other than the Company or any of its Wholly-Owned Subsidiaries of any asset (including, without limitation, any sale, transfer or other disposition, or issuance, of capital stock or other equity interests or securities of a Subsidiary or another Person), of the Company or any of its Subsidiaries, other than any sale, transfer or disposition permitted by Sections 8.02(i), (ii) (but only to the extent provided in such Section 8.02(ii)), (iv), (vi), (viii), (ix), (x), (xi), (xii), or (xiii).

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

“Authorized Officer” of any Credit Party shall mean any of the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice-President, the Secretary or the General Counsel of such Credit Party or any other officer or employee of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

“Bankruptcy Code” shall have the meaning provided in Section 9.05.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided that such ownership interest does not result in or provide such Person or its direct or indirect parent company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” at any time shall mean the highest of (i) the rate which is 1/2 of 1% in excess of the overnight Federal Funds Rate, (ii) the Eurodollar Rate applicable for an Interest Period of one month plus 1.00% and (iii) the Prime Lending Rate; provided that the Base Rate shall not be less than 2.75%.

“Base Rate Loan” shall mean each Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto.

“Borrowing” shall mean the borrowing of one Type of Loan from all the Lenders, on a given date (or resulting from a conversion or conversions on such date) and, in the case of Eurodollar

Loans, having the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

“Business” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate) or the equivalent of the foregoing in any foreign jurisdiction.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between lenders in the London interbank Eurodollar market.

“Capital Expenditures” shall mean, with respect to any fiscal period of the Company, all payments made in such period in respect of the cost of any fixed asset or improvement, or replacement, substitution or addition thereto, which has a useful life of more than one year, including without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges and, without duplication, the amount of Capitalized Lease Obligations incurred by the Company with respect to such fiscal period.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Capital Stock” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations, partnership, membership or other equivalents of or interests in (however designated) the equity of such Person, including any common stock and preferred stock, but excluding any debt securities and debt securities convertible into such equity.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender and (y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody’s of at least P-1 or the equivalent thereof (any such bank or Lender, an “Approved Bank”), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

“Cash Proceeds” shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, but only as and when so received) received by the Company or any of its Subsidiaries from such Asset Sale.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” shall have the meaning provided in Section 2.10(a)(ii).

“Change of Control” shall mean (i) any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall have acquired beneficial ownership (within the meaning of Rule 13(d)-3 under the Exchange Act), directly or indirectly, of 35% or more of the issued and outstanding shares of capital stock of the Company having the right to vote for the election of directors of the Company under ordinary circumstances or (ii) any “change of control” or similar event shall occur under the ABL Credit Documents.

“Claims” shall have the meaning provided in the definition of “Environmental Claims.”

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all Additional Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Sections 4.02 or 7.11 hereof.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents or any successor thereto, or any Affiliate thereof to the extent acting as mortgagee for the Secured Creditors pursuant to any Mortgage in respect of Real Property owned by the Company and/or its Subsidiaries.

“Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a), directly below the column entitled “Commitment,” as the same may be terminated pursuant to Section 3 or 9, as applicable.

“Company” shall have the meaning provided in the first paragraph of this Agreement.

“Company Existing Indebtedness” shall mean (i) the Original Credit Agreement and (ii) that certain Amended and Restated Credit Agreement, dated as of May 22, 2007 among the Company, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Agent for the Lenders, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated October, 2010 relating to the Transaction.

“Consolidated Cash Interest Expense” shall mean with respect to the Company and its Subsidiaries for any period, Consolidated Interest Expense for such period, less the sum of (without duplication and to the extent, but only to the extent, included in the determination of Consolidated Interest Expense for such period): (i) amortization of debt discount and debt issuance fees and (ii) pay-in-kind interest or other non-cash interest expense.

“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of the Company and its Subsidiaries excluding current assets of discontinued operations and current tax assets.

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Company and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein and current liabilities of discontinued operations and current tax liabilities.

“Consolidated EBITDA” shall mean, for any period, the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)       Consolidated Fixed Charges;

(2)       income tax expense determined on a consolidated basis in accordance with GAAP;

(3)       depreciation expense determined on a consolidated basis in accordance with GAAP;

(4)       amortization expense determined on a consolidated basis in accordance with GAAP;

(5)       amounts attributable to minority interest;

(6)       any extraordinary non-cash charge (including any impairment charge or asset write-off pursuant to GAAP) (provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(7)       all costs and expenses arising from or related to the issuance of the Senior Notes, the incurrence of the Credit Documents and the ABL Credit Documents and the Acquisition;

(8)       non-cash stock compensation, including any non-cash expenses arising from stock options, stock grants or other equity-incentive programs, the granting of stock appreciation rights and similar arrangements;

(9)        to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss;

(10)       cash charges related to the Jeannette flood not to exceed $600,000, a Thailand customs duty claim not to exceed $800,000, the Uniroyal settlement not to exceed $300,000 and to the Columbus, Mississippi strike not to exceed $6,000,000 in the aggregate;

(11)       one-time cash charges associated with plant closures, strikes and other restructuring charges, in all cases not exceeding $6,000,000 in the aggregate prior to the Final Maturity Date (excluding any such charges pursuant to the Transaction);

(12)       to the extent non-recurring and not capitalized, any fees, costs and expenses of the Company and its Subsidiaries incurred as a result of Permitted Acquisitions, Investments, Asset Sales permitted hereunder and the issuance, repayment or amendment of equity interests or Indebtedness permitted hereunder (in each case, whether or not consummated);

(13)       any non-cash impairment charges or asset write-off or write-down resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification; and

(14)       non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;

provided that Consolidated EBITDA shall be reduced by the following:

(a)       all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period, (y) income from pension plans, retiree health plans and adjustments to last-in-firstout reserves and (z) the amount attributable to minority interests);

(b)       any non-recurring gains; and

(c)       amounts paid in cash as dividends or other distributions to holders of minority interests;

provided, further, that for the purposes of determining the Interest Coverage Ratio, Net Leverage Ratio and Senior Secured Net Leverage Ratio, (a) any gain or loss arising from extraordinary items, as determined in accordance with GAAP, or (b) from any non-recurring charges consisting of charges for restructurings, reductions in work force, and plant closing and consolidations and other non-recurring charges not to exceed $5,000,000 for any 12 month period for all such items in the aggregate, shall not be included in the calculation of Consolidated EBITDA related thereto.

“Consolidated Fixed Charges” shall mean, with respect to any period, the sum (without duplication) of:

(1)       the interest expense of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:

(a)       amortization of debt issuance costs and debt discount;

(b)       the net payments, if any, under Interest Rate Protection Agreements (including amortization of discounts);

(c)       the interest portion of any deferred payment obligation;

(d)       accrued interest;

(e)       commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings;

(2)       the interest component of the Capital Lease Obligations paid or accrued during such period;

(3)       all interest capitalized during such period;

(4)       the product of:

(a)       the amount of all dividends on any series of preferred stock of the Company and the Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to the Company or to a Subsidiary) paid, accrued or scheduled to be paid or accrued during such period; and

(b)       a fraction, the numerator of which is one and the denominator of which is one minus then current effective consolidated Federal, state and local tax rate of the Company, expressed as a decimal.

Consolidated Fixed Charges will exclude non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the debt and equity components of convertible or exchangeable notes and the application FASB Staff Position APB 14-1 or any similar provision. Clauses (1), (2) and (3) of this definition, as modified by this final paragraph, shall be “Consolidated Interest Expense.”

“Consolidated Interest Expense” shall have the meaning set forth in the definition of “Consolidated Fixed Charges.”

“Consolidated Net Debt” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Company and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Company and its Subsidiaries of the type described in clauses (ii) and (vii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Company and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii), in each case net of cash, Cash Equivalents and restricted cash on hand; provided that (x) the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of the Company or any of its Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of “Consolidated Indebtedness” and (y) the amount of Indebtedness in respect of the Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of the Company and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time.

“Consolidated Net Income” shall mean , for any period, the net income (or loss) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:

(1)       any extraordinary gains (net of taxes, fees and expenses relating to the transaction giving rise thereto) or losses or expenses;

(2)       any net income or loss of any Person if such Person is not a Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (3) below);

(3)       solely for the purposes of determining the amount available for Restricted Payments under clause (b) of the definition of “Permitted Dividend Amount,” the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Subsidiary or its stockholders;

(4)       any gain or loss realized upon any Asset Sale (net of taxes, fees and expenses relating to the transaction giving rise thereto);

(5)       any net after-tax income or loss from discontinued operations; and

(6)       any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

“Consolidated Net Senior Secured Debt” shall mean, at any time of determination, all Indebtedness of the Company and its Subsidiaries secured by a Lien on any assets of the Company and its Subsidiaries, net of cash, Cash Equivalents and restricted cash on hand.

“Consolidated Net Tangible Assets” shall mean, at any time of determination, the total assets of the Credit Parties on a consolidated basis less the sum of (a) the goodwill, net, and other intangible assets and (b) all current liabilities, in each case, reflected on the most recent consolidated balance sheet required to be delivered pursuant to Section 7.01(a) or (b), determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Converted Loan” shall mean with respect to any Lender on the Restatement Effective Date, the portion, if any, of such Lender’s Original Loan that such Lender has consented to have converted to an Extended Loan on the Restatement Effective Date pursuant to Section 2.01(a).

“Credit Documents” shall mean this Agreement, the ABL/Term Loan Intercreditor Agreement and each Note, each Security Document, each Joinder Agreement, each Guarantee and each Incremental Term Commitment Agreement.

“Credit Event” shall mean the making of any Loan.

“Credit Party” shall mean the Company and each Subsidiary Guarantor.

“DBTCA” shall mean Deutsche Bank Trust Company Americas, in its individual capacity, and any successor thereto by merger.

“Debt Agreements” shall mean all agreements evidencing or relating to material Indebtedness of the Company or any of its Subsidiaries to the extent such agreement is to remain outstanding after giving effect to the incurrence of the Loans and the ABL Loans on the Restatement Effective Date.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to pay over to the Administrative Agent or any other Lender any amount (other than a de minimis amount) required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (b) with respect to which a Bankruptcy Event has occurred (or with respect to any holding company parent of such Lender a Bankruptcy Event has occurred).

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Designated Noncash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate executed by an Authorized Officer of the Company setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)       matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

(2)       is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the latest then applicable Final Maturity Date and for consideration that is not Qualified Stock;

provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company or any Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the latest then applicable Final Maturity Date shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the Event of Default in Section 9.10 and such Capital Stock specifically provides that the Company or such Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to the Company’s repayment and termination of the Credit Agreement.

“Dividends” with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, members or other equity owners or authorized or made any other distribution, payment or delivery of property or cash to its stockholders, members or other equity owners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock or other equity securities outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity securities of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities).

“Documents” shall mean and include the Refinancing Documents, the ABL Credit Documents and the Credit Documents.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of the Company that is incorporated or organized in the United States or any State or territory thereof.

“ECF Percentage” shall mean (a) if the Senior Secured Net Leverage Ratio as of the end of the respective Excess Cash Payment Period is greater than or equal to 3.00:1.00, 50%, (b) if such Senior Secured Net Leverage Ratio is less than 3.00:1.00 but greater than or equal to 2.50:1.00, 25% and (c) if such Senior Secured Net Leverage Ratio is less than 2.50:1.00, 0%. Notwithstanding the foregoing, the

ECF Percentage shall be 50% during any period in which there exists or is continuing a Default or an Event of Default.

“Eligible Transferee” shall mean and include a commercial bank, financial institution or other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Company and its Subsidiaries and Affiliates.

“Embargoed Person” shall mean any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other law.

“Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by the Company or any Subsidiary (or with respect to an employee benefit plan subject to Title IV of ERISA, any ERISA Affiliate) or with respect to which the Company or any Subsidiary could incur liability.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, an natural resources such as wetlands, flora and fauna.

“Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter “Claims”) or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions, damages, penalties or fines pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any and all Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, legally binding guideline or written policy and rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the Environment, employee health or safety or Hazardous Material, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; any state, local or foreign counterparts or equivalents, in each case as amended.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, taken together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and 414(o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability to the PBGC under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan, from the Company or any ERISA Affiliate of any notice, concerning the imposition of “withdrawal liability” (within the meaning of Section 4201 of ERISA) or a determination that a Multiemployer Plan is or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the failure to make by its due date a required contribution under Section 430(j) of the Code with respect to a Plan or the failure to make any required contribution to a Multiemployer Pension Plan; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Pension Plan; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Company or any ERISA Affiliate.

“Eurodollar Loan” shall mean each Loan designated as such by the Company at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean, with respect to any Eurodollar Loan for any Interest Period, (a) the rate offered quotation to first-class banks in the London interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (in its capacity as a Lender) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that in the event that such rate is not available at such time for any reason, then this component of the “Eurodollar Rate” with respect to such Eurodollar Loan for such Interest Period shall be the offered quotation to first-class banks in the interbank Eurodollar market by DBTCA for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of DBTCA with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; divided (and rounded off to the nearest 1/1000 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, further, that the Eurodollar Rate shall not be less than 1.75%.

“Event of Default” shall have the meaning provided in Section 9.

“Excess Cash Flow” shall mean, for any period, the difference between (a) the sum of (i) Consolidated EBITDA for such period and (ii) the decrease, if any, in Adjusted Working Capital from the first day to the last day of such period, and (b) the sum of (i) an amount equal to the amount of Capital Expenditures (but excluding Capital Expenditures financed with equity or Indebtedness (other than with ABL Loans)) made during such period, (ii) without duplication of amounts deducted under preceding clause (b)(i), the amounts expended by the Company and its Subsidiaries in respect of Permitted Acquisitions (but excluding Permitted Acquisitions financed with equity or Indebtedness other than with Loans or ABL Loans), (iii) the aggregate amount of permanent principal payments of Indebtedness of the Company and its Subsidiaries (but excluding repayments of (A) Indebtedness made with the proceeds of equity or with other Indebtedness (other than with the Loans), (B) Loans; provided that repayments of the Loans shall be deducted in determining Excess Cash Flow if such repayments were made pursuant to regularly scheduled mandatory amortization payments thereof, and (C) ABL Loans), during such period, (iv) the increase, if any, in Adjusted Working Capital from the first day to the last day of such period, (v) an amount of cash spent during such period with respect to expenses accrued on the Company’s balance sheet in connection with the Transaction or a Permitted Acquisition including purchase accounting reserves, (vi) the aggregate amount of Dividends paid during such period under Section 8.03(iii), (vii) cash taxes paid by the Company and its Subsidiaries, (viii) reductions in purchase accounting reserves or reductions in other long term liabilities on the balance sheet of the Company for each Excess Cash Payment Period; and (ix) Consolidated Cash Interest Expense for such period.

“Excess Cash Payment Date” shall mean the date occurring 90 days after the last day of each fiscal year of the Company (beginning with its fiscal year ended November 30, 2011).

“Excess Cash Payment Period” shall mean, with respect to the repayment required on each Excess Cash Payment Date the immediately preceding fiscal year of the Company (beginning with its fiscal year ending November 30, 2011).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Indebtedness” shall mean the Company Existing Indebtedness and the Acquired Business Existing Indebtedness.

“Existing Lender” shall mean each Lender under this Agreement that was a “Lender” under and as defined in the Original Credit Agreement immediately prior to Restatement Effective Date.

“Existing Mortgaged Properties” shall have the meaning provided in Section 5(s).

“Expenses” shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of the Administrative Agent or the Collateral Agent in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Agreement or the Collateral Agent under any Security Document, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent (and the Collateral Agent) in opening lender accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent (and the Collateral Agent) due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent) relating thereto, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent and the Collateral Agent, fees and taxes related to the filing of financing statements, costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

“Extended Loan” shall mean an Original Loan that is converted to an Extended Loan on the Restatement Effective Date pursuant to Section 2.01(a).

“Fair Market Value” shall mean, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between an willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $25,000,000 shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Administrative Agent.

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Company and its Subsidiaries (taken as a whole and determined on an enterprise basis), would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Federal Funds Rate” shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Final Maturity Date” shall mean (a) in respect of the Loans, May 31, 2017 and (b) in respect of any Incremental Loans, May 31, 2017 or such later date as specified in the respective Incremental Term Commitment Agreement.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens (excluding Permitted Liens as described in clause (y) of Section 8.01(v), but taking into account the relative priorities set forth in the ABL/Term Loan Intercreditor Agreement) applicable to such Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 8.01) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

“Flood Hazard Property” means a Mortgaged Property and/or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having flood or mudslide hazards.

“Foreign Holdco” means Decorative Products Thailand, Inc., OMNOVA Wallcovering (USA) Inc. and any other Subsidiary which has no material assets other than the stock of Subsidiaries that are CFCs (which shall be indicated as a “Foreign Holdco” on the Joinder Agreement, perfection certificate or a perfection certificate supplement, when required to be delivered), in all cases provided that and so long as Decorative Products Thailand, Inc., OMNOVA Wallcovering (USA) Inc. or such other Subsidiary shall not engage in any business or activity other than (a) the ownership of CFCs, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of a CFC, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the execution and delivery of a guaranty of the ABL Facility (provided that if the guaranty of such Foreign Holdco of the Obligations is limited then the guaranty of the ABL Facility will be limited in substantially the same manner) and (f) activities incidental to the businesses or activities described in clauses (a) through (e) above.

“Foreign Pension Plan” shall mean any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or any Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean each Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of the Applicable Margins and Sections 4.02 and 8, and for all purposes of determining the Interest Coverage Ratio, Net Leverage Ratio and Senior Secured Net Leverage Ratio, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” or “Guarantees” shall mean and include the Subsidiary Guarantee executed by the Domestic Subsidiaries of the Company.

“Guaranteed Obligations” shall have the meaning provided in the Subsidiary Guarantees.

“Guarantor” shall mean each Subsidiary Guarantor.

“Hazardous Material” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos and asbestos containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials, substances, wastes, contaminants or pollutants in any form regulated under any applicable Environmental Law.

“Inactive Subsidiary” shall mean any Subsidiary of the Company that does not have any assets in excess of $100,000 or has not had revenues in excess of $100,000 for the Test Period then most recently ended.

“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Term Commitment on a given Incremental Term Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Term Commitment Agreement: (a) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Incremental Loans in an aggregate principal amount equal to the full amount of Incremental Term Commitments then provided had been incurred, and the proposed

Permitted Acquisition (if any) to be financed with the proceeds of such Incremental Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (b) the delivery by the Company to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the Company and certifying as to compliance with preceding clause (a); (c) the delivery by the Company to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Subsidiary Guarantor, acknowledging that such Incremental Term Commitment and all Incremental Loans subsequently incurred pursuant to such Incremental Term Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations” under the Subsidiaries Guarantee; (d) the delivery by the Company to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Restatement Effective Date pursuant to Section 5.01(c) as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (e) the delivery by the Company and the other Credit Parties to the Administrative Agent of such other officers’ certificates, board of director resolutions and evidence of good standing as the Administrative Agent shall reasonably request; and (f) the completion by the Company and the other Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Term Commitment.

“Incremental Loans” shall mean any loans incurred pursuant to an Incremental Term Commitment pursuant to Section 2.15.

“Incremental Scheduled Repayment” shall have the meaning provided in Section 4.02(a)(ii).

“Incremental Scheduled Repayment Date” shall have the meaning provided in Section 4.02(a)(ii).

“Incremental Term Commitment” shall mean, for any Lender or prospective Lender, any commitment by such Lender or prospective Lender to make Incremental Loans to the Company as agreed to by such Lender in the respective Incremental Term Commitment Agreement delivered pursuant to Section 2.15.

“Incremental Term Commitment Agreement” shall mean each Incremental Term Commitment Agreement in the form of Exhibit M (appropriately completed) executed in accordance with Section 2.15.

“Incremental Term Commitment Date” shall mean each date upon which an Incremental Term Commitment under an Incremental Term Commitment Agreement becomes effective, and the respective Incremental Loans are incurred, as provided in Section 2.15(b).

“Incremental Term Lender” shall have the meaning specified in Section 2.15(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause

(i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of the types described in clauses (i)–(v) above or (vii) below, and (vii) all net obligations or exposure under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement; provided that Indebtedness shall not include (a) payables and accrued expenses, in each case arising in the ordinary course of business or (b) other obligations with respect to noncompete and consulting agreements which are or were entered into in connection with a Permitted Acquisition.

“Intercompany Loans” shall have the meaning provided in Section 8.05(vii).

“Intercompany Note” shall mean promissory notes, substantially in the form of Exhibit I evidencing Intercompany Loans.

“Interest Coverage Ratio” shall mean for any Test Period, the ratio of Consolidated EBITDA for such Test Period to Consolidated Interest Expense for such Test Period. All calculations of the Interest Coverage Ratio shall be made on a pro forma basis.

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit N (appropriately completed).

“Joint Lead Arrangers” shall mean Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

“Lender” shall mean each Person listed on Schedule 1.01(b), as well as any Person which becomes a “Lender” hereunder pursuant to Section 2.15 or 11.04(b).

“Lender Addendum” shall mean an Addendum, in the form of Exhibit O, appropriately completed and executed and delivered by a Lender to the Administrative Agent pursuant to which such Lender (x) if a Lender party to the Original Credit Agreement, (i) consents to the amendment and restatement of the Original Credit Agreement pursuant to this Agreement, (ii) to the extent indicated in such Addendum, elects to convert all or a portion of its Original Loans to Extended Loans and (iii) to the extent indicated in such Addendum, elects to provide a Commitment in respect of New Loans and (y) if otherwise, becomes a party hereto and elects to provide a Commitment in respect of New Loans.

“Lending Affiliate” shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, leasehold mortgagee, leasehold deed of trust, leasehold deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall have the meaning provided in Section 2.01; provided that following any Incremental Term Commitment Date the term “Loans” shall include any Incremental Loans.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, the operations, business, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, the Collateral or any guarantor of the Obligations; (b) a material impairment of the Company or any Affiliate of the Company to perform under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Credit Document to which it is a party.

“Minimum Amount” shall mean (i) with respect to Types of Loans maintained as Euro-dollar Loans, $5,000,000 (and multiples of $1,000,000 in excess thereof or as the Administrative Agent may otherwise agree) and (ii) with respect to Types of Loans maintained as Base Rate Loans, $1,000,000 (and multiples of $1,000,000 in excess thereof or as the Administrative Agent may otherwise agree).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” or “Mortgages” shall mean a mortgage, deed of trust or deed to secure debt, or similar documents and corresponding UCC fixture filings in form and substance reasonably satisfactory to the Collateral Agent (as may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof), and, after the execution and delivery thereof, shall include each Additional Mortgage.

“Mortgage Policies” shall have the meaning provided in Section 5(r) and, after the execution and delivery of any Additional Mortgage, shall include each Mortgage Policy delivered in connection therewith pursuant to Section 7.11.

“Mortgaged Properties” shall mean the Existing Mortgaged Properties and the New Mortgaged Properties, collectively, and after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale (including brokerage fees, if any, and payment of principal, premium and interest of Indebtedness (other than the Loans) required to be repaid as a result of such Asset Sale) and (y) incremental Federal, state and local taxes paid or payable as a result thereof and (b) with respect to any Recovery Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Recovery Event.

“Net Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Net Debt on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Net Leverage Ratio shall be made on pro forma basis.

“New Loan” shall have the meaning provided in Section 2.01(b).

“New Mortgaged Properties” shall have the meaning provided in Section 5(r).

“Non-Guarantor Subsidiary” shall mean Muraspec N.A. LLC and OMNOVA Overseas, Inc. (to the extent such entities continue to have de minimis assets).

“Note” shall have the meaning provided in Section 2.05(a).

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Jacksonville, Florida 32256, Attention: Melissa Brennan or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Original Closing Date” shall mean May 22, 2007.

“Original Loan” shall mean each “Loan” outstanding under the Original Credit Agreement immediately prior to the effectiveness of this Agreement on the Restatement Effective Date; provided that upon the effectiveness of this Agreement on the Restatement Effective Date, each Converted Loan shall cease to be an Original Loan.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations of currency values or commodity prices.

“Participant Register” shall have the meaning provided in Section 11.04(a).

“Patriot Act” shall have the meaning provided in Section 11.15.

“Payment Office” shall mean in respect of all Loans made to the Company, Fees and, all other amounts owing under this Agreement, the office of the Administrative Agent located at 5022 Gate

Parkway, Jacksonville, Florida 32256, Attention: Melissa Brennan, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” means a Plan that is also a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” shall mean the acquisition by the Company of all or substantially all of the assets of a Person constituting, or more than 50% of the equity securities of a Person engaged in, a business (the “Target”), in each case subject to the satisfaction of the following conditions:

(i)       such Permitted Acquisition shall only involve a business, or those assets of a business, in the lines of business conducted by the Company and its Subsidiaries on the Restatement Effective Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with the Company’s existing and future technology, trademarks and patents, and which business would not subject the Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Credit Documents other than approvals applicable to the exercise of such rights and remedies with respect to the Company prior to such Permitted Acquisition and other than as required by local law in connection with the exercise of rights and remedies applicable to Capital Stock or other securities of Foreign Subsidiaries pledged to the Collateral Agent for the benefit of the Lenders;

(ii)       such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(iii)       no additional Indebtedness shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Company and the Target after giving effect to such Permitted Acquisition, except ordinary course payables, accrued expenses and unsecured Indebtedness of Target or as otherwise permitted by Section 8.04; and

(iv)       the Target shall have positive Consolidated EBITDA (substituting the Target for the “Company” in the definition thereof) for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target’s financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition; provided that the foregoing limitations of this clause (iv) shall not apply to Permitted Acquisitions the consideration for which does not exceed $10,000,000 in the aggregate in any fiscal year.

Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 8.05(xv) are met with respect thereto.

“Permitted Debt” shall mean subordinated or senior unsecured Indebtedness of the Company, provided that (a) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or other payment of principal prior to the maturity date of the Loans, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default and (b) the covenants, events of default, guarantees and other terms for such Indebtedness (provided that such Indebtedness shall have interest rates and redemption premiums determined by the board of directors of the Company to be market rates and premiums at the time of incurrence of such Indebtedness), taken as a whole, are determined by the board of directors of the Company to be market terms on the date of incurrence and in any event are not more restrictive on the Company and the Subsidiaries, or materially less favorable to the Lenders, than the terms of the Credit Documents and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions, provided that a certificate of an Authorized Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness and drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which is disagrees).

“Permitted Dividend Amount” shall mean, at any time, an amount equal to the sum of (a) $40,000,000, plus (b) if positive, an amount equal to 50% of Consolidated Net Income for the period from the Restatement Effective Date to the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or (b), minus if negative, 100% of such loss for such period.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Collateral Agent and Administrative Agent in their reasonable discretion.

“Permitted Liens” shall have the meaning provided in Section 8.01.

“Permitted Refinancing ABL Credit Facility” shall mean a credit facility entered into by one or more Credit Parties that refinances in full the ABL Loans and ABL Letters of Credit, so long as (a) such credit facility does not contain mandatory repayment provisions other than those of the type set forth in the ABL Credit Agreement and so long as same are no more restrictive on the Company and its Subsidiaries than those contained in the ABL Credit Agreement, (b) such refinancing does not (i) increase the available credit to an amount in excess of the amount permitted by clause (vii) of Section 8.04 or (ii) provide for any guarantees or security other than guarantees from one or more Guarantors and security in all or any portion of the Collateral, (c) to the extent then in effect, such credit facility is subject to the ABL/Term Loan Intercreditor Agreement, and (d) the other terms and conditions thereof, when taken as a whole, are no more restrictive on the Company and its Subsidiaries than those contained in the ABL Credit Agreement.

“Permitted Refinancing Indebtedness” shall mean Indebtedness of the Company or any Subsidiary issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend or renew existing Indebtedness (“Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such refinancing, refunding, extending or renewing Indebtedness is not greater than the sum of (i) the principal amount (or accreted value, if applicable) of such Refinanced Indebtedness plus (ii) an amount equal to unpaid accrued interest and premium thereon and fees and expenses reasonably incurred in connection with such refinancing, refunding, extension or renewal, (b) such refinancing, refunding, extending or renewing Indebtedness has a final maturity that is no earlier than the final maturity of, and a weighted average life to maturity that is no shorter than the remaining weighted average life of, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending or renewing Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders and (d) such refinancing, refunding, extending or renewing Indebtedness does not contain mandatory redemption or prepayment rights on the part of the borrower or issuer of such Indebtedness or redemption or prepayment rights exercisable by the holder of such Indebtedness, that in either case would require payment of greater amounts or at earlier dates by the borrower or issuer of such Indebtedness than the Indebtedness so refinanced, refunded, extended or renewed; provided, further, that Permitted Refinancing Indebtedness shall not include (i) Indebtedness of the Company or a Guarantor that refinances, refunds, extends or renews Indebtedness of a Subsidiary that is not a Guarantor or (ii) Indebtedness of a Subsidiary that is not a Guarantor that refinances, refunds, extends or renews Indebtedness of the Borrower or a Guarantor.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement” shall mean the pledge agreement substantially in the form of Exhibit F.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledged Securities” shall have the meaning provided in the Pledge Agreement.

“Pledgee” shall have the meaning provided in the Pledge Agreement.

“Prime Lending Rate” shall mean the rate which DBTCA announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“pro forma basis” and “pro forma effect” shall mean on a basis in accordance with GAAP and Regulation S-X unless otherwise reasonably satisfactory to the Administrative Agent.

“Projections” shall mean the projections that are contained in the Confidential Information Memorandum and that were prepared by or on behalf of the Company, the Acquired Business and their respective Subsidiaries and delivered to the Administrative Agent and the Lenders prior to the Restatement Effective Date.

“Qualified Credit Party” shall mean the Company and each Wholly-Owned Subsidiary Guarantor.

“Qualified Stock” shall mean any Capital Stock of the Company or a Subsidiary other than Disqualified Stock.

“Quarterly Payment Date” shall mean the last Business Day of each February, May, August and November.

“RCRA” shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recovery Event” shall mean the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any Mortgaged Property, and (ii) under any policy of insurance required to be maintained under Section 7.03 as relating to any Mortgaged Property.

“Refinanced Term Loans” shall have the meaning provided in Section 11.12(d).

“Refinancing” shall mean the indefeasible repayment in full of the Existing Indebtedness, or, in the case of Converted Loans, the conversion of such Loans to Extended Loans pursuant Section 2.01(a) of this Agreement.

“Refinancing Documents” shall mean all documents entered into to effect the Refinancing.

“Register” shall have the meaning provided in Section 11.13.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Replacement Term Loans” shall have the meaning provided in Section 11.12(d).

“Repricing Transaction” shall mean the prepayment or refinancing of all or a portion of the Loans with the incurrence by any Loan Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Loans and having an effective interest cost or weighted average yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Loans.

“Required Lenders” shall mean Lenders the sum of whose outstanding Loans constitute greater than 50% of the sum of the total outstanding Loans; provided that the Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties.

“Restatement Effective Date” shall mean the date on which the conditions set forth in Section 5 have been satisfied.

“Returns” shall have the meaning provided in Section 6.09.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Scheduled Repayment Dates” shall have the meaning provided in Section 4.02(a).

“Scheduled Repayments” shall have the meaning provided in Section 4.02(a).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b).

“Secured Creditors” shall have the meaning assigned to that term in the Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have mean the security agreement substantially in the form of Exhibit G.

“Security Agreement Collateral” shall mean all “Collateral” as defined in each Security Agreement.

“Security Documents” shall mean the Pledge Agreement, the Security Agreement, each Mortgage, amended and restated Mortgage, and after the execution and delivery thereof, each Additional Security Document and any other related document, agreement or grant pursuant to which the Company or any of its Subsidiaries grants, protects or continues a security interest in favor of the Collateral Agent for the benefit of the Secured Creditors.

“Senior Note Indenture” shall mean the Indenture, dated as of November 3, 2010, entered into by and between the Company and Wells Fargo Bank, National Association, as trustee thereunder, with respect to the Senior Notes.

“Senior Notes” shall mean the 7 7/8% Senior Notes due 2018 issued by the Company under the Senior Note Indenture.

“Senior Secured Net Leverage Ratio” shall mean, at any time, the ratio of Consolidated Net Senior Secured Debt at such time to Consolidated EBITDA for the Test Period most recently ended. All calculations of the Senior Secured Net Leverage Ratio shall be made on pro forma basis.

“Stand Still Period” shall have the meaning provided in Section 9.04.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company; provided that except for Sections 6.14, 6.17, 7.01(h) and 7.12, any reference to Subsidiary of the Company shall exclude any entity to be formed for purposes of effecting transactions with the Asian Latex Businesses; provided further that at any time that the foregoing entity becomes a direct or indirect Wholly-Owned Subsidiary of the Company, the Company may at its option by written notice to the Administrative Agent designate such entity a Subsidiary for all purposes under this Agreement.

“Subsidiary Guarantor” shall mean each Domestic Subsidiary of the Company, whether existing on the Original Closing Date or established, created or acquired after the Original Closing Date, unless and until such time as the respective Domestic Subsidiary is released from all of its obligations under the Subsidiary Guarantee in accordance with the terms and provisions thereof. Notwithstanding the foregoing, no Non-Guarantor Subsidiary shall be a Subsidiary Guarantor except to the extent provided in the definition of Non-Guarantor Subsidiary.

“Target” shall have the meaning provided in the definition of “Permitted Acquisition.”

“Taxes” shall have the meaning provided in Section 4.04(a).

“Test Period” shall mean, at any time, each period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period).

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Transaction” shall mean (i) the consummation of the Refinancing, (ii) the Acquisition, (iii) the incurrence of the ABL Loans, if any, (iv) the incurrence of the New Loans hereunder and the conversion of Converted Loans to Extended Loans, in each case on the Restatement Effective Date, (v) the internal corporate reorganization transactions described on Schedule 1.01(c) hereto and (vi) the payment of fees and expenses in connection with the foregoing.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the products obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean any Domestic Subsidiary of the Company that is a Wholly-Owned Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean any Foreign Subsidiary of the Company that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock or other equity interests (other than (a) director’s qualifying shares and (b) any other shares of equity interests of a Foreign Subsidiary of the Company (not to exceed 5% of such Foreign Subsidiary’s total equity interests (determined on a fully diluted basis) required by law to be issued to Persons other than the Company and its Wholly-Owned Subsidiaries)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than a portion of such equity interest of any Foreign Subsidiary (not to exceed 5% of such Foreign Subsidiary’s total equity interest (determined on a fully diluted basis) required by law to be issued to Persons other than the Company and its Wholly-Owned Subsidiaries).

“Wholly-Owned Subsidiary Guarantor” shall mean any Wholly-Owned Subsidiary of the Company which is a Subsidiary Guarantor.

1.02       Effect of Restatement. All Original Loans owing by the Company to any Person under the Original Credit Agreement that have not been paid to such Persons on or prior to the Restatement Effective Date shall continue as Loans under this Agreement and from and after the Restatement Effective Date shall be payable as set forth herein and all interest, fees and other amounts owing in respect of such Loans shall accrue as provided under this Agreement; provided that on the Restatement Effective Date the Company shall repay the principal amount of all Original Loans not converted to Extended Loans on the Restatement Effective Date and provided further that all accrued and unpaid interest and fees upon all Original Loans through but excluding the Restatement Effective Date shall be paid in full on the Restatement Effective Date. This Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original Credit Agreement and on the Restatement Effective Date, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by this Agreement. Following the Restatement Effective Date, the Original Loans shall no longer be in effect and thereafter only Loans under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof.

SECTION 2.    Amount and Terms of Credit.

2.01    The Commitments. Subject to Section 1.02 and subject to and upon the other terms and conditions set forth herein, on the Restatement Effective Date:

(a)      each Converted Loan shall automatically be converted into a loan (each, an “Extended Loan” and collectively the “Extended Loans”), in the same principal amount of such Converted Loan and of the same Type as such Converted Loan, to the Company;

(b)      each Lender who has severally agreed to make a new term loan or loans, including Existing Lenders who have severally agreed to increase their loans (each a “New Loan” and collectively the “ New Loans”) to the Company, which (i) shall be incurred pursuant to a single Borrowing on the Restatement Effective Date and (ii) shall not exceed for any Lender an aggregate principal amount equal to such Lender’s New Commitment as of the Restatement Effective Date;

(c)      each Original Loan that is not a Converted Loan shall be repaid in full pursuant to the terms of Section 4.01 of the Original Credit Agreement; and

(d)      the Extended Loans and the New Loans shall be treated, for all purposes under this Agreement and under the other Credit Documents, as a single class of loans and shall collectively be referred to as “Loans.” All Loans (i) shall be made and maintained in Dollars and (ii) at the option of the Company, may be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans. Once repaid, Loans incurred hereunder may not be reborrowed.

2.02    Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing shall not be less than the Minimum Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans hereunder (or such greater number as may be acceptable to the Administrative Agent).

2.03    Notice of Borrowing.

(a)      With respect to any New Loans to be made on the Restatement Effective Date, the Company shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of each New Loan, which New Loans shall be of the same Type as the Extended Loans and, if the Extended Loans are Eurodollar Loans, of the same Interest Period as the Extended Loans. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), shall be irrevocable and shall be given by the Company in the form of Exhibit A, appropriately completed to specify (i) the date of such incurrence (which shall be a Business Day), (ii) the aggregate principal amount of the Loans to be made and (iii) in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly (and in any event within one Business Day after its receipt of a Notice of Borrowing) give each Lender notice of such proposed incurrence, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)      Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such incurrence, believed by the Administrative Agent, in good faith to be from an Authorized Officer of the Company prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such incurrence of Loans absent manifest error.

2.04    Disbursement of Funds. No later than 12:00 Noon (New York time) on the Restatement Effective Date, each Lender will make available its pro rata portion of each such Borrowing of New Loans requested to be made on such date, in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Company at the Payment Office in immediately available funds, the aggregate of the amounts so made available by the Lenders prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the Company, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05    Notes.

(a)      At the request of any Lender, the Company’s obligation to pay the principal of, and interest on, the Loans made by such Lender to the Company shall be evidenced by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(b)      The Note issued by the Company to any Lender shall (i) be executed by the Company, (ii) be payable to the order of such Lender and be dated the date of issuance, (iii) be in a stated principal amount equal to the aggregate initial principal amount of the Loans of such Lender, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Guarantees and be secured by the Security Documents.

(c)      Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Company’s obligations in respect of such Loans.

(d)      Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, obtain, maintain or produce a Note evidencing its Loans to the Company shall affect or in any manner impair the obligations of the

Company to pay the Loans (and all related Obligations) incurred by the Company which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or Guarantees therefor provided pursuant to any Credit Document. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (c). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Company shall (at its expense) promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06    Conversions. The Company shall have the option to convert on any Business Day all or a portion equal to at least the applicable Minimum Amount of the outstanding principal amount of the Loans made to the Company pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing or Borrowings of another Type of Loan; provided that (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Amount, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Default or Event of Default is in existence on the date of the conversion (unless the Administrative Agent and the Required Lenders otherwise agree) and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion (other than automatic conversions pursuant to the last paragraph of Section 2.09) shall be effected by the Company giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days’ prior written notice (each, a “Notice of Conversion”) specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07    Pro Rata Borrowings. All Borrowings of New Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments in respect of New Loans. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make New Loans hereunder and that each Lender shall be obligated to make the New Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

2.08    Interest.

(a)      Subject to Section 1.02 (with respect to accrued interest and unpaid interest on Original Loans prior to the Restatement Effective Date), the Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Company to (but excluding) the earlier of the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

(b)      Subject to Section 1.02 (with respect to accrued interest and unpaid interest on Original Loans prior to the Restatement Effective Date), the Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Company to (but excluding) the earlier of the conversion or maturity (whether by acceleration or otherwise) of such Eurodollar Loan, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

(c)      Overdue principal and, to the extent permitted by law, overdue interest in respect of each shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Loans that are maintained at Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.

(d)      Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)      Upon each Interest Determination Date, the Administrative Agent shall determine the respective interest rate for each Interest Period applicable to the Eurodollar Loans for which such determination is being made and shall promptly notify the Company and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09    Interest Periods. At the time it gives any Notice of Borrowing in respect of the making of the New Loans on the Restatement Effective Date, or any Notice of Conversion in respect of the conversion of any Loan (in the case of the initial Interest Period applicable thereto) or no later than 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period), the Company shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each, an “Interest Period”) applicable to such Loan, which Interest Period shall, at the option of the Company, be a one, two, three or six-month period, or such shorter period as the Administrative Agent may agree in its sole discretion, or if agreed upon by each Lender making such Eurodollar Loan, a nine or twelve-month period; provided that:

(i)      all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)      the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)      if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)      if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v)      no Interest Period may be selected at any time when a Default or an Event of Default is then in existence (unless the Administrative Agent and the Required Lenders otherwise agree); and

(vi)      no Interest Period shall be selected which extends beyond the Final Maturity Date.

If by 12:00 Noon (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Company has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10    Increased Costs, Illegality, etc.

(a)      In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i)      on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

(ii)      at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan which such Lender deems to be material because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request (a “Change in Law”), which (A) changes the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for (I) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender, or any franchise tax based on the net income or profits of such Lender, in either case pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender’s principal office or applicable lending office is located or any subdivision thereof or therein and (II) Taxes for which a payment is required pursuant to Section 4.04(a)), (B) with respect to Eurodollar Loans, changes official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (C) with respect to Eurodollar Loans, imposes any other condition affecting such Lender or the London interbank market or the position of such Lender in such market; or

(iii)      at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Lender in good faith with any governmental request made after the date of this Agreement (whether or not having force of law) or (z) impracticable as a result of a Change in Law which materially and adversely affects the London interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i)) shall promptly give notice (by telephone confirmed in writing) to the Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative

Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, based on averaging and attribution methods among customers which are reasonable, submitted to the Company by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Company shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)      At any time that any Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (x) if the affected Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Company was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent and the affected Lender, require the affected Lender to convert such Loan into a Base Rate Loan or repay such Loan in full; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c)      If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such other corporation’s capital or assets as a consequence of such Lender’s Commitment or Loans hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or such other corporation’s policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the penultimate sentence of this clause (c), the Company agrees to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. In determining such additional amounts, each Lender will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Company (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Company’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice except as provided in Section 2.14. A Lender’s reasonable good faith determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

2.11    Compensation. The Company agrees to compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans (but excluding loss of profits)) which such Lender has sustained: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 9 or as a result of the replacement of a Lender pursuant to Section 2.13 or 11.12(b)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b).

2.12    Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or Section 4.04 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Company or the right of any Lender provided in Sections 2.10 and 4.04.

2.13    Replacement of Lenders.

(a)      (i) If any Lender refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 11.12(b), (ii) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or Section 4.04 with respect to any Lender which results in such Lender charging to the Company increased costs or (iii) any Lender becomes a Defaulting Lender, the Company shall have the right, in accordance with the requirements of Section 11.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with an Eligible Transferee or Transferees (collectively, the “Replacement Lender”), reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with the assignment fee payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 and (ii) all obligations of the Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

(b)      Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso contained in Section 2.13(a) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced

Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement (including, without limitation, Sections 2.10, 2.11, 4.04, 11.01 and 11.06), which shall survive as to such Replaced Lender.

2.14    Limitations on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 2.10 or 2.11 of this Agreement, unless a Lender gives notice to the Company that it is obligated to pay an amount under the respective Section within 180 days after the date such Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Company pursuant to said Section 2.10 or 2.11, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Company that it is obligated to pay the respective amounts pursuant to said Section 2.10 or 2.11 as the case may be; provided that if the circumstances giving rise to such claims have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. This Section 2.14 shall have no applicability to any Section of this Agreement other than said Sections 2.10 or 2.11.

2.15    Incremental Term Commitments.

(a)      The Company shall have the right in coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Restatement Effective Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) satisfactory to the Administrative Agent (with such consent not to be unreasonably withheld) provide Incremental Term Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Incremental Loans pursuant thereto; provided, however, that (i) no Lender shall be obligated to provide an Incremental Term Commitment as a result of any such request by the Company, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Commitment and executed and delivered to the Administrative Agent an Incremental Term Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Incremental Loans, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Commitment without the consent of any other Lender, (iii) at the time of the incurrence of any Incremental Loans and immediately after giving effect thereto and the use of proceeds thereof, determined on a pro forma basis, the Interest Coverage Ratio shall be greater than 2.00:1.00, (iv) the aggregate principal amount of Incremental Loans that may be incurred under this Section 2.15 shall not exceed the greater of (A) $75,000,000 and (B) an aggregate principal amount such that, at the time of the incurrence of any Incremental Loans and immediately after giving effect thereto, determined on a pro forma basis, the Senior Secured Net Leverage Ratio for the most recently ended Test Period shall be 2.00:1.00 or lower, (v) all Incremental Loans made pursuant to an Incremental Term Commitment (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Subsidiary Guarantee, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Subsidiaries Guarantee, (vi) the maturity date of any Incremental Loans shall not be earlier than the Final Maturity Date, (vii) the Weighted Average Life to Maturity of any such Incremental Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Loans, (viii) in the event the initial yield on any Incremental Loan (as reasonably determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurodollar Rate on such Incremental Loan, (y) if such Incremental Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any of its Subsidiaries for doing so (but excluding any arrangement fees not paid to the Lenders thereof generally) (the amount of such discount or fee, expressed as a percentage of the Incremental Loans, being referred to herein as “OID”), the amount of such OID (based on an assumed four year weighted average life) and (z) any minimum Eurodollar rate applicable to such Incremental Loans, the “Incremental Yield”) exceeds the initial yield on the existing Loans by more than 50 basis points (taking into account the same factors in making the determination of the yield on the Incremental Loans and assuming a weighted average life of four years; the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Loans shall automatically be increased by the Yield Differential, effective upon the making of the Incremental Loans; (ix) (A) any amortization payments in respect of Incremental Loans shall be no more than ratable with amortization payments in respect of the existing Loans and (B) any Incremental Loans shall otherwise be no more than pari passu with the existing Loans with respect to mandatory prepayments and other prepayment rights, and (x) except as provided in clauses (vi)-(ix) above, the terms applicable to such Incremental Loans (including the interest rates applicable thereto) shall be reasonably satisfactory to the Administrative Agent and as set forth in the respective Incremental Term Commitment Agreement.

(b)      At the time of the provision of Incremental Term Commitments pursuant to this Section 2.15, the Company, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Commitment (each, an “Incremental Term Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Commitment Agreement, with the effectiveness of such Incremental Term Lender’s Incremental Term Commitment to occur (and with the respective Incremental Loans to be made) on the date set forth in such Incremental Term Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon upfront or arrangement fees), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Term Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Commitment Agreement and to the extent requested by any Incremental Term Lender, a Note will be issued, at the Company’s expense, to such Incremental Term Lender in conformity with the requirements of Section 2.05.

SECTION 3. Fees; Reductions of Commitment.

3.01    Agent Fees. The Company agrees to pay to each Agent, for its own account, such fees as are agreed to in writing by the Company and each Agent from time to time.

3.02    Mandatory Reduction of Commitments.

(a)      The Commitment of each Lender shall terminate in its entirety on the Restate-ment Effective Date (after giving effect to the incurrence of Loans on such date).

(b)      Each Incremental Term Commitment made pursuant to an Incremental Term Commitment Agreement shall be terminated in its entirety on the respective Incremental Term Commitment Date, in each case after giving effect to the making of the respective Incremental Loans on such date.

SECTION 4.    Prepayments; Payments; Taxes.

4.01    Voluntary Prepayments. The Company shall have the right to prepay Loans, without premium or penalty (except for amounts owing under Section 2.11), in whole or in part from time to time on the following terms and conditions:

(i)      the Company shall give the Administrative Agent at its Notice Office (A) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans or (B) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

(ii)      each partial prepayment in respect of any Loans shall be in an aggregate principal amount of at least the applicable Minimum Amount and, if greater, in integral multiples as set forth in the definition of Minimum Amount; provided that no such voluntary partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Amount;

(iii)      each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and

(iv)      each prepayment of Loans pursuant to this Section 4.01 shall be applied to the then remaining Scheduled Repayments and Incremental Scheduled Repayments in such order as the Company shall specify to the Administrative Agent in writing at the time of such prepayment, and if the Company fails to so specify the application of such prepayment at the time of such prepayment, then such prepayment shall be applied to reduce the then remaining Scheduled Repayments and Incremental Scheduled Repayments in direct order of maturity (based upon the then remaining principal amount of each such Scheduled Repayment and Incremental Scheduled Repayment).

The foregoing notwithstanding, in the event that, on or prior to the first anniversary of the Restatement Effective Date, the Company (x) makes any prepayment of Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, without duplication, (I) in the case of clause (x), a prepayment premium of 1% of the principal amount of the Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate principal amount of the applicable Loans outstanding immediately prior to such amendment and that is prepaid or refinanced pursuant to such amendment with the incurrence of long-term bank debt financing.

4.02    Mandatory Repayments.

(a)     (i) In addition to any other mandatory repayments pursuant to this Section 4.02, on the last Business Day of each fiscal quarter (beginning with the last Business Day of February, 2011) (each, a “Scheduled Repayment Date”), the Company shall repay a principal amount of the Loans, to the extent then outstanding, as is set forth opposite each such fiscal quarter below or the Final Maturity Date, as applicable (each such repayment, as the same may be reduced as provided in Section 4.01 or 4.02(f), a “Scheduled Repayment”):

Scheduled Repayment Dates	Amount

Each fiscal quarter ending from February 28, 2011 through May 31, 2017	$500,000

The Final Maturity Date	All remaining amounts

(ii)      In addition to any other mandatory repayments pursuant to this Section 4.02, the Company shall be required to make, with respect to Incremental Loans, to the extent then outstanding, scheduled amortization payments of such Incremental Loans on the dates and in the principal amounts set forth in the respective Incremental Term Commitment Agreement (each such date, an “Incremental Scheduled Repayment Date,” and each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(f), an “Incremental Scheduled Repayment”).

(b)      In addition to any other mandatory repayments pursuant to this Section 4.02, within one Business Day following each date after the Restatement Effective Date upon which the Company and/or any of its Subsidiaries receives any proceeds from any incurrence of Indebtedness (excluding any Indebtedness permitted to be incurred pursuant to Section 8.04 as such Section 8.04 is in effect on the Restatement Effective Date), an amount equal to 100% of the cash proceeds therefrom (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g).

(c)      In addition to any other mandatory repayments pursuant to this Section 4.02, within one Business Day following each date on and after the Restatement Effective Date upon which the Company and/or any of its Subsidiaries receives Cash Proceeds from any Asset Sale (in excess of $15,000,000 per fiscal year of the Company in the case of any Asset Sale pursuant to Section 8.02(ii)), an amount equal to 100% of the Net Cash Proceeds therefrom (or such excess in the case of any Asset Sale pursuant to Section 8.02(ii)) shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g); provided that such Net Cash Proceeds shall not be required to be so applied on such date if no Default or Event of Default then exists and the Company delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used either to purchase (i) assets used or to be used in the business of the Company or its Subsidiaries in compliance with this Agreement or (ii) equity interests in a Person engaged in a business of a type described in Section 8.10 in connection with a Permitted Acquisition, in each case within 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided, further, that if all or any portion of such Net Cash Proceeds not so applied in accordance with Sections 4.02(f) and (g) are not so used within such 270 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above in this Section 4.02(c).

(d)      In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the remainder of (A) applicable ECF Percentage of the Excess Cash Flow for the relevant Excess Cash Payment Period minus (B) the aggregate principal amount of all voluntary prepayments of ABL Loans and Loans (but, in the case of the ABL Loans, only to the extent accompanied by a voluntary reduction to the “Commitments” as defined in the ABL Credit Agreement) during such period, in each case to the extent made with internally generated funds shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g).

(e)      In addition to any other mandatory repayments pursuant to this Section 4.02, within 10 days following each date after the Restatement Effective Date on which the Company or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g); provided that so long as no Default or Event of Default then exists and to the extent such proceeds do not exceed $30,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Company has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be (or have been, as the case may be) used to repair, replace or restore any properties or assets in respect of which such proceeds were paid or purchase assets used or to be used in the business of the Company or its Subsidiaries in compliance with this Agreement (i) within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) or (ii) on or after the date of the event giving rise to the relevant Recovery Event so long as such date is not more than 60 days prior to the date of such Recovery Event (which certificate shall set forth the amounts of the proceeds actually expended); provided, further, that if all or any portion of such proceeds not required to be applied in accordance with Sections 4.02(f) and (g) pursuant to the preceding proviso are not so used within the periods provided in the immediately preceding proviso, such remaining portion shall be applied on the last day of such period as a mandatory repayment in accordance with the requirements of Sections 4.02(f) and (g).

(f)      Each amount required to be applied pursuant to Sections 4.02(b), (c), (d) and (e) in accordance with this
Section 4.02(f) shall be applied to repay the outstanding principal amount of Loans; provided, however, that (x) if at the time of any mandatory repayment pursuant to this Section 4.02(f) the ABL Borrowing Availability is less than $20,000,000 (or, in the case of amounts required to be applied pursuant to Section 4.02(d), $25,000,000, such mandatory repayment instead shall be applied (i) first, to repay the outstanding principal amount of the ABL Loans in an amount necessary to cause the ABL Borrowing Availability to be equal to $20,000,000 (or, in the case of amounts required to be applied pursuant to Section 4.02(d), $25,000,000), and (ii) second, to repay the outstanding principal amount of the Loans, and (y) without limiting the provisions of preceding subclause (x), if as part of any Asset Sale or Recovery Event, any Collateral is being sold or has been damaged or taken (as the case may be) that is used in calculating the Borrowing Base (as defined in the ABL Credit Agreement) then the amount of the Net Cash Proceeds from such Asset Sale or the net proceeds from such Recovery Event (as the case may be) that is attributable to such Collateral shall be applied to the outstanding ABL Loans in an amount equal to the value of such Collateral for which credit is given in such Borrowing Base (immediately prior to such Asset Sale or Recovery Event), and the remaining portion of such Net Cash Proceeds or net insurance proceeds shall be applied as a mandatory repayment in accordance with the requirements of Section 4.02(c) or (e), as the case may be.

(g)      With respect to each repayment of Loans required by this Section 4.02, the Company may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Loans were made; provided that: (i) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Amount, such Borrowing shall be immediately converted into a Borrowing of Base Rate Loans; (ii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; (iii) each repayment shall be applied to all outstanding Incremental Loans on a pro rata basis; and (iv) each prepayment of Loans and Incremental Loans pursuant to this Section 4.02 shall be applied to the then remaining Scheduled Repayments and Incremental Scheduled Repayments on a pro rata basis.

(h)      All outstanding Loans and Incremental Loans shall be repaid on the Final Maturity Date.

4.03    Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto no later than 12:00 Noon (local time in the city in which such payments are to be made) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04    Net Payments; Taxes.

(a)      All payments made by or on behalf of the Company hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any income or franchise tax imposed on or measured by the overall net income or profits of a Lender, or any franchise tax or gross receipts taxes that are imposed in lieu of net income or net profits taxes, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Company will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent, and reimburse such Lender or Administrative Agent within 10 days after its written request, for the amount of any Taxes so levied or imposed and paid by such Lender or Administrative Agent, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability and the reasons therefore in reasonable detail delivered to Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(b)       Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 11.04 (unless the respective Lender was already a

Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) to the extent permitted by law, two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) to the extent permitted by law, if the Lender is not a “Lender” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent, to the extent permitted by law, two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 11.04(b), the Company agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such income or similar Taxes.

(c)      If the Company pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Company an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine in its sole discretion consistent with the policies of such Lender whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Company pursuant to this Section 4.04(c) shall be treated as a Tax for which the Company is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; (iii) nothing in this Section 4.04(c) shall require a Lender to disclose any confidential information to the Company (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 4.04(c) at any time a Default or Event of Default exists. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Company the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of Taxes had never been paid.

SECTION 5.      Conditions Precedent to Restatement Effective Date. The effectiveness of the restatement of the Original Credit Agreement contemplated by this Agreement is subject to the satisfaction of the following conditions:

(a)      Execution of Agreement; Lender Addenda. On or prior to the Restatement Effective Date the Administrative Agent shall have received (i) a counterpart of this Agreement executed and delivered by the Company and (ii) Lender Addenda appropriately completed and executed by Lenders under the Original Credit Agreement constituting the Required Lenders.

(b)      Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received (i) from Frost Brown Todd LLC, counsel to the Company and its Subsidiaries, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit D and (ii) from local counsel to the Company and its Subsidiaries reasonably satisfactory to the Administrative Agent, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request.

(c)      Corporate Documents; Proceedings. (1) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an Authorized Officer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, substantially in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent; and all Business and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of Business proceedings, governmental approvals, good standing certificates and bring-down certificates, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper Business or governmental authorities.

(d)      No Conflicts. There shall be no conflict with, or default under, any material agreement of the Company and its Subsidiaries nor shall there exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the transactions contemplated by this Agreement.

(e)      Litigation. There shall be no litigation, arbitration, administrative proceeding or consent decree that could reasonably be expected to (1) have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (2) materially impair the ability of the parties to consummate the Transaction.

(f)      Financial Statements; Pro Forma Financials; Projections. On or prior to the Restatement Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 6.05(a), (c) and (d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent.

(g)      Fees. The Joint Lead Arrangers and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agent, and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

(h)      No Default; Representations and Warranties. On the Restatement Effective Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects.

(i)      Officer’s Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the Company stating that all of the applicable conditions set forth in clauses (h), (j) and (p) have been met.

(j)      Consummation of the Transaction.

(i)      The Acquisition Agreement shall be in full force and effect and concurrently with the funding of the Loans hereunder, the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement, and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and the Company shall not have consented to any action which would require the consent of the Company under the Acquisition Agreement, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Lead Arranger or Lenders in any material respect, in any such case without the prior written consent of the Administrative Agent. The Administrative Agent shall have received, or shall receive concurrently, copies of duly completed, executed and dated share transfer forms (ordres de mouvement) and related tax transfer forms (formulaire Cerfa n°2759) in respect of the transfer of all, and not less than all, of the Acquired Securities (as defined in the Acquisition Agreement) or other confirmation satisfactory to the Lead Arranger of the consummation of the Acquisition.

(ii)      On or prior to the Restatement Effective Date, the Company and certain of its Subsidiaries shall have entered into the ABL Credit Agreement. The ABL Credit Agreement shall comprise not less than $100.0 million in commitments. All terms and conditions (and the documentation) in connection with the incurrence of the ABL Loans (including, without limitation, amortization, maturities, interest rate, interest periods, covenants, defaults, remedies and other terms) shall be reasonably satisfactory to the Administrative Agent and all conditions precedent to the incurrence of the ABL Loans as set forth in the ABL Credit Documents shall have been satisfied (and not waived without the consent of the Administrative Agent) to the reasonable satisfaction of the Administrative Agent.

(iii)      On or prior to the Restatement Effective Date, the Company shall have received gross cash proceeds (calculated before underwriting fees) of at least $250.0 million from the issuance of the Senior Notes and such gross proceeds shall have been released from escrow.

(iv)      All requisite material Governmental Authorities and third parties shall have approved or consented to the Transaction, all applicable waiting or appeal periods (including any extensions thereof) shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transaction.

(v)      On or prior to the Restatement Effective Date, the Company shall have consummated the Refinancing.

(vi)      On the Restatement Effective Date and after giving effect to the consummation of each component of the Transaction to be consummated on or prior to the Restatement Effective Date, the Company and its Subsidiaries shall have no indebtedness for money borrowed or preferred stock outstanding other than (i) the Loans, (ii) the ABL Loans and ABL Letters of Credit, (iii) intercompany Indebtedness among the Credit Parties, (iv) the Senior Notes and (v) certain other indebtedness existing on the Restatement Effective Date as listed on Schedule 5(j)(vi).

(vii)      On the Restatement Effective Date and immediately prior to giving effect to the Acquisition, the representations and warranties with respect to the Acquired Business and its Subsidiaries shall be true and correct to the extent required by the condition set forth in Section 5.3.3 of the Acquisition Agreement.

(k)      Consents. The Administrative Agent shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transaction, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transaction or the other transactions contemplated hereby.

(l)      Margin Regulations. After giving effect to the Transaction, including the making of Loans and the use of proceeds thereof, the Company shall not be in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(m)      Security Documents. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered such amendments and supplements to the Security Documents as the Administrative Agent shall reasonably require to ensure the continued perfection of the security interests of the Administrative Agent in the Collateral together with proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) or amendments to such financing statements, fully executed (to the extent necessary) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement.

(n)      Intercreditor Agreement. On the Restatement Effective Date, each Credit Party, the Collateral Agent (for and on behalf of the Secured Creditors) and the ABL Collateral Agent (for and on behalf of the lenders under the ABL Credit Agreement and J.P. Morgan Chase, N.A., as administrative agent under the ABL Credit Agreement) shall have duly authorized, executed and delivered the ABL/Term Loan Intercreditor Agreement in the form of Exhibit K (as amended, modified, restated

and/or supplemented from time to time, the “ABL/Term Loan Intercreditor Agreement”), and the ABL/Term Loan Intercreditor Agreement shall be in full force and effect.

(o)      Solvency Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Company in the form of Exhibit L.

(p)      Notice of Borrowing. Prior to the making of the New Loans, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).

(q)      Notes. There shall have been delivered to the Administrative Agent for the account of each of the Lenders requesting them the appropriate Notes in each case executed by the Company and in the amount, maturity and as otherwise provided herein.

(r)      Mortgages. With respect to all Real Property owned by the Company or any of its Domestic Subsidiaries not already subject to a Mortgage, the Company will execute and deliver, or will cause the applicable Credit Party to execute and deliver (or with respect to clause (v) below, the Collateral Agent shall have received):

(i)      fully executed and notarized counterparts of Mortgages, which Mortgages shall cover all of the Real Property owned by the Company or any of its Domestic Subsidiaries as designated on Schedule 5(r) and not subject to a Mortgage prior to the Restatement Effective Date (each, a “New Mortgaged Property” and collectively, the “New Mortgaged Properties”), together with evidence that counterparts of the Mortgages and corresponding UCC fixture filings have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable First Priority mortgage lien on each New Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

(ii)      mortgagee title insurance policies or marked-up unconditional binders for such insurance (and evidence of payment in full by the Company of any premiums, costs and expenses related thereto, including without limitation recording taxes and filing fees) in connection with the New Mortgaged Properties issued by First American Title Insurance Company or such other title insurers reasonably satisfactory to the Collateral Agent, (the “Mortgage Policies”) in amounts reasonably satisfactory to the Collateral Agent assuring the Collateral Agent that the respective Mortgages on such new Mortgaged Properties are valid and enforceable First Priority mortgage liens on the respective New Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, endorsements for any matter that the Collateral Agent in its discretion may reasonably request, including without limitation a zoning endorsement (or in lieu thereof, a zoning report in form and substance reasonably acceptable to the Collateral Agent), and shall not include an exception for mechanics’ liens unless such liens would constitute Permitted Encumbrances, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in their discretion may reasonably request;;

(iii)      if requested by the Collateral Agent, surveys in form and substance reasonably satisfactory to the Collateral Agent of each New Mortgaged Property dated a recent date acceptable to the Collateral Agent, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor satisfactory to the Collateral Agent;

(iv)      a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and for any New Mortgaged Property on which improvements are located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (y) certificates of insurance evidencing the insurance required by Section 7.03(c) in form and substance satisfactory to the Administrative Agent;

(v)      from local counsel to the Company and its Subsidiaries reasonably satisfactory to the Administrative Agent, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover the liens granted pursuant to the Mortgages and such other matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request; and

(vi)      with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property.

(s)      Amended and Restated Mortgages, Etc. With respect to all of the Real Property owned by the Company or any of its Domestic Subsidiaries as designated on Schedule 5(s) and subject to a Mortgage prior to the Restatement Effective Date (each, an “Existing Mortgaged Property” and collectively, the “Existing Mortgaged Properties”), the Collateral Agent shall have received each of the following, in form and substance reasonably satisfactory to the Agent:

(i)      an amended and restated Mortgage encumbering such Existing Mortgaged Property, duly executed and acknowledged by the applicable Credit Party and in form and substance reasonably satisfactory to the Collateral Agent;

(ii)      to the extent reasonably requested by the Collateral Agent, a UCC-3 fixture filing amendment with respect to each UCC-1 fixture filing filed with respect to such Existing Mortgaged Property;

(iii)      date down endorsement to the existing mortgagee’s title insurance policy or, if not available, a new Mortgage Policy, disclosing no additional liens or title exceptions against such Existing Mortgaged Property other than Permitted Encumbrances, extending the date of such mortgagee’s title insurance policy to the date of recordation of such amended and restated Mortgage, and providing assurance reasonably satisfactory to the Collateral Agent that the lien on such Existing Mortgaged Property in favor of the Collateral Agent shall continue to have the enforceability and priority in effect immediately prior to the Restatement Effective Date and shall be in form and substance reasonably acceptable to the Collateral Agent;

(iv)      evidence of payment of all applicable filing, documentary, stamp, intangible, mortgage and recording taxes, recording and filing fees, and title insurance premiums and fees in connection with the matters set forth in clauses (i), (ii) and (iii) above;

(v)      a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, for any Existing Mortgaged Property on which improvements are located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (y) certificates of insurance evidencing the insurance required by Section 7.03(c) in form and substance satisfactory to the Administrative Agent;

(vi)      copies of, or certificates as to coverage under, the insurance policies required by Section 7.03 naming the Administrative Agent as additional insured, loss payee and mortgagee, as applicable, and otherwise in form and substance satisfactory to the Administrative Agent; and

(vii)      from local counsel to the Company and its Subsidiaries reasonably satisfactory to the Administrative Agent, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover the liens granted pursuant to the amended and restated Mortgages and such other matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request.

SECTION 6.      Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans as provided herein, the Company makes the following representations and warranties, on behalf of itself and its Subsidiaries, in each case after giving effect to the Transaction consummated on the Restatement Effective Date, with the occurrence of each Credit Event on the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects (except that any representation or warranty that is qualified by its terms as to materiality or as to a Material Adverse Effect shall be true and correct in all respects) on and as of the date when made (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that any representation or warranty that is qualified by its terms as to materiality or as to a Material Adverse Effect shall be true and correct in all respects) only as of such specified date):

6.01      Status. Each of the Company and its Subsidiaries (i) is a duly organized and validly existing corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, (ii) has the corporate, limited partnership or company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.02      Power and Authority. Each Credit Party has the corporate, limited partnership or limited liability company power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action to authorize the execution, delivery and performance by it of each such Document. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

6.03      No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the ABL Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of the Company or any of its Subsidiaries.

6.04      Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (i) to authorize, or is required in connection with, the execution, delivery and performance of any Document by any Credit Party or (ii) to ensure the legality, validity, binding effect or enforceability of any such Document with respect to any Credit Party, except those (A) which have been obtained or made, (B) the absence of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (C) for filings and recordings required to perfect the security interests created under the Security Document and, the ABL Security Documents.

6.05      Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

(a)      (i) The audited consolidated balance sheet of (x) the Company and its Subsidiaries for the fiscal year of the Company ended November 30, 2009 and the related consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such fiscal year, and (y) the Acquired Business and its Subsidiaries for the fiscal year of the Acquired Business ended December 31, 2009 and the related consolidated statements of income, cash flows and shareholders’ equity of the Acquired Business and its Subsidiaries for such fiscal year, and (ii) the unaudited consolidated balance sheet of (x) the Company and its Subsidiaries for the three fiscal quarters of the Company ended August 31, 2010 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarters and (y) the Acquired Business and its Subsidiaries for the eight months of the Acquired Business ended August 31, 2010 and the related consolidated statements of income and cash flows of the Acquired Business and its Subsidiaries for such fiscal period, copies of which in each case have been furnished to the Administrative Agent and each Lender prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries or the Acquired Business and its Subsidiaries, as the case may be, at the dates of said financial statements and the results for the periods covered thereby, subject, in the case of the unaudited financial statements, to normal year-end adjustments. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent provided in the notes to said financial statements.

(b)      On and as of the Restatement Effective Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the additional ABL Loans, if any) and Liens created, and to be created, by each Credit Party in connection therewith, with respect to each of (i) the Company and its Subsidiaries (on a consolidated basis) and (ii) the Acquired Business and its Subsidiaries (on a consolidated basis), (x) the sum of the assets, at Fair Value, of each of the Company and its Subsidiaries (on a consolidated basis) or the Acquired Business and its Subsidiaries (on a consolidated basis), as the case may be, will exceed their debts, (y) they have not incurred nor intended to, nor believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) they will have sufficient capital with which to conduct their business. For purposes of this Section 6.05(b), (A) “debt” means any liability on a claim, and “claim” means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and (B) the amount of any contingent liability at any time shall be computed as the amount that, in light of all facts and circumstances existing at such time (including after giving effect to any claims of contribution, subrogation or other reimbursement rights), can reasonably be expected to become a liquidated, matured and fixed liability to the extent such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5.

(c)      The pro forma consolidated balance sheet of the Company as of August 31, 2010 as reflected in the Confidential Information Memorandum, a copy of which has heretofore been furnished to each Lender, presents good faith estimate of the consolidated pro forma financial condition of the Company after giving effect to the Transaction at the date thereof.

(d)      The Projections are based on good faith estimates and assumptions made by the management of the Company, and on the Restatement Effective Date such management believed that the Projections were reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material.

(e)      Except (i) as fully disclosed in the financial statements referred to in Section 6.05(a)(i) and (ii) for the Indebtedness permitted pursuant to Section 8.04, there were as of the Restatement Effective Date no liabilities or obligations with respect to the Company, the Acquired Business or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Restatement Effective Date and except for the Indebtedness permitted pursuant to Section 8.04, the Company knows of no reasonable basis for the assertion against it, the Acquired Business or any of their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements referred to in Section 6.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f)      After giving effect to the Transaction, since November 30, 2009, there has been no change in the condition (financial or otherwise), business, operations, assets or liabilities of the Company or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.06      Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened (i) with respect to any Document or (ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

6.07      True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative

Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

6.08    Use of Proceeds; Margin Regulations.

(a)        All proceeds of Loans shall be used by the Company (i) to finance the Acquisition and the Refinancing, (ii) for working capital and general corporate purposes and (iii) to pay fees and expenses in connection with the foregoing.

(b)       The proceeds of Incremental Loans shall be utilized for the general corporate purposes of the Company and its Subsidiaries (including, without limitation, to finance Permitted Acquisitions, to pay fees and expenses in connection therewith and to prepay or repay the ABL Loans and other Indebtedness to the extent permitted by this Agreement).

(c)       No part of the proceeds of any Loan or Incremental Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. The making of any Loan or Incremental Loan and the use of the proceeds thereof will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.09    Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of each of the Company and its Subsidiaries, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries as a whole for the periods covered thereby. Each of the Company and its Subsidiaries have paid all material taxes payable by them (including in its capacity as withholding agent) which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles and which would not individually or in the aggregate cause a Material Adverse Effect. There is no action, suit, proceeding, investigation, audit, or claim now pending regarding any material taxes relating to the Company or any of its Subsidiaries. As of the Restatement Effective Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Company or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business). The Company and each of its Subsidiaries have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries have ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

6.10    ERISA; Foreign Pension Plans.

(a)       No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and each ERISA Affiliate to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

(b)       Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except to the extent that the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred any obligation in an amount that would reasonably be expected to result in a Material Adverse Effect in connection with the termination of or withdrawal from any Foreign Pension Plan.

6.11    The Security Documents.

(a)       The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in, and/or Lien on, all right, title and interest of each Credit Party in all of the Security Agreement Collateral described therein, and each Security Agreement (upon satisfaction of any filing or other requirements set forth therein) creates a fully perfected First Priority Lien on, and/or security interest in, all right, title and interest of such Credit Party in all of the Security Agreement Collateral described therein to the extent the Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC, subject to no other Liens other than Permitted Liens (and subject to the terms of the ABL/Term Loan Intercreditor Agreement). The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement.

(b)       The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute (upon satisfaction of any filing, delivery or other requirements in respect of the stock issued by any Foreign Subsidiary) first priority perfected security interests in the Pledged Securities (assuming, in respect of certificated stock and securities constituting promissory notes, the Collateral Agent’s continuous possession thereof) described in the Pledge Agreement, subject to no security interests of any other Person (other than Permitted Liens (and subject to the terms of the ABL/Term Loan Intercreditor Agreement) described in clauses (y) and (z) of Section 8.01(v)). Except as provided in the immediately preceding sentence, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement (other than filings of proper UCC-1 Financing Statements in respect of the Pledged Securities constituting promissory notes and uncertificated equity interests, which filings have been made).

(c)       Each of the Mortgages will create, upon the filing thereof, as security for the obligations purported to be secured thereby, a valid and enforceable (upon satisfaction of any filing or other requirements set forth therein) and perfected first priority mortgage lien and security interest in the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons and subject to no other Liens (except Permitted Encumbrances).

6.12    Properties; No Recovery Event. (a) All Real Property owned or leased by the Company or any of its Domestic Subsidiaries as of the Restatement Effective Date, and the nature of the interest therein, is set forth in Schedule 6.12. Each of the Company and each of its Subsidiaries has good and marketable title to all material properties owned by it, and a valid leasehold interest in all material property leased by it, including (in each case) all material property reflected in the most recent historical balance sheets referred to in Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Encumbrances. (b) Neither the Company nor any Subsidiary has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any casualty or condemnation affecting all or any portion of its property.

6.13    Capitalization. On the Restatement Effective Date, the authorized capital stock of the Company is as disclosed in the Company’s Form 10-K for the fiscal year ended November 30, 2009. All such outstanding capital stock has been duly and validly issued and, except as set forth on Schedule 6.13, are free of preemptive rights and subject to no security interests of any other Person (other than Permitted Liens). Except as set forth on Schedule 6.13, neither the Company nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its membership interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interests.

6.14    Subsidiaries. Schedule 6.14 lists each Subsidiary of the Company, and the direct and indirect ownership interest of the Company therein, in each case as of the Restatement Effective Date.

6.15    Compliance with Statutes, etc. Each of the Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.16    Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.17    Environmental Matters.

(a)       Each of the Company and each of its Subsidiaries, their respective operations and Real Property is in compliance with and has no liability under Environmental Law, and has obtained and is in compliance with the requirements of any permits issued under such Environmental Law. There is no past, pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property currently or, to the best knowledge of the Company or any of its Subsidiaries, previously owned, leased or operated by the Company or any of its Subsidiaries or any of their respective predecessors in interest. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned, leased or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i) to result in any non-compliance with any Environmental Law, or to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any currently owned or operated Real Property or (ii) to cause any such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under Environmental Law.

(b)       Neither the Company nor any of its Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and none of them are conducting or financing any response action or other corrective action pursuant to Environmental Law with respect to any Real Property or any other location.

(c)       No person with an indemnity or contribution obligation to the Company or any of its Subsidiaries relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

(d)       The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, remediation or cleanup pursuant to any Environmental Law.

(e)       Notwithstanding anything to the contrary in this Section 6.17, the representa-tions made in this Section 6.17 shall only be untrue if the effect of all violations, claims, restrictions, failures, noncompliance, liabilities and other circumstances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.18    Labor Relations. Except as disclosed on Schedule 6.18, as of the Restatement Effective Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Company or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best of the Company’s knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Company or any of its Subsidiaries or for any similar purpose, (d) there is no pending or (to the best of the Company’s knowledge) threatened, strike or work stoppage and (e) there is no pending or (to the best of the Company’s knowledge) threatened unfair labor practice claim, or other labor dispute against or affecting the Company or its Subsidiaries or their employees that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.19    Patents, Licenses, Franchises and Formulas. Each of the Company and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all licenses and other rights of whatever nature, necessary for the present and proposed conduct of its business, without any known conflict with the rights of others except, with respect to any matter specified in this Section 6.19, as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

6.20    Indebtedness. Schedule 5(k)(vi) sets forth a true and complete list of all indebtedness for borrowed money (other than (i) Intercompany Loans, (ii) the Obligations, (iii) the Senior Notes and (iv) the ABL Loans) and related obligations of the Company and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

6.21    Representations and Warranties in Documents. All representations and warranties of each Credit Party set forth in the Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

6.22    Insurance. Set forth on Schedule 6.22 hereto is a true, correct and complete summary of all insurance carried by each Credit Party on and as of the Restatement Effective Date, with the amounts insured set forth therein.

6.23    Anti-Terrorism Laws.

(a)       No Credit Party, none of its Subsidiaries and, to the knowledge of each Credit Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Credit Party, such Subsidiary or Affiliate (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(b)       No Credit Party, none of its Subsidiaries and, to the knowledge of each Credit Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Credit Party, such Subsidiary or such Affiliate that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c)       No Credit Party, none of its Subsidiaries and, to the knowledge of each Credit Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Credit Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 7. Affirmative Covenants. The Company hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Restatement Effective Date, after giving effect to the Transaction, and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations are paid in full:

7.01    Information Covenants. The Company will furnish to the Administrative Agent (which shall promptly distribute a copy to each Lender):

(a)       Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Company, commencing with the period ending February 28, 2011, the consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarterly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such quarterly accounting period (other than the fourth quarterly accounting period), setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or treasurer of the Company that they fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

(b)      Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company, commencing with the period ending November 30, 2010, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and the related consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Ernst & Young LLP, any other independent registered public accountants or such other independent registered public accountants of recognized national standing reasonably acceptable to the Administrative Agent.

(c)      Budgets. No later than 90 days after the close of each fiscal year of the Company, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and cash flows and balance sheets) prepared by the Company for (x) each monthly accounting period in such fiscal year and (y) such fiscal year prepared in summary form, in each case, of the Company and its Subsidiaries, accompanied by the statement of the chief financial officer or treasurer of the Company to the effect that, to the best of such officer’s knowledge, the budget is a reasonable estimate of the period covered thereby. Additionally, within 60 days after the consummation of each Permitted Acquisition for which the aggregate consideration (i.e., the aggregate amount of cash, the Company’s common equity (or options or warrants therefore) paid equals or exceeds $50,000,000, a revised budget in the form described above taking into account the effects of such Permitted Acquisition on the budget for the remainder of the fiscal year covered by the original budget.

(d)      Officers’ Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of the chief financial officer or treasurer of the Company to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, if delivered with the financial statements required by Section 7.01(b), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.

(e)      Management Letters. Promptly after the Company or any of their Subsidiaries’ receipt thereof, a copy of any “management letter” received by the Company or such Subsidiary from its independent registered public accountants and the management’s responses thereto (other than reports of a routine or ministerial nature which are not material).

(f)      Notice of Default and Litigation. Promptly, and in any event within five Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default (provided such Default or Event of Default is continuing) and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Company or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Document.

(g)      Other Reports and Filings. Prompt notice of the filing of all financial information, proxy materials and other information and reports, if any, which the Company or any of its

Subsidiaries shall file with the SEC or deliver to lenders under the ABL Credit Agreement (or any trustee, Administrative Agent or other representative therefor) and not otherwise required to be delivered hereunder. If filings with the SEC are not electronically available, the Company and its Subsidiaries will promptly provide copies of the same to the Administrative Agent.

(h)      Environmental Matters. Promptly upon, and in any event within fifteen Business Days after, an officer of the Company or any of their Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters taken together with any and all exceptions to the representations and warranties set forth in Section 6.17, be reasonably expected to have a Material Adverse Effect; provided that in any event the Company and its Subsidiaries shall deliver to the Administrative Agent all material notices relating to such material matters received by the Company or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA:

(i)      any pending or threatened (in writing) Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries;

(ii)      any condition or occurrence on, or arising from, any Real Property owned, leased or operated by the Company or any of its Subsidiaries that (a) results in noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property;

(iii)      any condition or occurrence on any Real Property owned or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and

(iv)      the taking or financing of any investigatory response or other corrective action to the actual or alleged presence or Release or threat of Release of any Hazardous Material on, at, under or from any Real Property owned, leased or operated by the Company or any of its Subsidiaries, or by the Company or any of its Subsidiaries on any third-party site, in each case as required by any Environmental Law or any Governmental Authority.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or response or other corrective action and the Company’s or such Subsidiary’s response thereto.

(i)      Annual Meetings with Lenders. At the request of the Administrative Agent, the Company shall, once during each fiscal year of the Company, hold a meeting or conference call (at a mutually agreeable location and time) with all of the Lenders at which meeting or conference call the financial results of the previous fiscal year and the financial condition of the Company and the budgets presented for the current fiscal year shall be reviewed.

(j)      Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Company or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

7.02      Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles (or the comparable foreign equivalent thereof) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any of its agents or consultants (a) to visit and inspect, during regular business hours and under guidance of officers of the Company or such Subsidiary, any of the properties of the Company or any of its Subsidiaries and (b) to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Lender may request.

7.03      Maintenance of Property; Insurance.

(a)      The Company will, and will cause each of its Subsidiaries to, (i) keep all material property necessary and useful in its business in good working order and condition, (ii) maintain insurance on its property with reputable and solvent insurance companies in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Lender, upon written request, full information as to the insurance carried.

(b)      The Company will, and will cause each of its Subsidiaries to, at all times keep their respective property in which a Lien has been granted to the Collateral Agent insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company or any such Subsidiary) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days’ prior written notice thereof (or 10 days’ prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

(c)      If the Company or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if the Company or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon notice to the Company, to procure such insurance, and the Company agree to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System.

7.04      Maintenance of Existence; Intellectual Property. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, its material rights and ability to conduct businesses as currently conducted, licenses, trademarks, copyrights and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) transactions permitted by Section 8.02 or (ii) the withdrawal by the Company or any of its Subsidiaries of qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.05      Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.06      Compliance with Environmental Laws.

(a)      (i) The Company will comply, and will use its best efforts to cause each of its Subsidiaries to comply, with Environmental Law applicable to its operations and those of its Subsidiaries and to the ownership, lease or operation of Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage or Release of Hazardous Materials on, at, under or from any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate taken together with any and all exceptions to the representations and warranties set forth in Section 6.17, could not reasonably be expected to result in liability under Environmental Law that could have a Material Adverse Effect. If required to do so under any applicable legally binding directive or order of any Governmental Authority, the Company agrees to undertake, and cause each of its Subsidiaries to undertake, to the extent required under Environmental Law, any clean up, removal, remedial or other action necessary to address any Hazardous Materials at or emanating from any Real Property owned or operated by the Company or any of its Subsidiaries in accordance with the requirements of Environmental Law and in accordance with such legally binding orders and directives of any Governmental Authority, except to the extent that (x) the Company or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

(b)      At the written request of the Administrative Agent or the Required Lenders, at any time and from time to time as is reasonable after (i) the Obligations have become due and payable pursuant to Section 9 or (ii) the Lenders receive notice under Section 7.01(h) for any event for which notice is required to be delivered for any Real Property, the Company will provide, at its sole cost and expense, an environmental site assessment report of reasonable scope and expense concerning any relevant Real Property now or hereafter owned or operated by the Company or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any response or other corrective action addressing any Hazardous Materials on, at or emanating from such Real Property. If the Company fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Company, to the extent the Company has the authority to do so, shall grant and hereby grants, to the Administrative Agent and the Lenders and their Administrative Agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment, all at the sole joint and several expense of the Company.

7.07      ERISA.

(a)      The Company will furnish to the Administrative Agent prompt written notice of the occurrence of any ERISA Event (or any similar event in respect of any Foreign Pension Plans) that, alone or together with any other ERISA Events (or any similar event in respect of any Foreign Pension Plans) that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in excess of $2,500,000. Each notice delivered under this Section 7.07 shall be accompanied by a statement of an Authorized Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(b)      Upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by the Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.

(c)      Upon request by the Administrative Agent, copies of (i) any documents described in Section 101(k) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Company or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable entity shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

7.08      End of Fiscal Years; Fiscal Quarters. The Company will cause (i) its fiscal year to end on November 30 and (ii) its fiscal quarters to end on February 28, May 31, August 31 and November 30 of each fiscal year.

7.09      Performance of Obligations. The Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that the failure to pay any Indebtedness shall not constitute a breach of this Section 7.09 unless it shall give rise to an Event of Default under Section 9.04.

7.10      Payment of Taxes. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries or upon the income or profits of the Company or its Subsidiaries, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge not otherwise permitted under Section 8.01(i) upon any properties of the Company or any such Subsidiary; provided that none of the Company or any such Subsidiary shall be required to pay any such material tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Company or any such Subsidiary has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

7.11      Additional Security; Further Assurances.

(a)      In the event that the Company or any Subsidiary Guarantor acquires any fee ownership in Real Property after the Restatement Effective Date, the Company shall promptly notify the Collateral Agent and, at the request of the Collateral Agent or the Required Lenders (or as otherwise required at such time pursuant to the ABL/Term Loan Intercreditor Agreement) from time to time, the Company will, and will cause such Subsidiary Guarantor to, execute any and all further documents (including Mortgages), financing statements, agreements (including guarantee and security agreements) and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under applicable law, or which the Collateral Agent may reasonably request, to grant, preserve, protect or perfect (including as a result of any change in applicable law) the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Company (each such Mortgage, an “Additional Mortgage”) in such additional Real Property of any of the Company or a Subsidiary Guarantor (each such Real Property, an “Additional Mortgaged Property”). All such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens, in either case except Permitted Encumbrances. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding anything to the contrary contained above in this Section 7.11(a), in connection with any Real Property that has been designated as an Additional Mortgaged Property, the Company shall not nor any Subsidiary Guarantor shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the terms of any document evidencing a prior Lien thereon to the extent permitted under Section 8.01(vii), (viii) or (xiv) (and the senior lienholder has not consented thereto).

(b)      Following the Restatement Effective Date, the Company will, and will cause each of its Subsidiaries to, at the expense of the Company and such Subsidiaries, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require to ensure the validity, enforceability, perfection or priority of the Collateral Agent’s and Administrative Agent’s security interest in the Collateral or to enable the Collateral Agent and Administrative Agent to realize or exercise the rights and benefits intended to be created by the Security Documents. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, appraisals, surveys, life of loan flood hazard determinations (together with a notices about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Credit Party relating thereto, if applicable) and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with.

(c)      In the event the Administrative Agent or the Required Lenders reasonably determine the following are required or advisable under applicable law or regulation, the Company shall obtain real estate appraisals with respect to each Mortgaged Property, which real estate appraisal shall follow the valuation procedures set forth in 12 CFR, Part 34 -Subpart C, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d)      The Company agrees that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is requested in writing to be taken by the Administrative Agent or the Required Lenders.

7.12      Ownership of Subsidiaries. The Company will at all times ensure that each of its Subsidiaries remains as a Wholly-Owned Subsidiary of the Company except (i) to the extent that any such Subsidiary is merged, consolidated or liquidated in a transaction permitted by Section 8.02(viii) or (ix), (ii) for non-Wholly-Owned Subsidiaries acquired pursuant to a Permitted Acquisition and (iii) for joint ventures otherwise permitted pursuant to Section 8.05.

7.13      Use of Proceeds. The Company will use the proceeds of the Loans and Incremental Loans only as provided in Section 6.08.

7.14      Maintenance of Company Separateness. The Company will, and will cause each of its Subsidiaries to, satisfy customary Business formalities, including (to the maximum extent required under applicable Business laws) the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Business records. Neither the Company nor any other Credit Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary, and no lender account of any Non-Guarantor Subsidiary shall be commingled with any lender account of the Company or any other Credit Party. Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Guarantor Subsidiary from the Company and its other Subsidiaries. Finally, neither the Company nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Business existence of the Company, any other Credit Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of the Company or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

7.15      Deposit Accounts. For each Deposit Account (other than (i) any Deposit Account maintained with the Collateral Agent, (ii) any Deposit Account that is used solely for payroll or that is a controlled disbursement account that has a zero balance at the end of each Business Day and (iii) any Deposit Account maintained with JPMorgan Chase Bank, N.A.), the respective Assignor (as such term is defined in the Security Agreement) shall use its commercially reasonable efforts to cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 30 days after the date hereof (as such date may be extended from time to time by the Collateral Agent in its sole discretion) or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in a form reasonably satisfactory to the Collateral Agent. Notwithstanding anything in this Section 7.15 to the contrary, (a) if at any time a Deposit Account excluded under the foregoing sentence (other than any Deposit Account maintained with the Collateral Agent) is or becomes subject to a “control agreement” for the benefit of the ABL Secured Parties (as defined in the Security Agreement), then the respective Assignor shall within 30 days after the date hereof (as such date may be extended from time to time by the Collateral Agent in its sole discretion) or, if later, contemporaneously with the execution and delivery of each such “control agreement” for the benefit of the ABL Secured Parties execute and deliver a “control agreement” with respect to such Deposit Account in a form reasonably satisfactory to the Collateral Agent and (b) if at any time the ABL Borrowing Availability is less than $15,000,000, then each Assignor shall within 30 days after such time to execute and deliver a “control agreement” in a form reasonably satisfactory to the Collateral Agent, with respect to each Deposit Account not then subject to a “control agreement,” unless otherwise agreed to by the Collateral Agent in writing. Unless otherwise agreed to by the Collateral Agent in writing, if any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement” to the extent and by the date required hereunder, then the respective Assignor shall promptly (and in any event within 30 days after such date or such longer period as may be acceptable to the Collateral Agent) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account (as defined in the Security Agreement) or another Deposit Account subject to a “control agreement” in a form reasonably satisfactory to the Collateral Agent.

7.16      Post-Closing Obligations.

To the extent not delivered on the Restatement Effective Date, the Credit Parties shall use their commercially reasonable efforts to deliver the following to the Administrative Agent, with respect to the Mortgaged Property and within the time period set forth for each item in this Section 7.16, unless such time period is otherwise extended by the Administrative Agent in its reasonable discretion:

(a)      no later than 30 days following the Restatement Effective Date, an amended and restated Mortgage encumbering each Existing Mortgaged Property and a Mortgage encumbering each New Mortgaged Property, each duly executed and acknowledged by the applicable Credit Party and each in form and substance reasonably satisfactory to the Collateral Agent;

(b)      no later than 30 days following the Restatement Effective Date, (i) with respect to each Existing Mortgage Property, a date down endorsement to the existing mortgagee’s title insurance policy or, if not available, a new Mortgage Policy, disclosing no additional liens or title exceptions against the Existing Mortgaged Properties other than Permitted Encumbrances, extending the date of such mortgagee’s title insurance policy to the date of recordation of such amended and restated Mortgage, and providing assurance reasonably satisfactory to the Collateral Agent that the lien on such Existing Mortgaged Property in favor of the Collateral Agent shall continue to have the enforceability and priority in effect immediately prior to the Restatement Effective Date and shall be in form and substance reasonably acceptable to the Collateral Agent and (ii) with respect to each New Mortgaged Property, a Mortgage Policy disclosing no liens or title exceptions against each New Mortgaged Property other than Permitted Encumbrances and shall be in form and substance reasonably acceptable to the Collateral Agent;

(c)      no later than 30 days following the Restatement Effective Date, if requested by the Collateral Agent, surveys with respect to the Existing Mortgaged Properties and New Mortgaged Properties in form and substance reasonably satisfactory to the Collateral Agent;

(d)      no later than 30 days following the Restatement Effective Date, evidence of payment of all applicable filing, documentary, stamp, intangible, mortgage and recording taxes, recording and filing fees, and title insurance premiums and fees in connection with the matters set forth in clauses (a), (b) and (c) above;

(e)      no later than 30 days following the Restatement Effective Date, from local counsel to the Company and its Subsidiaries reasonably satisfactory to the Administrative Agent, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and shall cover the lien granted pursuant to the Mortgages encumbering the New Mortgaged Properties or the amended and restated Mortgages encumbering the Existing Mortgaged Properties and such other matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request; and

(f)      no later than 30 days following the Restatement Effective Date, endorsements to the insurance certificates and related schedules in form and substance reasonably acceptable to the Collateral Agent.

SECTION 8.      Negative Covenants. The Company hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Restatement Effective Date, after giving effect to the Transaction, and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations, are paid in full:

8.01      Liens. The Company will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or assign any right to receive income; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)       Liens for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by generally accepted accounting principles, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(ii)      Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Company or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii)      Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, on Schedule 8.01, but no renewals or extensions of such Liens shall be permitted unless (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Company or any of its Subsidiaries;

(iv)      Permitted Encumbrances;

(v)       Liens created by or pursuant to (x) this Agreement and the Security Documents, (y) the ABL Credit Agreement and the ABL Security Documents (subject to the terms of the ABL/Term Loan Intercreditor Agreement) and (z) the Interest Rate Protection Agreements entered into with any Lender or Agent or any Affiliate thereof (each, as defined in the ABL Credit Agreement) under the ABL Credit Agreement;

(vi)      leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

(vii)     Liens upon assets subject to Capitalized Lease Obligations or purchase money Indebtedness to the extent permitted by Section 8.04(iii); provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation or purchase money Indebtedness and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation or purchase money Indebtedness does not encumber any other asset of the Company or any of its Subsidiaries;

(viii)    Liens placed upon assets (including Real Property) at the time of acquisition or construction thereof by the Company or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price or construction costs thereof and extensions, renewals or replacements of any of the foregoing; provided that, in either case, (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed the amount permitted under Section 8.04(iii) and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of the Company or any of its Subsidiaries;

(ix)      any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of the Company after the date hereof prior to the time such Person becomes a Subsidiary of the Company; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Company, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any of its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Company;

(x)      easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

(xi)      Liens arising from precautionary UCC financing statement filings or similar filings regarding operating leases and consigned goods;

(xii)    statutory and common law landlords’ liens under leases to which the Company or any of its Subsidiaries is a party;

(xiii)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(xiv)    normal and customary rights of setoff upon deposits of cash in favor of lenders and other depositary institutions;

(xv)     the Company and its Subsidiaries may sell or assign overdue accounts receivable in connection with the collection thereof in the ordinary course of business to the extent permitted under Section 8.02;

(xvi)    any (x) interest or title of a lessor or sublessor (other than a Credit Party) under any lease entered into by the Company or any of its Subsidiaries as lessee to the extent that such lease is permitted to be entered into pursuant to this Agreement, (y) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject (including, without limitation, ground leases and other prior leases of the premises, mortgages, mechanics liens, tax liens and easements) or (z) subordination of the interest of the lessee or sublessee under any such lease to any restriction or encumbrance referred to in the preceding clause (y);

(xvii)     Liens on the assets of Foreign Subsidiaries securing Indebtedness permitted under Section 8.04;

(xviii)    Liens not otherwise permitted pursuant to this Section 8.01 which secure obligations permitted under this Agreement not exceeding, in the aggregate at any one time outstanding, the greater of (x) $50,000,000 and (y) 11.2% of Consolidated Net Tangible Assets as of the time of incurrence; and

(xix)      Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

In connection with the granting of Liens permitted by this Section 8.01 by the Company or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to and shall take any actions necessary to be taken by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of property subject to such Liens) to afford the lenders and/or creditors of the Company and its Subsidiaries with the Permitted Liens (and related rights) to which they are entitled under this Section 8.01.

8.02      Consolidation, Merger, Sale of Assets, etc. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (including, without limitation, any sale, lease, or other disposition, or issuance, of Capital Stock or other equity interests or securities of a Subsidiary or another Person), or enter into any sale-leaseback transactions, except that:

(i)      the Company and its Subsidiaries may make sales of Cash Equivalents and inventory, including sales of inventory to the Company and other Subsidiaries, in the ordinary course of business;

(ii)     the Company and its Subsidiaries may make sales or other dispositions of assets; provided that (x) each such sale results in consideration at least 75% of which shall at the time received be in the form of cash (provided that in lieu of cash the Company may receive, as consideration, assets which the Company would have been permitted to reinvest in under the terms of Section 4.02(c) if the Company had received cash consideration), (y) the aggregate sale proceeds from all assets subject to such sales shall not exceed the greater of (a) $15,000,000 and (b) 10% of consolidated total assets of the Company and its Subsidiaries, in each case in any fiscal year of the Company, plus, in the case of a sale or disposition of foreign assets or a Foreign Subsidiary, $100,000,000 in the aggregate after the Restatement Effective Date and (z) Net Cash Proceeds

therefrom in excess of $15,000,000 are either applied as provided in Section 4.02(c) or reinvested in assets to the extent permitted by Section 4.02(c);

(iii)      Capital Expenditures by the Company and its Subsidiaries shall be permitted;

(iv)      the Company and its Subsidiaries may sell or otherwise dispose of damaged, obsolete or worn-out assets that are no longer necessary for the proper conduct of their respective business for fair market value;

(v)      transactions permitted by Section 8.05 shall be permitted;

(vi)      The Company and its Subsidiaries may grant leases or subleases to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole;

(vii)      each of the Company and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 8.04(iii));

(viii)      any Foreign Subsidiary of the Company may be sold or transferred to, merged with and into, or be dissolved or liquidated, or any of its assets, Capital Stock or other equity interests otherwise sold or transferred to (x) the Company or (y) any Wholly-Owned Subsidiary of the Company, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the Equity Interests of such Foreign Subsidiary shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken;

(ix)      any Domestic Subsidiary of the Company may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to (x) the Company or (y) any Wholly-Owned Domestic Subsidiary of the Company, so long as (i), in the case of clause (y), such Wholly-Owned Domestic Subsidiary of the Company is a Subsidiary Guarantor and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(x)      the Company and each of the Subsidiary Guarantors may sell or otherwise transfer assets (other than any Mortgaged Properties) between or among one another;

(xi)      each of the Company and its Subsidiaries may sell or discount accounts receivable in the ordinary course of business, but only in connection with the collection or compromise thereof;

(xii)      each of the Company and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons, so long as each such license does not prohibit the granting of a Lien by the Company or such Subsidiary in the intellectual property covered by such license;

(xiii)      each of the Company and its Subsidiaries may liquidate any Inactive Subsidiary and any Non-Guarantor Subsidiary; and

(xiv)      the Company and its Subsidiaries may consummate the transactions described on Schedule 1.01(c).

For purposes of clause (x) of the proviso to clause (ii) above, the following shall be deemed to be cash:

(a)      the amount (without duplication) of any liability (other than any Indebtedness of the Company or a Guarantor (whether outstanding on the Restatement Effective Date or thereafter incurred)) which is subordinated by its terms in right of payment to the Obligations that would be recorded on a balance sheet prepared in accordance with GAAP of the Company or such Subsidiary that is expressly (x) assumed by a Person other than the Company or a Subsidiary, or (y)      expunged by the holder of such liability, and with respect to which, in each case, the Company or such Subsidiary, as the case may be, is unconditionally released from further liability with respect thereto;

(b)      the amount of any obligations or securities received from such transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents actually so received);

(c)      any contingent earn-out obligation received by the Company or any Subsidiary in such Asset Sale having an aggregate potential payout, taken together with all other contingent earn-out obligations received pursuant to this clause since the Restatement Effective Date that are at the time outstanding and held by the Company or any Subsidiary, not to exceed $20,000,000 at that time then outstanding (after giving effect to any payment or reduction); and

(d)      any Designated Noncash Consideration received by the Company or any Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause since the Restatement Effective Date that is at the time outstanding and held by the Company or any Subsidiary, not to exceed the greater of (x) $25,000,000 or (y) 5.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If at any time any non-cash consideration received by the Company or any Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.02.

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless transferred to a Credit Party or a Subsidiary thereof) shall in each case be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

8.03      Dividends. The Company will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that:

(i)      any Subsidiary of the Company may pay Dividends to (x) the Company or (y) any Wholly-Owned Subsidiary of the Company;

(ii)      any non-Wholly-Owned Subsidiary of the Company may pay cash Dividends to its shareholders or equity owners generally so long as the Company or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and

(iii)      the Company may pay cash Dividends so long as (a) no Default or Event of Default is in existence at such time or would result therefrom and (b) the amount of such Dividend, when added to the aggregate amount of Dividends made pursuant to this clause (iii) after the Restatement Effective Date and the aggregate amounts paid pursuant to Section 8.05(xv) and (xviii) after the Restatement Effective Date, would not exceed the Permitted Dividend Amount in effect at such time.

8.04      Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i)      Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii)      existing Indebtedness to the extent the same is listed on 5(j)(vi) and Permitted Refinancing Indebtedness in respect of such Indebtedness;

(iii)      Indebtedness evidenced by Capitalized Lease Obligations and purchase money Indebtedness of the Company and its Subsidiaries, including any Indebtedness assumed in connection with the acquisition of assets; provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations, and the principal amount of all such Indebtedness incurred or assumed in each case after the Restatement Effective Date, permitted by this clause (iii) exceed $20,000,000 at any time outstanding;

(iv)      intercompany Indebtedness among the Company and its Subsidiaries to the extent permitted by Section 8.05;

(v)      Indebtedness of the Company under Interest Rate Protection Agreements entered into to protect the Company against fluctuations in interest rates in respect of the Obligations so long as management of the Company has determined that the entering into of such Interest Rate Protection Agreements are bona fide hedging activities;

(vi)      Indebtedness of the Company and its Subsidiaries under Other Hedging Agreements entered into in the ordinary course of business providing protection against fluctuations in currency values and/or commodity prices in connection with the Company’s or any of its Subsidiaries’ operations so long as management of the Company or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

(vii)      Indebtedness of the Credit Parties arising under the ABL Credit Documents (or any Permitted Refinancing ABL Credit Facility) in an aggregate principal amount not to exceed the greater of (i) $100,000,000 and (ii) the sum of (x) 85% of the net book value of the accounts receivable of the Company and its Wholly-Owned Domestic Subsidiaries and (y) 65% of the net book value of the inventory of the Company and its Wholly-Owned Domestic Subsidiaries, less, in each case, the aggregate principal amount of all principal repayments with the proceeds from Asset Sales utilized in accordance with Section 4.02(f) that permanently reduce the commitments thereunder;

(viii)      any Credit Party may become liable as a guarantor with respect to obligations of any other Credit Party, which obligations are not otherwise prohibited under this Agreement;

(ix)      Indebtedness in respect of those accounts receivable permitted to be sold or discounted pursuant to Section 8.02(xi);

(x)      Indebtedness representing deferred compensation to employees and directors of the Company or its Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted by this clause (x) shall not exceed $10,000,000 at any time outstanding;

(xi)      additional Indebtedness of the Company and its Subsidiaries not otherwise permitted under this Section 8.04 not to exceed $50,000,000 in aggregate principal amount at any one time outstanding;

(xii)      Indebtedness of a Subsidiary of the Company acquired after the Restatement Effective Date in connection with a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that the aggregate principal amount of all such Indebtedness outstanding at any one time pursuant to this clause (xii) shall not exceed (A) $10,000,000 plus (B) an additional amount of Indebtedness if (x) such Indebtedness consists of Permitted Debt and (y) after giving effect to the incurrence of such Permitted Debt and the respective Permitted Acquisition, the Interest Coverage Ratio for the then most recently ended Test Period is greater than 2.00:1.00 determined on a pro forma basis; and Permitted Refinancing Indebtedness in respect of any of the foregoing;

(xiii)      Indebtedness of Subsidiaries that are not Guarantors from time to time owing to Persons other than a Credit Party; provided that the aggregate amount of such Indebtedness under this clause (xiii) does not exceed $30,000,000 at any one time outstanding;

(xiv)      any Subsidiary of the Company may become liable as a guarantor with respect to lease obligations of the Company or any other Subsidiary of the Company;

(xv)      additional Indebtedness of the Company and its Subsidiaries not otherwise permitted under this Section 8.04; provided that after giving effect to the incurrence of such additional Indebtedness, the Interest Coverage Ratio for the then most recently ended Test Period is greater than 2.00:1.00 determined on a pro forma basis; provided, further, that the aggregate amount of such Indebtedness under this clause (xv) that may be incurred by Subsidiaries that are not Guarantors does not exceed $50,000,000 at any one time outstanding; and Permitted Refinancing Indebtedness in respect of the foregoing; and

(xvi)      Indebtedness of the Credit Parties arising under the Senior Note Indenture in an aggregate principal amount not to exceed $250,000,000 and Permitted Refinancing Indebtedness in respect of such Indebtedness.

For purposes of determining compliance with this Section 8.04, in the event that any item of proposed Indebtedness meets the criteria of more than one of the categories above, the Company will be permitted to classify the item of Indebtedness on the date of its incurrence, creation or assumption, or later reclassify all or a portion of the item of Indebtedness, in any manner that complies with this Section 8.04 and such item of Indebtedness shall be deemed to have been incurred, created or assumed pursuant to only one of such categories.

8.05      Advances, Investments, Loans, Purchase of Assets. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (w) lend money or credit or make advances to any Person, (x) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (including, without limitation, any Capital Stock or other securities of any other Person), but excluding purchases or other acquisitions of inventory, materials, equipment and other real and personal assets (other than assets constituting, or a Person (including the Capital Stock of a Person) engaged in, a business) used or to be used in the business of the Company and its Subsidiaries, (y) make any capital contribution to any other Person or (z) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted (each, an “Investment”):

(i)      the Company and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

(ii)      the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii)      the Company and its Subsidiaries may (x) make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000 and (y) make loans to members of management to fund their purchase of equity interests of the Company so long as no cash is paid by the Company or any of its Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within one Business Day) returned to the Company or such Subsidiary;

(iv)      the Company and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 8.04(v);

(v)      the Company and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 8.04(vi);

(vi)      investments in existence on the Restatement Effective Date and listed on Schedule 8.05 shall be permitted, without giving effect to any additions thereto or replacements thereof (provided that intercompany investments listed on Schedule 8.05 may be repaid or redeemed and re-advanced or re-contributed as new intercompany investments up to the amount of such investments in effect as of the Restatement Effective Date);

(vii)      any Credit Party may make intercompany loans to any other Credit Party, (B) any Subsidiary of the Company may make intercompany loans to any Credit Party and (C) any Foreign Subsidiary may make intercompany loans to another Foreign Subsidiary (collectively, “Intercompany Loans”); provided, that in the case of (A) and (B) only (x) each Intercompany Loan shall be evidenced by an Intercompany Note, (y) each Intercompany Note issued to the Company or any Subsidiary Guarantor shall be pledged to the Collateral Agent pursuant to the Pledge

Agreement and (z) each Intercompany Note issued to a Subsidiary of the Company that is not a Credit Party shall contain subordination provisions reasonably satisfactory to the Administrative Agent;

(viii)      the Company and its Subsidiaries may make intercompany loans to, or investments in, any of its Foreign Subsidiaries in the form of cash or Cash Equivalents;

(ix)      the Company and the Subsidiary Guarantors may make equity contributions to the capital of their respective Subsidiaries which are Credit Parties;

(x)      the Company and its Subsidiaries may create or acquire new Subsidiaries to the extent otherwise permitted hereunder;

(xi)      the Company and its Subsidiaries may transfer inventory or equipment not otherwise reasonably required for the operations of the Company or any of its Domestic Subsidiaries to any Foreign Subsidiary to the extent such Foreign Subsidiary pays for such inventory or equipment in cash equal to the fair market value thereof;

(xii)      the Company and its Subsidiaries shall be permitted to make Capital Expenditures;

(xiii)      the Company and its Subsidiaries may enter into transactions permitted under Section 8.02;

(xiv)      the Company and its Subsidiaries may enter into guarantees to the extent permitted by Section 8.04;

(xv)      subject to the provisions of this Section 8.05(xv) and the requirements contained in the definition of Permitted Acquisition, the Qualified Credit Parties and Wholly-Owned Foreign Subsidiaries of the Company may from time to time after the Restatement Effective Date effect Permitted Acquisitions, so long as (i) no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would result after giving pro forma effect thereto and all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (ii) the aggregate consideration for all Permitted Acquisitions effected after the Restatement Effective Date pursuant to this clause (xv) (excluding Qualified Stock of the Company (or options or warrants for Qualified Stock of the Company) issued as consideration for such Permitted Acquisition), together with all other Dividends and advances, investments and loans made pursuant to Sections 8.03(iii) and 8.05(xviii), does not exceed the sum of (A) $50,000,000 (less, on a dollar for dollar basis, the amount of any outstanding advances, loans or investments previously or concurrently made pursuant to Section 8.05(xviii)(A)) plus (B) the Permitted Dividend Amount as in effect at the time of such Permitted Acquisition; provided that (x) the limitation set forth in this clause (ii) shall not apply with respect to the acquisition of a domestic entity or assets of a domestic entity (and consideration for Permitted Acquisitions effected pursuant to this clause (x) of this proviso shall not be deducted from the foregoing limitation) if, after giving effect to such Permitted Acquisition, the Interest Coverage Ratio for the then most recently ended Test Period is greater than 2.00:1.00 determined on a pro forma basis and (y) in the case of any Permitted Acquisition which is of foreign entity or assets of a foreign entity, the amount which is available for such Permitted Acquisitions pursuant to this clause (ii) shall be increased by $150,000,000, (iii) in the case of acquisitions effected by any Credit Party, such Credit Party is able to, and does, grant a Lien to the Collateral Agent for the benefit of the Secured Creditors on and security interest in assets acquired thereby in connection with such Permitted Acquisition and (iv) the Company shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of the Company, certifying to the best of his or her knowledge, compliance with the requirements of preceding clauses (i) through (iii);

(xvi)      investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(xvii)      investments of any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Subsidiaries, in either case, as the result of a Permitted Acquisition in compliance with the terms of this Agreement; provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger or consolidation;

(xviii)      in addition to the other exceptions set forth in this Section 8.05, the Company and its Subsidiaries may make additional advances, capital contributions, investments and loans after the Restatement Effective Date to the extent not otherwise permitted under this Section 8.05 so long as the aggregate amount of such advances, capital contributions, investments and loans, together with all other advances, capital contributions, investments and loans made pursuant to Sections 8.03(iii) and 8.05(xv)(ii)(x) at that time outstanding, shall not exceed the sum of (A) $50,000,000 (less, on a dollar for dollar basis, the amount of any Permitted Acquisitions previously or concurrently made pursuant to Section 8.05(xv)(ii)(A)) plus (B) the Permitted Dividend Amount as in effect at the time of such advances, investments and loans;

(xix)      investments made after the Original Closing Date in the Asian Latex Businesses in an aggregate amount not to exceed $25,000,000;

(xx)      Investments to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale as permitted pursuant to the second and third to last paragraphs of Section 8.02; and

(xxi)      Investments made in connection with effecting the transactions set forth on Schedule 1.01(c).

8.06      Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would reasonably be obtained by the Company or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(i)      Dividends may be paid to the extent provided in Section 8.03;

(ii)      transactions permitted under Section 8.02 shall be permitted;

(iii)      loans may be made and other transactions may be entered into by the Company and its Subsidiaries to the extent permitted by Section 8.05;

(iv)      the Company and its Subsidiaries may enter into other transactions between or among the Company and its Subsidiaries not involving any other Affiliate;

(v)      customary fees paid to members of the board of directors of the Company and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates; and

(vi)      issuances of equity interests, payments of bonuses and other transactions permitted pursuant to employment or compensation agreements, option agreements, incentive plans, indemnification agreements and other arrangements with employees and directors of the Company or any of its Subsidiaries, in each case so long as the foregoing are on terms not materially more beneficial to such officers and directors as those provided by companies of similar size and similar financial condition as the Company and its Subsidiaries.

8.07      Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. The Company will not, and will not permit any of their Subsidiaries to:

(i)      amend or modify, or permit the amendment or modification of, any provision of (x) any ABL Credit Document in a manner which is adverse to the interests of the Lenders in any material respect or in a manner which is prohibited by the terms of the ABL/Term Loan Inter-creditor Agreement or (y) any documentation entered into in connection with the other Indebtedness referred to in this clause (i) in a manner which is adverse to the interests of the Lenders in any material respect; or

(ii)      amend, modify or change its certificate of incorporation or limited liability company agreement or by-laws (if any), or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes pursuant to this clause (ii) or any such new agreements which are not adverse in any material respect to the interests of the Lenders and the terms of any such amendment, modification, change or other action will not violate any of the other provisions of this Agreement or any other Credit Document.

8.08      Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any of its Subsidiaries, or pay any Indebtedness owed to any of its Subsidiaries, (b) make loans or advances to any of its Subsidiaries, or (c) transfer any of its properties or assets to any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the ABL Credit Agreement and the other ABL Credit Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any of its Subsidiaries, (v) customary provisions restricting assignment of any agreement entered into by the Company or any Subsidiary of the Company in the ordinary course of business, (vi) customary provisions restricting the transfer of assets subject to Liens permitted under Section 8.01(iii), (vii), (viii), (ix) and (xviii), (vii) any restrictions contained in contracts for the sale of assets permitted in accordance with Section 8.02 solely in respect of the assets to be sold pursuant to such contract, (viii) any restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (ix) the Senior Notes and the Senior Notes Indenture and (x) in the case of clauses (b) and (c) above, customary restrictions in joint venture agreements entered into by the Company or its Subsidiaries.

8.09      Limitation on Issuance of Equity. The Company will not, and will not permit any of its Subsidiaries to, issue (i) any class of Disqualified Stock; notwithstanding the foregoing and for the avoidance of doubt, the Company and its Subsidiaries may issue Qualified Stock and/or options and warrants for the same in an unlimited amount so long as such Qualified Stock and/or options and warrants are not Disqualified Stock.

8.10      Business. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than any of the lines of business conducted by the Company and its Subsidiaries on the Restatement Effective Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with the Company’s existing and future technology, trademarks and patents.

8.11      Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary; provided that (1) the Company may establish or create non-Wholly-Owned Subsidiaries pursuant to Section 8.05(xv), (xvii) or (xviii) and (2) the Company and its Subsidiaries shall be permitted to establish or create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries (it being understood and agreed that, in connection with the creation of any non-Wholly-Owned Subsidiary under Section 8.05(xv) and any Wholly-Owned Subsidiary, subject to the terms and conditions of Section 7.11 hereof, (i) the capital stock of such new Subsidiary (other than a Foreign Holdco) to the extent owned by the Company or any other Credit Party (up to 65% of the capital stock of any such new Foreign Subsidiary) is promptly pledged pursuant to, and to the extent required by, the respective Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (ii) such new Subsidiary (to the extent it is a Domestic Subsidiary) promptly executes a counterpart of the Pledge Agreement, the Security Agreement, the ABL/Term Loan Intercreditor Agreement and the Subsidiary Guarantee, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Credit Documents if it were a Credit Party on the Restatement Effective Date or Original Closing Date; provided that in the case of any Foreign Holdco, recourse on any Guarantee by such Foreign Holdco shall be limited to the Collateral pledged by such Foreign Holdco. In addition, at the reasonable request of the Administrative Agent, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Restatement Effective Date or Original Closing Date.

8.12      Multiemployer Plans. Neither the Company nor any of its Subsidiaries shall partially or totally withdraw any amounts from a Plan or Multiemployer Plan without the prior written consent of the Required Lenders, unless the withdrawal liability of the Company and its Subsidiaries from all such withdrawals in the aggregate shall not exceed $5,000,000.

8.13      Financial Covenants.

(a)    Maximum Senior Secured Net Leverage Ratio. The Company shall not permit the Senior Secured Net Leverage Ratio, as of the last day of any Test Period during any period in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period	Senior Secured Net Leverage Ratio
Restatement Effective Date - November 30, 2011	3.25 to 1.0
December 1, 2011 - November 30, 2012	3.00 to 1.0
December 1, 2012 - November 30, 2013	2.75 to 1.0
December 1, 2014 and thereafter	2.50 to 1.0

(b)      Minimum Interest Coverage Ratio. The Company shall not permit the Consolidated Interest Coverage Ratio, for any Test Period during any period in the table below, to be less than the ratio set forth opposite such period in the table below:

Test Period	Interest Coverage Ratio
Restatement Effective Date - November 30, 2011	2.25 to 1.0
December 1, 2011 - November 30, 2012	2.25 to 1.0
December 1, 2012 - November 30, 2013	2.50 to 1.0
December 1, 2014 and thereafter	2.50 to 1.0

(c)      Limitation on Capital Expenditures. The Company shall not permit the aggregate amount of Capital Expenditures made in any period set forth below to exceed the amount set forth opposite such period below:

Period	Amount (in millions)
Restatement Effective Date - November 30, 2011	$60.0
December 1, 2011 - November 30, 2012	$60.0
December 1, 2012 - November 30, 2013	$60.0
December 1, 2013 - November 30, 2014	$60.0
December 1, 2014 - November 30, 2015	$60.0
December 1, 2015 - November 30, 2016	$60.0
December 1, 2016 - Final Maturity Date	$60.0

; provided, however, that (A)(x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 8.13(c) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 8.13(c) for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover) and (B) if the aggregate amount of Capital Expenditures made in any fiscal year shall be greater than the maximum amount of Capital Expenditures permitted under this Section 8.13(c) for such fiscal year, 50%

of the unused amount for the next succeeding fiscal year may be carried back to the immediately preceding fiscal year and utilized to make such Capital Expenditures in such immediately preceding fiscal year.

SECTION 9.      Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

9.01    Payments. (a) The Company shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document or (b) any Guarantor shall default in the payment of any amount, in respect of any payment of the type described in clause (a)(ii) above pursuant to its Guarantee, and such default shall continue unremedied for three or more Business Days; or

9.02    Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made; or

9.03    Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(f)(i), the second sentence of Section 7.02, Section 7.11 or Section 8, (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(a), Section 7.01(b), Section 7.01(c), Section 7.01(d), Section 7.03(b) or Section 7.12 and such default shall continue unremedied for a period of 15 days after written notice to the defaulting party by the Administrative Agent or the Required Lenders or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 9.01) and such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Lenders; or

9.04    Default Under Other Agreements. (i) The Company or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any such Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled prepayment or required prepayment (other than pursuant to a “due-on-sale” clause in a mortgage or similar security agreement) (unless such required prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not be a Default or an Event of Default under this Section 9.04 unless the aggregate outstanding principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $10,000,000; provided further that with respect to any failure or breach or default under Section 7.23 of the ABL Credit Agreement (or any default arising under Section 9.1 of the ABL Credit Agreement arising solely as a result of a failure, breach or default under such Section 7.23), such event shall only constitute an Event of Default under this Section 9.04 upon the earlier of (1) acceleration (or the Lenders thereunder having the right to so accelerate) of the Indebtedness under the ABL Credit Agreement and (2) such event not having been cured or waived within 30 days after the occurrence of such event (the “Stand Still Period”); or

9.05    Bankruptcy, etc. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

9.06    ERISA. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liability of the Company and/or its Subsidiaries in an amount that could have a Material Adverse Effect; or

9.07    Security Documents. Except (x) in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities and (y) in respect of an immaterial portion of the Collateral, at any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the First Priority Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral to the extent required by the Security Documents), in favor of the Collateral Agent, and subject to no other Liens other than Permitted Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents; or

9.08    Guarantees. (a) Any Guarantee or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guarantee, or (b) except as otherwise provided in Section 9.01(b), any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guarantee; provided that, with respect to defaults under the Subsidiary Guarantee which relate to covenants in Section 7 of this Agreement for which a grace period is applicable under Section 9.03(iii), such Guarantors shall have the benefit of the grace period set forth in Section 9.03(iii); or

9.09    Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate for the Company and its Subsidiaries a liability of $10,000,000 or more (not paid or fully covered by a reputable and solvent insurance company) and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

9.10    Change of Control. A Change of Control shall have occurred; or

9.11    ABL/Term Loan Intercreditor Agreement. Any provision of the ABL/Term Loan Intercreditor Agreement which is material to the interests of the Lenders shall cease to be in full force or effect (except in accordance with its terms);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (iv) apply any cash collateral held pursuant to this Agreement to pay Obligations.

SECTION 10.    The Administrative Agent.

10.01    Appointment.

(a)      The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent (for purposes of this Section 10 and Section 11.01, the term “Administrative Agent” also shall include DBTCA in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

(b)      Each Lender hereby authorizes the Administrative Agent to take such action as agent on its behalf and for its benefit and to exercise such powers under this Agreement and the other Credit Documents as are delegated to such Administrative Agent by the terms hereof and thereof, together with powers as are reasonably incidentally thereto. Each Lender (including the Required Lenders under and as defined in the Original Credit Agreement) hereby give the Administrative Agent and the Collateral agent their consent to enter into the ABL/Term Loan Intercreditor Agreement and hereby authorize the Administrative Agent and the Collateral Agent to take such actions, including without limitation making such filings and entering into Amendment No. 1 to the Security Agreement, Amendment No. 1 to the Pledge Agreement and Amendment No. 1 to the Subsidiary Guarantee (in each case, in substantially the form provided to the Lenders, with such changes thereto as the Administrative Agent may deem reasonably necessary or appropriate), as may be necessary or desirable to reflect the intent of this Agreement.

10.02      Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

10.03    Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

10.04    Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender or the holder of any Note by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

10.05    Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

10.06    Indemnification.

(a)      To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Company, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof), in proportion to their respective “percentage” as used in determining the Required Lenders (determined by the Lenders share of the aggregate outstanding Loans at the time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature (including, without limitation, any customary indemnifications provided to a deposit account bank pursuant to a “control agreement” referred to in the Security Agreement) which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document, (including with respect to any agreements or other instruments referred to herein or therein) or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) bad faith, gross negligence or willful misconduct (each as determined by a court of competent jurisdiction).

(b)      The Administrative Agent (and any affiliate thereof) shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.07    The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Required Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.08    Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

10.09    Resignation by the Administrative Agent.

(a)      The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 9.05 then exists, the Company.

(b)      Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company, which acceptance shall not be unreasonably withheld or delayed (provided that the Company’s approval shall not be required if an Event of Default then exists).

(c)      If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company (which consent shall not be unreasonably withheld or delayed, provided that the Company’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)      If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e)      Upon a resignation of the Administrative Agent pursuant to this Section 10.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 10 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

SECTION 11.      Miscellaneous.

11.01    Payment of Expenses, etc. The Company hereby agrees to: (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (including Expenses) of the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel LLP and the Administrative Agent’s other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, counsel for Lenders); (b) pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and (c) indemnify the Administrative Agent, the Collateral Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (i) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (ii) the presence, Release or threatened Release of Hazardous Material on, at, under or from any Real Property at any time owned, leased or operated by the Company or any of its Subsidiaries, the generation, storage, treatment, transportation, handling or Release of Hazardous Material by the Company or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, the non-compliance by the Company or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to their respective operations or any Real Property, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the bad faith, gross negligence or willful misconduct of the Person to be indemnified (each as determined by a court of competent jurisdiction)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Collateral Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

11.02    Right of Setoff.

(a)      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

11.03    Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered: if to the Company, at its address specified opposite its signature below; if to any Lender, at its address specified on Schedule 1.01(b); and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, facsimiled, or cabled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company, cable company or one day following delivery to an overnight courier, as the case may be, or when sent by telex or facsimile device, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

11.04      Benefit of Agreement; Assignments; Participations.

(a)      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders; and provided, further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Sections 2.13 and 11.04(b)) and the transferee, assignee or the participant as the case may be shall not constitute a “Lender” hereunder; and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 11.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (in each case except as expressly provided in the Credit Documents), or any Guarantor or Guarantee (in each case except as expressly provided in the relevant Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation. A participant shall not be entitled to receive any greater payment under Section 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company’s prior written consent or the right to greater payment results from a change in law after the participant becomes a participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amount of each participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender (but not any Agent, any Company or any other Lender) shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.

(b)      Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations (or, if the Commitment has terminated, outstanding Obligations) hereunder to (i) (A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor or by an Affiliate of a Lender) shall be treated as an affiliate of such other Lender for the purposes of this subclause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (v) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (w) upon the surrender of the relevant Note by the assigning Lender (or, upon such assigning Lender’s indemnifying the Company for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Company’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (x)the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), (y) the Administrative Agent shall receive at the time of each such assignment (other than an assignment between a Lender and its Affiliates), from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (z) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 11.13. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment.

(c)      Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Company), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

(d)      Any Lender which assigns all of its Commitment and/or Loans hereunder in accordance with Section 11.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 4.04, 10.06, 11.01 and 11.06), which shall survive as to such assigning Lender.

11.05    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

11.06    Payments Pro Rata.

(a)      The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)      Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

11.07    Calculations; Computations.

(a)      The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Lenders; it being understood and agreed that notes may be absent in the interim financial statements). In addition, except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, and for all purposes of determining Capital Expenditures, the Interest Coverage Ratio, Net Leverage Ratio and Senior Secured Net Leverage Ratio, shall utilize accounting principles and policies in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment and Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that it or the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a pro forma basis.

(b)      All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

11.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a)      THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL,

EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Subject to the final sentence of this clause (a), any legal action or proceeding with respect to this Agreement or any other Credit Document shall be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent under this Agreement, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction in connection with its exercise of rights under any Security Document or the enforcement of any judgment.

(b)      The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other credit document brought in the Courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such Court that any such action or proceeding brought in any such Court has been brought in an inconvenient forum.

(c)      Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other credit documents or the transactions contemplated hereby or thereby.

11.09    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

11.10    Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.11    Amendment or Waiver.

(a)      Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Company may be released from, this Agreement, the Subsidiary Guarantee and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders); provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note beyond the Final Maturity Date, or reduce (or forgive) the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 11.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents,(iii) release all or substantially all of the Guarantors under the Guarantees, (iv) amend, modify or waive any provision of this Section 11.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments and the Loans on the Restatement Effective Date), (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Commitments and the Loans are included on the Restatement Effective Date), (vi) amend the definition of “Interest Period” so as to permit interest periods in excess of six months without requiring the consent of all Lenders or (vii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 10 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment or Loans of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender in its capacity as a Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(b)      If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 11.11(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitment and/or repay all outstanding Loans of such Lender; provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that the Company shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights

(and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.11(a).

(c)      Notwithstanding anything to the contrary contained above in this Section 11.11, the Administrative Agent and/or the Collateral Agent may (i) enter into amendments to the Subsidiary Guarantee and the Security Documents for the purpose of adding additional Subsidiaries of the Company (or other Credit Parties) as parties thereto and (ii) enter into security documents to satisfy the requirements of Section 7.11, without the consent of the Required Lenders.

(d) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Loans (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, respectively, at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.

11.12    Confidentiality.

(a)      Subject to the provisions of clause (b) of this Section 11.12, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.12 to the same extent as such Lender) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Company to the Lenders in writing as confidential or would customarily be treated as confidential in banking practice; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation,(d)in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant (or its investment advisor) in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee agrees to maintain the confidentiality contained in this Section 11.12.

(b)      The Company hereby acknowledges and agrees that each Lender may share with any of its Lending Affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the

Company, the Company and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 11.13 to the same extent as such Lender).

11.13    Register. The Company hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 11.13, to maintain a register (the “Register”) on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Company’s obligations in respect of such Loans. The Register shall be available for inspection by Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of the assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of the assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.13 other than those resulting from the Administrative Agent’s willful misconduct or gross negligence.

11.14    USA Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Company that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies the Company and the other Credit Parties and other information that will allow such Lender to identify the Company and the other Credit Parties in accordance with the Patriot Act.

11.15    Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 4.04, 10.06 and 11.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

11.16    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

*    *    *

IN WITNESS WHEREOF, the partied hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:	OMNOVA SOLUTIONS INC.

175 Ghent Road
Fairlawn, Ohio 44333	By:	/s/ Chet Fox
Attn: Chief Financial Officer		Name: Chet Fox
Phone: 330-869-4232		Title: VP Treasurer
Fax: 330-869-4544

With a copy to

175 Ghent Road
Fairlawn, Ohio 44333
Attn: General Counsel
Phone: 330-869-4250
Fax: 330-869-4410

[Omnova-Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Individually and as Administrative Agent

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

[Omnova-Credit Agreement]

EXHIBIT A

FORM OF NOTICE OF BORROWING

Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders party to the Credit Agreement referred to below

Attention:

Ladies and Gentlemen:

The undersigned, OMNOVA Solutions Inc. (the “Company” ), refers to the Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement,” the terms defined therein being used herein as therein defined), among the Company, certain lenders from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03(a) of the Term Loan Credit Agreement, that the undersigned hereby requests a Borrowing under the Term Loan Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing” ) as required by Section 2.03(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is [Date] .1

(ii) The aggregate principal amount of the Proposed Borrowing is $            .

(iii) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

[(iv) The initial Interest Period for the Proposed Borrowing is [one, two, three, six, nine or twelve month[s], or such shorter period approved by the Administrative Agent].

[1]

In the case of Eurodollar Loans, shall be at least three Business Days after the date hereof. In the case of Base Rate Loans, shall be a Business Day, provided that such notice shall be deemed to be given on a certain date only if given no later than 11:00 A.M. (New York time) on such day.

Very truly yours,

OMNOVA SOLUTIONS INC.

By:
Name:
Title:

EXHIBIT B

FORM OF TERM NOTE

$	New York, New York
[Date of Issuance]

FOR VALUE RECEIVED, OMNOVA Solutions Inc., an Ohio corporation (the “Company” ), hereby promises to pay to the order of                      (the “Lender” ), in lawful money of the United States of America in immediately available funds, at the Payment Office, on the Final Maturity Date the principal sum of                      DOLLARS or, if less, the then unpaid principal amount of all Loans (other than Incremental Loans) made by the Lender to the Borrower pursuant to the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement (as defined below).

The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement referred to below.

This Note is one of the Notes referred to in the Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010, among the Company, the lenders from time to time party thereto (including the Lender) and the Administrative Agent (as from time to time in effect, the “Agreement” ) and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Guarantees and is secured by and entitled to the benefits of the Security Documents. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory prepayment prior to the Final Maturity Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

OMNOVA SOLUTIONS INC.

By:
Name:
Title:

EXHIBIT C

FORM OF SECTION 4.04(b)(ii) CERTIFICATE

Reference is hereby made to the Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010, among OMNOVA Solutions Inc. (the “Company” ), the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent” ) (as further amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement” ). Pursuant to the provisions of Section 4.04(b)(ii) of the Term Loan Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

The undersigned shall promptly notify the Company and the Administrative Agent if the certification made herein is no longer true and correct.

[NAME OF LENDER]

By:
Name:
Title:

Date:             ,

EXHIBIT D

FORM OF OPINION OF FROST BROWN TODD LLC

[To be provided under separate cover.]

EXHIBIT E

OMNOVA SOLUTIONS INC.

Officers’ Certificate

I, the undersigned, [President/Vice President] of OMNOVA Solutions Inc., a corporation organized and existing under the laws of the State of Ohio (the “Company” ), do hereby certify on behalf of the Company that:

This Certificate is furnished pursuant to the Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010, among the Company, the lenders from time to time party thereto, and Deutsche Bank Trust Company Americas (“DBTCA” ), as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Term Loan Credit Agreement” ). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Term Loan Credit Agreement.

1. On the date hereof, all of the conditions in Sections 5(h), 5(j) and (p) of the Term Loan Credit Agreement have been satisfied (except to the extent as to the acceptability of any items to the Administrative Agent and/or the Required Lenders or as to whether the Administrative Agent and/or the Required Lenders are satisfied with any of the matters described in said Sections).

2. On the date hereof, the representations and warranties contained in the Term Loan Credit Agreement or in the other Credit Documents are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof.

3. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.

4. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of [            ], 2010.

OMNOVA SOLUTIONS INC.

By:
Name:
Title:

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 3 and 4 above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of [            ], 2010.

OMNOVA SOLUTIONS INC.

By:
Name:
Title:

EXHIBIT F

FORM OF PLEDGE AGREEMENT

[To be provided under separate cover.]

EXHIBIT G

FORM OF SECURITY AGREEMENT

[To be provided under separate cover.]

EXHIBIT H

SUBSIDIARY GUARANTEE

GUARANTEE, dated as of [            ], 2010, made by each of the undersigned (each a “Guarantor” and collectively, the “Guarantors”). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

W I T N E S S E T H:

WHEREAS, OMNOVA Solutions Inc. (the “Company”), various lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Administrative Agent”, and, together with the Lenders and the Collateral Agent, the “Lender Creditors”), have entered into a Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of [            ], 2010 providing for the making of Loans to the Company, all as contemplated therein (as used herein, the term “Credit Agreement” means the Term Loan Credit Agreement described above in this paragraph, as the same may from time to time be further amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, any increase in the amount borrowed thereunder) of all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, banks or holders);

WHEREAS, the Company and/or one or more of its Subsidiaries may from time to time enter into, or guarantee the obligations of one another under, one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement entered into with an Other Creditor (as hereinafter defined), an “Interest Rate Protection Agreement or Other Hedging Agreement”) with one or more Lenders or any affiliate thereof (each such Lender or affiliate (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), together with such Lender’s or affiliate’s successors and assigns, collectively, the “Other Creditors” and together with the Lender Creditors, the “Creditors”);

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Company;

WHEREAS, it is a condition precedent to the making of Loans to the Company under the Credit Agreement and to the Other Creditors entering into the Interest Rate Protection Agreements or Other Hedging Agreements that each Guarantor shall have executed and delivered this Guarantee; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Company under the Credit Agreement and the entering into by the Company and/or one or more of its Subsidiaries of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guarantee in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to make Loans to the Company and the Other Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Company and/or one or more of its Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

1. Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and Loans made to, the Company under the Credit Agreement, and (y) all other obligations and indebtedness (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by Company to the Lender Creditors (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is allowed claim in any such proceeding)) of the Company and other Credit Parties owing to the Lender Creditors now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by the Company and other Credit Parties with the terms, conditions, covenants and agreements contained in the Credit Documents (all such principal, interest, obligations, indebtedness and liabilities being herein collectively referred to as the “Credit Document Obligations”) and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is allowed claim in any such proceeding)) owing by the Company and/or one or more of its Subsidiaries to the Other Creditors under any Interest Rate Protection Agreement or Other Hedging Agreements, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Company and such Subsidiaries with the terms, conditions and agreements contained therein (all such obligations and indebtedness being herein collectively called the “Interest Rate Protection Agreements or Other Hedging Obligations”; and together with the Credit Document Obligations are herein collectively called the “Guaranteed Obligations”). Notwithstanding the foregoing or anything to the contrary contained in this Guarantee, Interest Rate Protection Agreements or Other Hedging Obligations shall only constitute Guaranteed Obligations hereunder if the Grantor (as defined in the ABL/Term Loan Intercreditor Agreement) has designated the respective Interest Rate Protection Agreement or Other Hedging Agreement as a Term Loan Obligatio (as defined in the ABL/Term

Loan Intercreditor Agreement). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guarantee up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against the Company, against any security for the Guaranteed Obligations, against any other Guarantor, or against any other guarantor under any other guarantee covering the Guaranteed Obligations. This Guarantee shall constitute a guarantee of payment and not of collection. All payments by each Guarantor under this Guarantee shall be made on the same basis as payments by the Company under Sections 4.03 and 4.04 of the Credit Agreement. Notwithstanding any provision to the contrary contained herein, recourse under the guarantee provided for herein by any Foreign Holdco (as identified on the signatures pages hereto) shall be limited to the Collateral pledged to the Administrative Agent for the benefit of the Secured Parties by such Foreign Holdco under the other Loan Documents.

2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Creditors whether or not due or payable by the Company upon the occurrence in respect of the Company of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guarantee of the Guaranteed Obligations whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of such Guarantor hereunder shall not be affected or impaired by: (i) any direction as to application of payment by the Company; (ii) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (iii) any payment on or in reduction of any such other guarantee or undertaking; (iv) any dissolution, termination or increase, decrease or change in personnel by the Company; (v) any payment made to any Creditor on the Guaranteed Obligations which any Creditor repays the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding; (vi) any action or inaction by the Creditors as contemplated in Section 6 hereof or (vii) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of all or any part of the Guaranteed Obligations or of any security therefor.

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Company, and whether or not any other Guarantor, any other guarantor or the Company be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to each Guarantor.

5. Each Guarantor hereby waives notice of acceptance of this Guarantee and notice of any liability to which it may apply, and waives promptness, diligence, presentment,

demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action taken by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other Guarantor or guarantor or the Company).

6. Except as provided in any Credit Document, Interest Rate Protection Agreement, Other Hedging Agreement or any of the instruments or agreements referred to therein, any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring liability to any Guarantor as a result thereof, without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part (and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any and all of the following):

(i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(ii) take and hold security for the payment of the Guaranteed Obligations and/or sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(iii) exercise or refrain from exercising any rights against the Company, any Guarantor or others or otherwise act or refrain from acting;

(iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company;

(v) subject to the terms of the Credit Agreement, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Creditors regardless of what liabilities of the Company remain unpaid;

(vi) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements, Other Hedging Agreements or any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements, Other Hedging Agreements or any of the Credit Documents or any of such other instruments or agreements;

(vii) act or fail to act in any manner referred to in this Guarantee which may deprive any Guarantor of its right to subrogation against the Company to recover full indemnity for any payments made pursuant to this Guarantee;

(viii) release or substitute any one or more endorsers, Guarantors, other guarantors, the Company, or other obligors; and/or

(ix) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guarantee (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

8. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder and no course of dealing between any Guarantor and any Creditor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand.

9. Any indebtedness of the Company now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Company to the Creditors; and such indebtedness of the Company to any Guarantor, if the Administrative Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Company to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guarantee. Prior to the transfer by such Guarantor of any note or negotiable instrument evidencing any indebtedness of the Company to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all Guaranteed Obligations have been paid in full in cash.

10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to (i) proceed against the Company, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Company, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Company (other than any defense the Company may have arising from the bad faith, gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent or any other Creditor), any other Guarantor, any other guarantor or any other party other than payment in full in cash of the Guaranteed Obligations, including without limitation any defense based on or arising out of the disability of the Company, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full in cash of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other party or any security.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c) Until such time as the Guaranteed Obligations have been paid in full in cash, each Guarantor hereby waives all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Company or any other Guarantor which it may at any time otherwise have as a result of this Guarantee.

Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

11. In order to induce the Lenders to make Loans to the Company pursuant to the Credit Agreement and to induce the Other Creditors to execute, deliver and perform the

Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor hereby represents, warrants and covenants that:

(i) Such Guarantor (x) is a duly organized and validly existing corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, (y) has the corporate or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (z) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification except for failures to be so qualified which, in the aggregate, could not be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

(ii) Such Guarantor has the corporate, partnership or limited liability company power to execute, deliver and perform the terms and provisions of this Guarantee and each other Credit Document (such term, for purposes of this Guarantee, to mean each Credit Document (as defined in the Credit Agreement) and each Interest Rate Protection Agreement and Other Hedging Agreement with an Other Creditor) to which it is a party and has taken all necessary corporate, partnership or limited liability company action to authorize the execution, delivery and performance by it of this Guarantee. Such Guarantor has duly executed and delivered this Guarantee and each other Credit Document to which it is a party, and each such Credit Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

(iii) Neither the execution, delivery or performance by such Guarantor of this Guarantee or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (x) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (y) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the ABL Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (z) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of such Guarantor or any of its Subsidiaries.

(iv) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (x) the execution, delivery and performance of this Guarantee or any other Credit Document to which such Guarantor is a party, or (y) the legality, validity, binding effect or enforceability of this Guarantee or any other Credit Document to which such Guarantor is a party, except those (A) which have been obtained or made prior to the Closing Date, (B) the absence of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (C) for filings and recordings required to perfect the security interests created under the Security Documents.

(v) There are no actions, suits or proceedings pending or, to the best knowledge of any Guarantor, threatened (y) with respect to this Guarantee or (z) that could reasonably be expected to have a Material Adverse Effect.

12. Each Guarantor covenants and agrees that on and after the date hereof and until the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements with an Other Creditor have terminated, no Note is outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply with the provisions of Sections 7 and 8 of the Credit Agreement, to the extent such Sections apply to such Guarantors.

13. Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses of each Creditor in connection with the enforcement of this Guarantee and the protection of such Creditor’s rights hereunder, and in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable and actual fees and disbursements of counsel employed by the Administrative Agent or any of the Creditors).

14. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

15. Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Administrative Agent (with, except as provided in Section 11.12 of the Credit Agreement, the consent of the Required Lenders) and each Guarantor directly affected thereby (it being understood that the release or addition of any Guarantor hereunder shall not constitute a change or waiver affecting any Guarantor other than the Guarantor so released or added); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Creditors. For the purpose of this Guarantee, the term “Class” shall mean each class of Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as holders of the Other Obligations. For the purpose of this Guarantee, the term Requisite Creditors of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or all of the Lenders if so required under the Credit Agreement) and (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time under the Interest Rate Protection Agreements and/or Other Hedging Agreements.

16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and the Interest Rate Protection Agreements and Other Hedging Agreements with an Other Creditor has been made available to its principal executive officers and such officers are familiar with the contents thereof.

17. (a) In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” under, and as defined in, the Credit Agreement or any payment default (after giving effect to any grace period applicable thereto) under any Interest Rate Protection Agreement or Other Hedging Agreement and shall in any event, include without limitation any payment default on any of the Guaranteed Obligations after giving effect to any grace period applicable thereto), each Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor (including, without limitation, by branches and agencies of such Creditor wherever located) to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guarantee, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to notify any such Guarantor promptly of any such set-off, provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Each Guarantor understands that if all or any part of the Guaranteed Obligations is secured by real property, such Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditors’ right to proceed against any Guarantor or any Subsidiary of such Guarantor.

18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guarantee, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor:

175 Ghent Road

Fairlawn, OH 44333

Attention: General Counsel

Telephone No.: (330) 869-4250

Facsimile No.: (330) 869-4410

with a copy to:

Frost Brown Todd LLC

2200 PNC Center

201 East Fifth Street

Cincinnati, OH 45202

Attn: Jeffrey R. Push, Esq.

Telephone No.: (513) 651-6893

Facsimile No.: (513) 651-6981

and (iii) in the case of any Other Creditor, at such address as such other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note, any Interest Rate Protection Agreement, Other Hedging Agreement or other instrument evidencing any liability of the Company, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

20. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Company or other Persons liable in respect of the Guaranteed Obligations (including any Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of any Guarantor against any Creditor shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statue of limitations.

21. (a) THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guarantee may be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guarantee, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signatures below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any of the Creditors under this Guarantee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee or any other credit document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTEE) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22. Each Guarantor and each Creditor (by its acceptance of the benefits of this Guarantee) hereby confirms that it is its intention that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Creditor (by its acceptance of the benefits of this Guarantee) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

24. In the event that all of the capital stock or other equity interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 11.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Company or another Subsidiary thereof), be released from this Guarantee automatically and without further action and this Guarantee shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 24).

25. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. All payments made by any Guarantor hereunder will be made without set-off, counterclaim or other defense.

27. The Creditors agree that this Guarantee may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guarantee or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Creditors upon the terms of this Guarantee and the Security Documents. The Creditors further agree that this Guarantee may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

28. It is understood and agreed that any Subsidiary of the Company that is required to execute a counterpart of this Guarantee after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

29. At any time a payment in respect of the Guaranteed Obligations is made under this Guarantee, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guarantee. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) is an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and the Total Commitments have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 29 against any other Guarantor shall be expressly junior and subordinate to such other obligations owing under this Guarantee. As used in this Section 29: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guarantee or any guarantee of the obligations in respect of the ABL Credit Agreement on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guarantee pursuant to Section 24 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 29 and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 29, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

* * *

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

[GUARANTORS], each as a Guarantor

By:
Name:
Title:

Accepted and Agreed to: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT I

FORM OF INTERCOMPANY NOTE

[This Note, and the obligations of [NAME OF PAYOR] (the “Payor”) hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in Section 1.07 of Annex A hereto) on the terms and conditions set forth in Annex A hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety. Annex A shall not be amended, modified or supplemented without the written consent of the Required Lenders (as defined in each of the Credit Agreements referred to below) (or, after such Credit Agreements have been terminated, the other holders holding a majority of the outstanding other Senior Indebtedness)]1

New York, New York

[Date]

FOR VALUE RECEIVED,                     , a                      [corporation][company][partnership] (the “Payor”), hereby promises to pay on demand to the order of                      (the “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and the Payee.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor or (y) any exercise of remedies in respect of the Collateral pursuant to any of the Security Documents as defined in the Credit Agreements referred to below, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

This Note is one of the Intercompany Notes referred to in (i) the ABL Credit Agreement, dated as of [            ], 2010 among the [Payor] [Payee], [OMNOVA Solutions Inc. (the “Company”)] and certain of [its] subsidiaries from time to time party thereto, the lenders from

[1]

EACH PROMISSORY NOTE EVIDENCING AN INTERCOMPANY LOAN INCURRED BY A SUBSIDIARY OF OMNOVA SOLUTIONS INC. THAT IS NOT A CREDIT PARTY SHALL HAVE INCLUDED ON ITS FACE THIS BRACKETED LEGEND AND SHALL HAVE “ANNEX A TO NOTE” ATTACHED THERETO AND MADE A PART THEREOF.

time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (as amended, restated, modified and/or supplemented from time to time, the “ABL Credit Agreement”) and (ii) the Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010, among the [Payor] [Payee] [Company], the lenders from time to time party thereto, and DBTCA, as administrative agent (as further amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”) and is subject to the terms of each such Credit Agreement, and shall be pledged by the Payee pursuant to each Pledge Agreement (as defined in the Credit Agreement). [The Payor hereby acknowledges and agrees that the Pledgee (as defined in each Pledge Agreement), may, pursuant to the respective Pledge Agreement, as in effect from time to time, exercise all rights provided therein with respect to this Note].2

The Payee is hereby authorized (but not required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

[2]	INSERT IN EACH INTERCOMPANY NOTE UNDER WHICH THE PAYEE IS A CREDIT PARTY (AS DEFINED IN THE CREDIT AGREEMENT).

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF PAYOR]

By:
Name:
Title:

Pay to the order of:                                                                          .

[NAME OF PAYEE]

By:
Name:
Title:

ANNEX A1

Section 1.01. Subordination of Liabilities. [NAME OF PAYOR] (the “Payor” ), for itself, its successors and assigns, covenants and agrees, and each holder of the promissory note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. The Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including, without limitation, interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) due and owing in respect thereof shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness and neither the Payor nor any person or other entity on its behalf may make any payment of Subordinated Indebtedness, or acquire any Subordinated Indebtedness for cash, property or securities until all Senior Indebtedness has been paid in full in cash if any Default or Event of Default (each as defined below) is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any Default or Event of Default in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the terms “Default” and “Event of Default” shall mean any Default or Event of Default (or any similar term), respectively, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

(b) In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made on account of the Subordinated Indebtedness at a time when payment is not permitted by the terms of the Note or by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all

[1]	Annex A to be attached only if the Intercompany Note evidences an Intercompany Loan incurred by a Subsidiary of OMNOVA Solutions Inc. that is not a Credit Party.

Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness pursuant to the terms thereof or otherwise) remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Payor. (a) Upon any distribution of assets of the Payor upon any total or partial dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors, marshalling of assets or otherwise and whether voluntary or involuntary):

(i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(ii) any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person or entity making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid (after giving effect to the relative priorities of such Senior Indebtedness pursuant to the terms thereof or otherwise), after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness pursuant to the terms thereof or otherwise) remaining unpaid or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(b) To the extent any payment of Senior Indebtedness (whether by or on behalf of any Payor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

(c) If the holder of the Note does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the holder of the Note.

(d) Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of the Payor Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor, other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided herein, prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of the Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, or alter or increase the amount of, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations of the Payor under, or in respect of, (i) the ABL Credit Agreement and each other Credit Document (as defined in the ABL Credit Agreement) to which the Payor is a party, and any renewal, extension, restatement, refinancing or refunding of any thereof, (ii) Term Loan Credit Agreement and each other Credit Document (as defined in the Term Loan Credit Agreement) to which the Payor is a party, and any renewal, extension, restatement, refinancing or refunding of any thereof and (iii) each Interest Rate Protection Agreement and Other Hedging Agreement (as defined in the Security Agreement referred to in the Credit Agreements), in each case including any guaranty thereof under the Subsidiary Guarantee (as defined in the Credit Agreements) of the Payor. As used herein, the term “Obligation” shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including, without limitation, any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

EXHIBIT J

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item [1][3] below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees][and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

[1.	Assignor:

2.	Assignee:	]	[2]

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[2]

If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

[1][3]. Credit Agreement:	Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010, among OMNOVA Solutions Inc. (the “Company”), the lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent.

[2. Assigned Interest:3

Assignor	Assignee	Aggregate Amount of Loans	Amount of Loans Assigned
[Name of Assignor]	[Name of Assignee]	__________	__________

[Name of Assignor]	[Name of Assignee]	__________	__________]

[3]

Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[4. Assigned Interest:4

Aggregate Amount of Loans	Amount of Loans Assigned
$	$

Effective Date                     ,         , 200    .

[4]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.

Assignor[s] Information		Assignee[s] Information

Payment Instructions:	__________________	Payment Instructions:	__________________
	__________________		__________________
	__________________		__________________
	__________________		__________________

	Reference:__________		Reference:__________

Notice Instructions:	__________________	Notice Instructions:	__________________
	__________________		__________________
	__________________		__________________
	__________________		__________________

	Reference:__________		Reference:__________

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][5]

By:	By:
Name:	Name:
Title:	Title:

[5]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

[Consented to and]6 Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

By:
Name:
Title:

[OMNOVA SOLUTIONS INC.

as the Company

By:
Name:
Title:][7]

[6]	Insert only if assignment is being made to an Eligible Transferee pursuant to Section 11.04(b)(y) of the Credit Agreement.
[7]	Insert only if (i) no Default or Event of Default under is then in existence and (ii) assignment is being made pursuant to 11.04(b)(y) of the Credit Agreement.

ANNEX I

TO

EXHIBIT J

OMNOVA SOLUTIONS INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Borrower, any of its respective Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender or any affiliate of any such Lender which is at least 50% owned by such Lender or its parent company, (B) a parent company and/or an affiliate of [the] [an] Assignor which is at least 50% owned by [the] [an] Assignor or its parent company, (C) a fund that invests in loans and is managed or advised by the same investment advisor as a Lender or by an affiliate of such investment advisor or (D) an Eligible Transferee under Section 11.04(b) of the Credit Agreement; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment is any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each such] Assignee; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the][each] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW).

*    *    *

EXHIBIT K

FORM OF ABL/TERM LOAN INTERCREDITOR AGREEMENT

[To be provided under separate cover.]

EXHIBIT L

FORM OF SOLVENCY CERTIFICATE

To the Administrative Agent and each of the

Lenders party to the Term Loan Credit

Agreement referred to below:

I, the undersigned, the Chief Financial Officer of OMNOVA Solutions Inc. (the “Company”), an Ohio corporation, in that capacity only and not in my individual capacity, do hereby certify as of the date hereof that:

1. This Certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 5(o) of the Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010, among the Company, the lenders party thereto from time to time (each a “Lender”, and, collectively, the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) (the “Term Loan Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Term Loan Credit Agreement.

2. For purposes of this Certificate, the terms below shall have the following definitions:

(a)	“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Company and its Subsidiaries (taken as a whole and determined on an enterprise basis), would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)	“New Financing”

All Indebtedness incurred or to be incurred by the Company and its Subsidiaries in connection with the Transaction (including Indebtedness under the Credit Documents (assuming the full utilization by the Company of the Commitments under the Term Loan Credit Agreement) and all other financings contemplated by the other Credit Documents (including the ABL Loans)), in each case after giving effect to the Transaction and the incurrence of all financings, redemptions and repayments in connection therewith.

(c)	“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Company and its Subsidiaries (taken as a whole) as of the date hereof after giving effect to the consummation of the Transaction (which, for purposes of this Certificate, shall include the retirement and repayment on the Closing Date of Indebtedness in respect of the Refinancing with the proceeds of the Loans and any ABL Loans), determined in accordance with GAAP consistently applied, together with the amount of the Loans and any ABL Loans.

(d)	“Identified Contingent Liabilities”

The estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guarantees, uninsured risks and other contingent liabilities (other than such contingent liabilities included within the term “Stated Liabilities” ) of the Company and its Subsidiaries (taken as a whole) after giving effect to the Transaction (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Company and its Subsidiaries or that have been identified as such by an officer of the Company or any of its Subsidiaries, determined in accordance with GAAP.

(e)	“will be able to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable”

For the period from the date hereof through the stated maturity of all Loans under the Term Loan Credit Agreement, the Company and its Subsidiaries (taken as a whole) will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(f)	“does or do not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all Loans under the Term Loan Credit Agreement, the Company and its Subsidiaries (taken as a whole) after consummation of the Transaction and all Indebtedness (including the Loans and the ABL Loans) being incurred, issued and Liens created by the Company and its Subsidiaries in connection therewith, are a going concern and have sufficient capital to ensure that they will continue to be a going concern (as such term is determined in accordance with GAAP) for such period and to remain a going concern.

3. For purposes of this Certificate, I, or officers of the Company and/or its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	Reviewed the financial statements (including the pro forma financial statements) referred to in Section 6.05 of the Term Loan Credit Agreement.

(b)	Made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries and (ii) whether the financial statements referred to in paragraph (a) above are in conformity with GAAP applied on a basis consistent with that of the Company’s audited financial statements as of the last day of its fiscal year ended closest to November 30, 2009.

(c)	Reviewed to my satisfaction the Documents and the respective Schedules and Exhibits thereto.

(d)	With respect to Identified Contingent Liabilities:

1.	inquired of certain officials of the Company and/or its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of the Company and its Subsidiaries;

2.	confirmed with officers of the Company and/or its Subsidiaries that, to the best of such officers’ knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

3.	to the best of my knowledge, in making the certification set forth in paragraph 4 below, considered all material Identified Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Identified Contingent Liabilities of the Company and its Subsidiaries (exclusive of such Identified Contingent Liabilities to the extent reflected in Stated Liabilities) (after giving effect to the Transaction) and with respect to each such Identified Contingent Liability the estimable amount of liability with respect thereto was used in making such certification.

(e)

Made inquiries of certain officers of the Company and/or its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause any of the Company and its Subsidiaries (taken as a whole) after giving effect to the consummation of the Transaction and the related financing transactions, to (i) have assets with a Fair

Value that are less than the sum of their Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

(f)	Had the Projections relating to the Company and/or its Subsidiaries which have been previously delivered to the Administrative Agent and the Lenders, prepared under my direction based on good faith estimates and assumptions, and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are (and remain) reasonable and attainable (it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein) and the Projections support the conclusions contained in paragraph 4 below.

4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, on and as of the date hereof and after giving effect to the consummation of the Transaction and the related financing transactions, it is my opinion that (i) the Fair Value of the assets of the Company and its Subsidiaries (taken as a whole) exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Company and its Subsidiaries (taken as a whole) do not have Unreasonably Small Capital; and (iii) the Company and its Subsidiaries (taken as a whole) intend to and believe that they will be able to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

5. The Company and its Subsidiaries do not intend, in consummating the transactions contemplated by the Term Loan Credit Agreement, to delay, hinder, or defraud either present or future creditors.

IN WITNESS WHEREOF, the undersigned has set his hand this      day of [            ], 2010.

OMNOVA SOLUTIONS INC.

By:
Name:
Title: Chief Financial Officer

EXHIBIT M

FORM OF INCREMENTAL TERM COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Date]

OMNOVA Solutions Inc.

175 Ghent Road

Fairlawn, OH 44333

Re: Incremental Term Commitments

Ladies and Gentlemen:

Reference is hereby made to the Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010, among OMNOVA Solutions Inc. (the “Company”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) (as further amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Term Loan Credit Agreement. Each Lender (each an “Incremental Term Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Lender, its “Incremental Term Commitment”). Each Incremental Term Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Term Loan Credit Agreement, including, without limitation, Section 2.15 thereof.

Each Incremental Term Lender, the Company and the Administrative Agent acknowledge and agree that the Incremental Term Commitments provided pursuant to this Agreement shall constitute Incremental Term Commitments. Each Incremental Term Lender, the Company and the Administrative Agent further agree that, with respect to the Incremental Term Commitment provided by each Incremental Term Lender pursuant to this Agreement, such Incremental Term Lender shall receive from the Company such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing by the Company and such Incremental Term Lender, all of which fees shall be due and payable to such Incremental Term Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Commitment provided pursuant to this Agreement.

Each Incremental Term Lender party to this Agreement, to the extent not already a party to the Term Loan Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Term Loan Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Term Loan Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Credit Agreement and the other Credit Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Term Loan Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) in the case of each Incremental Term Lender organized under the laws of a jurisdiction outside the United States, attaches the forms and/or Section 4.04(b)(ii) Certificate referred to in Section 4.04(b) of the Term Loan Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Company under the Term Loan Credit Agreement and the other Credit Documents.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Lender, the Administrative Agent, the Company and each Subsidiary Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other electronic transmission) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 3 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Lender party hereto (i) shall be obligated to make the Incremental Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Term Loan Credit Agreement and in this Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

The Company acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Commitments provided hereby including, without limitation, all Incremental Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Loans) shall be entitled to the benefits of the Security Documents.

Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Term Commitments provided hereby and all Incremental Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Guarantee as, and to the extent, provided therein and in the Term Loan Credit Agreement and (ii) be entitled to the benefits of the Credit Documents as, and to the extent, provided therein and in the Term Loan Credit Agreement.

Attached hereto as Annex II is the officer’s certificate required to be delivered pursuant to clause (c) of the definition of “Incremental Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement certifying that the condition set forth in clause (a) of the definition of “Incremental Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement has been satisfied (together with calculations demonstrating same (where applicable) in reasonable detail).

Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties, delivered as required pursuant to clause (d) of the definition of “Incremental Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement.

Attached hereto as Annex IV are true and correct copies of officers’ certificates, board of director resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (e) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                              ,             . If you do not so accept this Agreement by such time, our Incremental Term Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 11.12 of the Term Loan Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Term Loan Credit Agreement, the terms of the Term Loan Credit Agreement shall control.

*        *        *

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,

[NAME OF EACH INCREMENTAL TERM LENDER]

By:
Name:
Title:

Agreed and Accepted

this      day of             ,         :

OMNOVA SOLUTIONS INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Each Subsidiary Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Term Commitment Agreement and to the incurrence of the Incremental Loans to be made pursuant thereto.

[EACH SUBSIDIARY GUARANTOR], as a Guarantor

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR INCREMENTAL TERM COMMITMENT AGREEMENT

Dated as of                     ,

1.	Name of the Borrower:	OMNOVA Solutions Inc.

2.	Incremental Term Commitment amounts (as of the Agreement Effective Date):

Names of Incremental Term		Amount of Incremental Term
Lenders		Commitment

Total:[1]

3.	Other Conditions Precedent:[2]

[1]

The Interest Coverage Ratio for the most recently ended Test Period shall be 2.00:1.00 or higher, determined on a pro forma basis, at the time of incurrence of any Incremental Term Loans and the aggregate principal amount of Incremental Loans that may be incurred shall not exceed the greater of (A) $75,000,000 and (B) an aggregate principal amount such that, at the time of the incurrence of Incremental Loans and immediately after giving effect thereto, determined on a pro forma basis, the Senior Secured Net Leverage Ratio for the most recently ended Test Period shall be 2.00:1.00 or lower

[2]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date in accordance with Section 2.15(b) of the Term Loan Credit Agreement.

ANNEX II

[Officers’ certificate required to be delivered pursuant to clause (b) of the definition of “Incremental Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement certifying that the condition set forth in clause (a) of the definition of “Incremental Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement has been satisfied]

ANNEX III

[Opinion[s] of counsel to the respective Credit Parties, delivered as required pursuant to clause (d) of the definition of “Incremental Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement]

ANNEX IV

[True and correct copies of officers’ certificates, board of director resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (e) of the definition of “Incremental Commitment Requirements” appearing in Section 1 of the Term Loan Credit Agreement]

EXHIBIT N

FORM OF JOINDER AGREEMENT

THIS JOINDER IN SUBSIDIARY GUARANTEE, SECURITY AGREEMENT, PLEDGE AGREEMENT AND ABL/TERM LOAN INTERCREDITOR AGREEMENT (this “Joinder”) is executed as of                  ,      by [NAME OF NEW SUBSIDIARY], a              [corporation] [limited liability company] [limited partnership] [partnership] (the “Joining Party”), and delivered to Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Term Loan Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, OMNOVA Solutions Inc., an Ohio corporation (the “Company”), the various lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent, have entered into a Term Loan Credit Agreement, dated as of May 22, 2007, as amended as of October 21, 2010 by Amendment No. 1 and as amended and restated as of December 9, 2010 (as the same may be further amended, modified or supplemented from time to time, the “Term Loan Credit Agreement”), providing for the making of Loans to the Company as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Secured Creditors”);

WHEREAS, the Joining Party is a direct or indirect Subsidiary of the Company and desires, or is required pursuant to the provisions of the Term Loan Credit Agreement, to become a Subsidiary Guarantor under the Subsidiary Guarantee, an Assignor under the Security Agreement, a Pledgor under the Pledge Agreement and a Grantor under the ABL/Term Loan Intercreditor Agreement; and

WHEREAS, the Joining Party will obtain benefits from the incurrence of Loans by the Company pursuant to the Term Loan Credit Agreement, and, accordingly, desires to execute this Joinder in order to (i) satisfy the requirements described in the preceding paragraph and (ii) induce the Lenders to make and/or continue Loans to the Company;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. By this Joinder, the Joining Party becomes (i) a Subsidiary Guarantor for all purposes under the Subsidiary Guarantee, pursuant to Section 28 thereof, (ii) an Assignor for all purposes under the Security Agreement, pursuant to Section 10.13 thereof, (iii) a Pledgor for all purposes under the Pledge Agreement, pursuant to Section 29 thereof, and (iv) a Grantor for all purposes under the ABL/Term Loan Intercreditor Agreement, pursuant to Section 5.3(a) thereof.

2. The Joining Party agrees that, upon its execution hereof, it will become a Subsidiary Guarantor under the Subsidiary Guarantee with respect to all Guaranteed Obligations (as defined in the Subsidiary Guarantee), and will be bound by all terms, conditions and duties applicable to a Subsidiary Guarantor under the Subsidiary Guarantee and the other Credit Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party absolutely, unconditionally and irrevocably, and jointly and severally, guarantees the due and punctual payment and performance when due of all Guaranteed Obligations (on the same basis as the other Subsidiary Guarantors under the Subsidiary Guarantee).

3. The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in, the Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the Pledge Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Pledge Agreement Collateral, if any, now owned or hereafter acquired by it, in each case to the extent provided in the Pledge Agreement.

4. The Joining Party agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the Security Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Security Agreement Collateral, if any, now owned or hereafter acquired by it, in each case to the extent provided in the Security Agreement.

5. The Joining Party agrees that, upon its execution hereof, it will become a Grantor under, and as defined in, the ABL/Term Loan Intercreditor Agreement, and will be bound by all terms, conditions and duties applicable to a Grantor under the ABL/Term Loan Intercreditor Agreement.

6. In connection with the grant by the Joining Party, pursuant to paragraph 3 above, of a security interest in all of its right, title and interest in the Pledge Agreement Collateral in favor of the Collateral Agent, the Joining Party agrees to perform (to the extent required) for the benefit of the Secured Creditors, together with the delivery of this Joinder, each of the actions specified in Section 3.2 of the Pledge Agreement.

7. The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as (i) each Subsidiary Guarantor pursuant to Section 11 of the Subsidiary Guarantee, (ii) each Assignor pursuant to Articles II, III, IV, V and VI of the Security Agreement and (iii) each Pledgor pursuant to Section 16 of the Pledge Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Subsidiary Guarantor, an Assignor and a Pledgor pursuant to the Subsidiary Guarantee, Security Agreement and Pledge Agreement, respectively, and all other Credit Documents to which it is or becomes a party.

8. Annexes A, B, C, D, E and F to the Pledge Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E and F attached hereto as Annex I. In addition, Annexes A, B, C, D, E, F, G, H, I and J to the Security Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F, G, H, I and J attached hereto as Annex II.

9. This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders or as otherwise permitted by the Credit Documents. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

10. From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Credit Document” for all purposes of the Term Loan Credit Agreement and the other Credit Documents.

11. Each of the representations and warranties set forth in the Term Loan Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in all material respects, both before and after giving effect to this Joinder on the date hereof, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date.

12. No event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default.

13. The effective date of this Joinder is [            ], 20__.

*    *    *

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NAME OF NEW CREDIT PARTY]

By:
Name:
Title:

Accepted and Acknowledged by:

DEUTSCHE BANK Trust Company Americas,

as Administrative Agent and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[ANNEX I and II to be attached by the Joining Party]

Schedule 1.01(a) Commitments

SCHEDULE 1.01(a)

Commitments

Lender	Commitment in respect of Extended Loans	Commitment in respect of New Loans	Total Commitment
DEUTSCHE BANK TRUST COMPANY AMERICAS	$2,000,000.00	$164,691,962.11	$166,691,962.11

ACA CLO 2006-1	$303,242.01	$0.00	$303,242.01

ACA CLO 2006-2	$378,185.14	$0.00	$378,185.14

ACA CLO 2007-1	$648,130.01	$0.00	$648,130.01

ACA MGMT - ACA CLO 2005-1, LTD	$303,242.01	$0.00	$303,242.01

ANGELO GORDON - NORTHWOODS IV	$8,177,092.23	$0.00	$8,177,092.23

ANGELO GORDON - NORTHWOODS V	$3,535,253.80	$0.00	$3,535,253.80

ANGELO GORDON - NORTHWOODS VII	$4,567,049.45	$0.00	$4,567,049.45

ANGELO GORDON- NORTHWOODS VI	$7,021,664.27	$0.00	$7,021,664.27

ANGELO GORDON- NORTHWOODS VIII	$4,006,978.14	$0.00	$4,006,978.14

APIDOS CDO I	$177,101.47	$0.00	$177,101.47

APIDOS CDO II	$238,611.52	$0.00	$238,611.52

APIDOS CDO III	$177,101.47	$0.00	$177,101.47

APIDOS CDO IV	$219,485.17	$0.00	$219,485.17

APIDOS CDO V	$266,940.24	$0.00	$266,940.24

APIDOS CINCO CDO	$68,475.78	$0.00	$68,475.78

APIDOS QUATTRO CDO	$219,485.17	$0.00	$219,485.17

GENESIS CLO 2007-2	$500,000.00	$0.00	$500,000.00

ORIX FINANCE CORP	$2,000,000.00	$0.00	$2,000,000.00

PHOENIX CLO III LTD	$500,000.00	$0.00	$500,000.00

Total	$35,308,037.89	$164,691,962.11	$200,000,000

Schedule 1.01(b) Lender Addresses

SCHEDULE 1.01(b)

Lender Addresses

Lender	Address

Deutsche Bank Trust Company Americas	5022 Gate Parkway Building 200 Jacksonville, Florida 32256

ACA CLO 2006-1, Limited	c/o ACA Capital Holdings, Inc. 140 Broadway New York, New York 10005

ACA CLO 2006-2, Ltd.	c/o ACA Capital Holdings, Inc. 140 Broadway New York, New York 10005

ACA CLO 2007-1 Limited	c/o ACA Capital Holdings, Inc. 140 Broadway New York, New York 10005

ACA CLO 2005-1, LTD.	c/o ACA Capital Holdings, Inc. 140 Broadway New York, New York 10005

Northwoods Capital IV, Limited	c/o Angelo Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, New York 10167

Northwoods Capital V, Limited	c/o Angelo Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, New York 10167

Northwoods Capital VII, Limited	c/o Angelo Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, New York 10167

Northwoods Capital VI, Limited	c/o Angelo Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, New York 10167

Northwoods Capital VIII, Ltd.	c/o Angelo Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, New York 10167

Apidos CDO I	712 Fifth Avenue 10th Floor New York, New York 10019

Apidos CDO II	712 Fifth Avenue 10th Floor New York, New York 10019

Apidos CDO IIII, Ltd.	712 Fifth Avenue 10th Floor New York, New York 10019

Apidos CDO IV	712 Fifth Avenue 10th Floor New York, New York 10019

Apidos CDO V	712 Fifth Avenue 10th Floor New York, New York 10019

Apidos Cinco CDO	712 Fifth Avenue 10th Floor New York, New York 10019

Apidos Quattro CDO	712 Fifth Avenue 10th Floor New York, New York 10019

Genesis CLO 2007-2 LTD	c/o Walker House 87 Mary Street P.O. Box 908 GT Georgetown Grand Cayman KY1-9002, KY

Orix Finance Corp	1717 Main St. Suite 900 Dallas, Texas 75201

Phoenix CLO III LTD	c/o ING Alternative Asset Management 7337 E. Doubletree Ranch Road Scottsdale, Arizona 85258

Schedule 1.01(C)—Reorganization Transactions

Schedule 1.01 (c)

OMNOVA SOLUTIONS INC.

EXHIBIT TO TERM LOAN

The Company anticipates certain acquisition related structuring and restructuring actions substantially in the manner described below:

1. For the ultimate purpose of creating an acquisition vehicle for Eliokem International SAS (“Target”) pursuant to the Sale and Purchase Agreement, the Company will form the following chain of Foreign Subsidiaries: (See Slide 2)

a. OMNOVA Holdings (Gibraltar) Limited (“Gib1”), a Gibraltar limited company

b. OMNOVA Solutions (Gibraltar) Limited (“Gib2”), a Gibraltar limited company

c. OMNOVA Solutions (Gibraltar) Limited SCS (“Lux SCS”), a Luxembourg Limited Partnership

d. OMNOVA Solutions Lux S.a.r.l. (“Lux Sari”), a Luxembourg limited company

e. OMNOVA SOLUTIONS FRANCE HOLDING SAS (“French HoldCo”), a French limited company

2. The Company intends to provide funding to French HoldCo through a combination of direct and indirect debt and equity funding. (See Slide 2)

3. At the closing, funding received by French HoldCo will be used to purchase the securities of Target not otherwise purchased by the Company directly. (See Slide 4)

4. As part of the closing, the Company will purchase directly certain of the Target’s outstanding debt securities (“Debt Securities”) held by AXA Investment Managers Private Equity Europe (the “Seller”). (See Slide 3)

5. Immediately after the closing, the Debt Securities held by the Company will be satisfied by the transfer from Target to the Company the shares of Eliokem Topco and Eliokem Topco will become a direct wholly owned subsidiary of the Company. (See Slide 5)

6. Subsequent to the acquisition of the shares of Target by French HoldCo, Target may be merged into French HoldCo. (See Slide 6).

7. Subsequent to the structuring contemplated in Steps 1 to 6, the Company may transfer via sale, contribution or other means its equity interests in its Foreign Subsidiaries to Gib1 and ultimately to Lux Sarl.

1 of 7

The Company contributes cash via intercompany loan and equity contributions down to French HoldCo through the chain of foreign entities.

2 of 7

The Company acquires Bond Receivable from Seller, The Bond Receivable existing between Seller and Target transfers and is now between the Company and Target

3 of 7

French HoldCo acquires Target.

4 of 7

The Bond Receivable is satisfied by Target in exchange for shares of Eliokem Topco, Inc., a U.S. company, presently held by Target

5 of 7

Target merges into French HoldCo.

6 of 7

Post-Acquisition Structure

7 of 7

Schedule 5 (k)(vi) –Existing Indebtedness

Lines of Credit in a maximum amount of 275 Million Indian Rupees from BNP Paribas to Eiloikem India Private Limited guaranteed by Eliokem International, payable on demand.

Schedule 5 (r)- New Mortgaged Properties

1380 Tech Way Drive, Akron, Ohio owned by Eliokem, Inc.

1417 East Archwood Ave. Akron, Ohio owned by Archway Land & Building Company, LLC

Schedule 5 (s)- Existing Mortgaged Properties

See Items 1-10 of Schedule 6.12

Schedule 6.12- Real Property

Entity of Record	Common Name and Address	Owned, Leased or Other Interest	Purpose/ Use	To be Encumbered by Mortgage	Option to Purchase/ Right of First Refusal	Landlord Waiver to be provided
1 . Omnova	2990 Gilchrist Road Akron, OH Summit County	Owned	Corporate Technology Center	Yes

2. Omnova	83 Authority Dr. and 119 Authority Dr. Fitchburg, MA Worchester County	Owned	Manufacturing Facility	Yes

3. Omnova	95 Hickory Drive Auburn, PA Schuylkill County	Owned	Manufacturing Facility	Yes

4. Omnova	1601 Highway 41 SW Calhoun, GA Gordon County	Owned	Manufacturing Facility	Yes

5. Omnova	1455 J.A. Cochran Bypass Chester, SC Chester County	Owned	Manufacturing Facility	Yes

6. Omnova	133 Yorkville Road East Columbus, MS Lowndes County	Owned	Manufacturing Facility	Yes

7. Omnova	Chambers Ave Jeannette, PA Westmoreland County	Owned	Manufacturing Facility	Yes

8. Omnova	165 S. Cleveland Ave. Mogadore, OH Portage County	Owned	Manufacturing Facility	Yes

9. Omnova	2011 Rocky River Road North Monroe, NC Union County	Owned	Manufacturing Facility	Yes

10. Omnova	1701 Cornell Rd. Green Bay, WI Brown County	Owned	Design Center/Office	Yes

11. Eliokem	1380 Tech Way Drive, Akron, Ohio Summit County	Owned	Plant	Yes

12. Archway	1417 East Archwood Ave. Akron, Ohio Summit County	Owned	Future Expansion Site	Yes

Entity of Record	Common Name and Address	Owned, Leased or Other Interest	Purpose/ Use	To be Encumbered by Mortgage	Option to Purchase/ Right of First Refusal	Landlord Waiver to be provided
13. Omnova	Sand Run Road 10.293 Acres Vacant Land Fairlawn, OH Summit County	Owned	Vacant Land	No

14. Omnova	3,000 RR Track Mogadore, OH Summit County	Leased	Railroad Track	No	None	No

15. Omnova	235 Brickyard Road Dalton, GA Whitfield County	Leased	Terminal	No	None	No

16. Omnova	Chambers Ave. Adjacent to Mfg. Building Jeannette, PA Westmoreland County	Leased	Parking Lot	No	None	No

17. Omnova	1609 Rocky River Road North Monroe, NC	Leased	Warehouse – replaced Chambers Ave. Warehouses	No	None	Yes

18. Omnova	175 Ghent Road Fairlawn, OH Summit County	Leased	Corporate Headquarters	No	Yes	No

19. Eliokem	1452 East Archwood Ave. Akron, Ohio Summit County	Leased	Offices, Flare Stack and tanks	No	No	No

20. Eliokem	1380 Tech Way Drive, Akron, Ohio Summit County	Leased	Parking Lot	No	No	No

21. Omnova	Westset Distribution 18301 South Broadwick St. Rancho Dominguez, CA Los Angeles County	Leased	Warehouse Space	No	No	No

22. Omnova	Auburn, Maine-Misc Locations	Leased— company reports lease as terminated or to be terminated	Warehouse Space	No	No	No

23 . Omnova	5300 Cureton Ferry Road Catawba, South Carolina	Leased	Warehouse Space	No	No	No

Omnova = Omnova Solutions, Inc.

Eliokem = Eliokem, Inc.

Archwood = Archwood Land & Building Company, LLC

Schedule 6.13 Capitalization

None

Schedule 6.14 Subsidiaries

See Attached

OMNOVA Solutions Inc.

Relevant Structure After Reorganization

Draft

OMNOVA Solutions Inc.
OMNOVA Asia Pacific Corp. (Mauritius)
OMNOVA Solutions Performance Chemicals (Singapore)
Decorative Products Thailand, Inc. (U.S.)
Eliokem Topco Inc. (U.S.)
OMNOVA Overseas, Inc. (U.S.)
OMNOVA Wallcovering (USA) Inc.
OMNOVA Performance Chemical Trading (Shanghai)
OMNOVA Holdings (Gibraltar) Limited
Decorative Products Singapore Pte. Ltd.
OMNOVA Decorative Products (Thailand) Company Ltd
Eliokem Inc. (U.S.)
OMNOVA Wallcovering (UK) Limited
OMNOVA Solutions (Gibraltar) Limited
90%
10%
OMNOVA Decorative Products (Shanghai) Co.Ltd.
OMNOVA Decorative Products (Taicang) Company Ltd
Archwood Land & Building Co., LLC
OMNOVA Solutions (Gibraltar) Limited S.C.S.
OMNOVA Solutions Lux S.a.r.l.
OMNOVA SOLUTIONS FRANCE HOLDING SAS
Eliokem International SAS (France)
Note (1)
Eliokem India France Holding (France)
Eliokem SAS (France)
99.99%
.01%
Eliokem India Private Limited (India)
Eliokem China France Holding (France)
Eliokem Mauritius Trading (Mauritius)
Eliokem Shanghai Trading Co. (China)
Eliokem Holding Ltd. (Mauritius)
Eliokem Shanghai Co. Ltd (Caojing - China)
Eliokem Ningbo Co. Ltd (China)
OMNOVA Solutions Sarl (France)
Muraspec SARL (France)
Muraspec Polska Sp. z.oo (Poland)
OMNOVA Performance Chemicals (UK) Limited
Muraspec Dubai (UAE)

NOTE:
1 – Eliokem International SAS (France) may merge into OMNOVA SOLUTIONS FRANCE HOLDING SAS following the acquisition.

PricewaterhouseCoopers LLP

Confidential Information for the sole benefit and use of PwC's Client.

DRAFT – FOR DISCUSSION PURPOSES ONLY

Schedule 6.18 Labor Contracts

Location	Union

Columbus, MS	United Steelworkers

Jeannette, PA	United Steelworkers

Calhoun, GA Mogadore, OH	UNITE International Chemical Workers

On May 20, 2010, the Columbus, Mississippi United Steelworkers Local #748-L voted against ratification of a new contract proposal and subsequently went on strike on May 21, 2010. The Company’s salaried workforce and contract labor have been operating the plant and meeting customers’ requirements. Late in the third quarter of 2010, the Company transitioned from contract labor to locally hired replacement workers.

Schedule 6.22 Insurance

Certificates to be updated post-closing to reflect comments of Administrative Agent

ACORD

CERTIFICATE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY) 12/01/2010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

If this certificate is being prepared for a party who has an insurable interest in the property, do not use this form. Use ACORD 27 or ACORD 28.

PRODUCER Aon Risk Services Northeast, Inc. 1660 W. 2nd Street Skylight Office Tower, Suite 650 Cleveland OH 44113 USA	CONTACT NAME: PHONE (A/C, No, Ext): (866) 283-7122 FAX (A/C, No): (847) 953-5390 E-MAIL ADDRESS: PRODUCER CUSTOMER ID #:
INSURED Eliokem Inc. 1452 East Archwood Ave. Akron, OH 44360 USA OH 44360 USA	

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Sompo Japan Insurance Company of America	11126
INSURER B :	
INSURER C :	
INSURER D :	
INSURER E :	
INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

LOCATION OF PREMISES / DESCRIPTION OF PROPERTY (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YYYY)	POLICY EXPIRATION DATE (MM/DD/YYYY)	COVERED PROPERTY	LIMITS
A	X PROPERTY CAUSES OF LOSS: BASIC, BROAD, SPECIAL, EARTHQUAKE, WIND, FLOOD DEDUCTIBLES: BUILDING, CONTENTS	COP-93335-XO	12/01/2010	12/01/2011	BUILDING	$
					PERSONAL PROPERTY	$
					BUSINESS INCOME	$
					EXTRA EXPENSE	$
					RENTAL VALUE	$
					BLANKET BUILDING	$
					BLANKET PERS PROP	$
					BLANKET BLDG & PP	$
					X Loss Limit	$ 100,000,000
						$
	INLAND MARINE CAUSES OF LOSS NAMED PERILS	TYPE OF POLICY POLICY NUMBER				$ $ $ $
	CRIME TYPE OF POLICY					$ $ $
	BOILER & MACHINERY / EQUIPMENT BREAKDOWN					$ $
						$ $

SPECIAL CONDITIONS / OTHER COVERAGES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Deutsche Bank Trust Company Americas, as Administrative Agent & Collateral Agent is included as an mortgagee and loss payee as its interest may appear.

CERTIFICATE HOLDER	CANCELLATION
Deutsche Bank Trust Company Americas, as Administrative Agent & Collateral Agent Attn: Omayra Laucella 60 Wall Street New York NY 10005 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE Aon Risk Services Northeast, Inc.

© 1995-2009 ACORD CORPORATION. All rights reserved.

ACORD 24 (2009/09)

The ACORD name and logo are registered marks of ACORD

AAIS	This endorsement changes
CO 1232 04 02	the policy
Page 1 of 1	– PLEASE READ THIS CAREFULLY –

LOSS PAYABLE OPTIONS

If indicated on the Loss Payable Schedule, the following conditions apply to the property described on the schedule. The following conditions apply in addition to the policy “terms” which are contained in other sections of the Commercial Output Program coverages.

LOSS PAYABLE

Any loss will be adjusted with “you” and will be payable to “you” and the loss payee described on the schedule as “your” and their interests appear.

LENDER’S LOSS PAYABLE

Any loss will be payable to “you” and the loss payee described on the schedule as interests appear. If more than one loss payee is named, they will be paid in order of precedence.

The insurance for the loss payee continues in effect even when “your” insurance may be void because of “your” acts, neglect, or failure to comply with the coverage “terms”. The insurance for the loss payee does not continue in effect if the loss payee is aware of changes in ownership or substantial increase in risk and does not notify “us”.

If “we” cancel this policy, “we” notify the loss payee at least ten days before the effective date of cancellation if “we” cancel for “your” nonpayment of premium, or 30 days before the effective date of cancellation if “we” cancel for any other reason.

“We” may request payment of the premium from the loss payee, if “you” fail to pay the premium.

If “we” pay the loss payee for a loss where “your” insurance may be void, the loss payee’s right to collect that portion of the debt from “you” then belongs to “us”. This does not affect the loss payee’s right to collect the remainder of the debt from “you”. As an alternative, “we” may pay the loss payee the remaining principal and accrued interest in return for a full assignment of the loss payee’s interest and any instruments given as security for the debt.

If “we” choose not to renew this policy, “we” give written notice to the loss payee at least ten days before the expiration date of this policy.

CONTRACT OF SALE

Any loss will be adjusted with “you” and will be payable to “you” and the loss payee described on the schedule as “your” and their interests appear.

The loss payee shown on the schedule is a person or organization “you” have entered into a contract with for the sale of covered property.

When covered property is the subject of a contract of sale, the word “you” also means the loss payee.

CO 1232 04 02

Copyright, American Association of Insurance Services, 2002

COPY

AAIS
CO 1072 04 02

LOSS PAYABLE SCHEDULE

(The entries required to complete this endorsement

will be shown below or on the “schedule of coverages”.)

Indicate applicable provision:

☒	Loss Payable

☐	Lender’s Loss Payable

☐	Contract of Sale

SCHEDULE

Location	Covered Property	Name and Address of Loss Payee

1452 East Archwood Avenue Akron, OH	Building and Business Personal Property	JP Morgan Chase Bank, N,A. as Agent 10 South Dearborn, 22nd Floor IL1-1458 Chicago, IL 60603 (Mortgagee/Loss Payee)

Deutsche Brank Trust Company Americas, As Administrative Agent and Collateral Agent 60 Wall Street New York, NY 10005 (Mortgagee/Loss Payee)

CO 1072 04 02

Copyright, American Association of Insurance Services, 2002

COPY

Eliokem, Inc. 1452 East Archwood Avenue, Suite 240, Akron, OH 44306-3296 Commercial Risk – Property

Property Schedule 2010-2011
NO.	ADDRESS	CITY	ST	ZIP

1	1452 East Archwood Avenue	Akron	OH	44306-3296

2	1380 Techway Drive	Akron	OH	44306

3	1417 Archwood Avenue	Akron	OH	44306

Data Provided in this document is proprietary between Aon and Eliokem, Inc.

ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE(MM/DD/YYYY) 12/06/2010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

Holder Identifier :

PRODUCER
Aon Risk Services Northeast, Inc.
Cleveland OH Office
1660 West Second Street
Skylight Office Tower
Suite 650
Cleveland OH 44113 USA

CONTACT NAME:
PHONE (A/C. No. Ext): (866) 283-7122 FAX (A/C. No.): (847) 953-5390
E-MAIL ADDRESS:
PRODUCER CUSTOMER ID #: 570000021080

INSURED
OMNOVA Solutions Inc.
175 Ghent Road
Akron OH 44333-3330 USA

INSURER(S) AFFORDING COVERAGE		NAIC #
INSURER A:	Sentry Ins A Mutual Company	24988
INSURER B:		
INSURER C:		
INSURER D:		
INSURER E:		
INSURER F:		

COVERAGES CERTIFICATE NUMBER: 570040974823 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

Limits shown are as requested

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY			901499903	12/01/2010	12/01/2011	EACH OCCURRENCE	$2,000,000
	X COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
	CLAIMS-MADE X OCCUR						MED EXP (Any one person)	$5,000
							PERSONAL & ADV INJURY	$2,000,000
							GENERAL AGGREGATE	$4,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY PRO-JECT LOC						PRODUCTS - COMP/OP AGG	$4,000,000
A	AUTOMOBILE LIABILITY			90-14999-05	12/01/2010	12/01/2011	COMBINED SINGLE LIMIT (Ea accident)	$2,000,000
A	X ANY AUTO			90-14999-04	12/01/2010	12/01/2011	BODILY INJURY (Per person)	
	ALL OWNED AUTOS						BODILY INJURY (Per accident)	
	SCHEDULED AUTOS						PROPERTY DAMAGE (Per accident)	
	HIRED AUTOS							
	NON OWNED AUTOS							
	UMBRELLA LIAB OCCUR						EACH OCCURRENCE	
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	
	DEDUCTIBLE							
	RETENTION							
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? N (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		901499901	12/01/2010	12/01/2011	X WC STATU-TORY LIMITS OTH-ER	
							E.L. EACH ACCIDENT	$1,000,000
							E.L. DISEASE-EA EMPLOYEE	$1,000,000
							E.L. DISEASE-POLICY LIMIT	$1,000,000

Certificate No : 570040974823

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Certificate Holder is included as Additional Insured as required by written contract, but limited to the operations of the Insured under said contract, per the applicable endorsement with respect to the General Liability policy. Blanket Additional Insured Endorsement applies.

CERTIFICATE HOLDER

JP Morgan Chase Bank, NA as Agent
Attn: David A. Lehner
10 South Dearborn, 22nd Floor
Chicago IL 60603 USA

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Services Northeast, Inc.

©1988-2009 ACORD CORPORATION. All rights reserved.

ACORD 25 (2009/09)

The ACORD name and logo are registered marks of ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE(MM/DD/YYYY) 12/07/2010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

Holder Identifier :

PRODUCER
Aon Risk Services Northeast, Inc.
Cleveland OH Office
1660 West Second Street
Skylight Office Tower
Suite 650
Cleveland OH 44113 USA

CONTACT NAME:
PHONE (A/C. No. Ext): (866) 283-7122 FAX (A/C. No.): (847) 953-5390
E-MAIL ADDRESS:
PRODUCER CUSTOMER ID #: 570000021080

INSURED
OMNOVA Solutions Inc.
175 Ghent Road
Akron OH 44333-3330 USA

INSURER(S) AFFORDING COVERAGE		NAIC #
INSURER A:	Sentry Ins A Mutual Company	24988
INSURER B:		
INSURER C:		
INSURER D:		
INSURER E:		
INSURER F:		

COVERAGES CERTIFICATE NUMBER: 570040985569 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. Limits shown are as requested

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY			901499903	12/01/2010	12/01/2011	EACH OCCURRENCE	$2,000,000
	X COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
	CLAIMS-MADE X OCCUR						MED EXP (Any one person)	$5,000
							PERSONAL & ADV INJURY	$2,000,000
							GENERAL AGGREGATE	$4,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY PRO-JECT LOC						PRODUCTS - COMP/OP AGG	$4,000,000
A	AUTOMOBILE LIABILITY			90-14999-05	12/01/2010	12/01/2011	COMBINED SINGLE LIMIT (Ea accident)	$2,000,000
A	X ANY AUTO			90-14999-04	12/01/2010	12/01/2011	BODILY INJURY (Per person)	
	ALL OWNED AUTOS						BODILY INJURY (Per accident)	
	SCHEDULED AUTOS						PROPERTY DAMAGE (Per accident)	
	HIRED AUTOS							
	NON OWNED AUTOS							
	UMBRELLA LIAB OCCUR						EACH OCCURRENCE	
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	
	DEDUCTIBLE							
	RETENTION							
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? N (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		901499901	12/01/2010	12/01/2011	X WC STATUTORY LIMITS OTH-ER	
							E.L. EACH ACCIDENT	$1,000,000
							E.L. DISEASE-EA EMPLOYEE	$1,000,000
							E.L. DISEASE-POLICY LIMIT	$1,000,000

Certificate No : 570040985569

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Certificate Holder is included as Additional Insured as respects General Liability and Automobile Liability coverages. Additional Insured Endorsements will be provided upon policy issuance

CERTIFICATE HOLDER

Deutsche Bank Trust Company Americas,
as Administrative Agent &
Collateral Agent
Attn: Omayra Laucella
60 Wall Street
New York NY 10005 USA

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Services Northeast, Inc.

©1988-2009 ACORD CORPORATION. All rights reserved.

ACORD 25 (2009/09)

The ACORD name and logo are registered marks of ACORD

ACORD® CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 12/01/2010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
Aon Risk Services Northeast, Inc. 1660 West Second St. Skylight Office Tower, Suite 650 Cleveland OH 44113	PHONE (A/C, No, Ext): (866) 283-7122 E-MAIL ADDRESS:	FAX (A/C, No): (847) 953-5390

	INSURER(S) AFFORDING COVERAGE	NAIC #
INSURED Eliokem Inc. 1452 East Archwood Ave Akron OH 44360 USA	INSURER A: Zurich American Insurance Company	16535
	INSURER B:	
	INSURER C:	
	INSURER D:	
	INSURER E:	
	INSURER F:	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY [X] COMMERCIAL GENERAL LIABILITY [ ] CLAIMS-MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [X] POLICY [ ] PRO-JECT [ ] LOC	X		GLO 3792735-04	12/01/2010	12/01/2011	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 100,000
							MED EXP (Any one person)	$ 5,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 1,000,000
							PRODUCTS - COMP/OP AGG	$ 1,000,000
								$
	AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] ALL OWNED AUTOS [ ] SCHEDULED AUTOS [ ] HIRED AUTOS [ ] NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	[ ] UMBRELLA LIAB [ ] OCCUR [ ] EXCESS LIAB [ ] CLAIMS-MADE [ ] DED [ ] RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? [ ] (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Deutsche Bank Trust Company Americas, as Administrative Agent & Collateral Agent is included as an additional insured on the general liability policy as its interest may appear.

Additional insured endorsement will be forthcoming upon policy issuance

CERTIFICATE HOLDER	CANCELLATION
Deutsche Bank Trust Company Americas, as Administrative Agent & Collateral Agent Attn: Omayra Laucella 60 Wall Street New York NY 10005 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE Aon Risk Services Northeast, Inc.

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

ACORD®

CERTIFICATE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY) 12/01/2010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

If this certificate is being prepared for a party who has an insurable interest in the property, do not use this form. Use ACORD 27 or ACORD 28.

PRODUCER
Aon Risk Services Northeast, Inc.
1660 W. 2nd Street
Skylight Office Tower, Suite 650
Cleveland OH 44113 USA

CONTACT NAME:
PHONE (A/C, No, Ext): (866) 283-7122 FAX (A/C, No): (847) 953-5390
E-MAIL ADDRESS:
PRODUCER CUSTOMER ID #:

INSURED
Eliokem Inc.
1452 East Archwood Ave.
Akron, OH 44360 USA
OH 44360 USA

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Sompo Japan Insurance Company of America	11126
INSURER B :	
INSURER C :	
INSURER D :	
INSURER E :	
INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

LOCATION OF PREMISES / DESCRIPTION OF PROPERTY (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YYYY)	POLICY EXPIRATION DATE (MM/DD/YYYY)	COVERED PROPERTY	LIMITS
A	X PROPERTY	COP-93335-XO	12/01/2010	12/01/2011	BUILDING	$
	CAUSES OF LOSS / DEDUCTIBLES				PERSONAL PROPERTY	$
	BASIC / BUILDING				BUSINESS INCOME	$
	BROAD				EXTRA EXPENSE	$
	SPECIAL / CONTENTS				RENTAL VALUE	$
	EARTHQUAKE				BLANKET BUILDING	$
	WIND				BLANKET PERS PROP	$
	FLOOD				BLANKET BLDG & PP	$
					X Loss Limit	$ 100,000,000
						$
	INLAND MARINE	TYPE OF POLICY				$
	CAUSES OF LOSS					$
	NAMED PERILS	POLICY NUMBER				$
						$
	CRIME					$
	TYPE OF POLICY					$
						$
	BOILER & MACHINERY / EQUIPMENT BREAKDOWN					$
						$
						$
						$

SPECIAL CONDITIONS / OTHER COVERAGES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)
JP Morgan Chase Bank, N.A. as Agent is included as an mortgagee and loss payee as its interest may appear.

CERTIFICATE HOLDER
JP Morgan Chase Bank, N.A. as Agent
Attn: David A. Lehner
10 South Dearborn, 22nd Floor
Chicago IL 60603 USA

CANCELLATION
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE
Aon Risk Services Northeast, Inc.

© 1995-2009 ACORD CORPORATION. All rights reserved.
ACORD 24 (2009/09)
The ACORD name and logo are registered marks of ACORD

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 12/01/2010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Aon Risk Services Northeast, Inc. 1660 West Second St. Skylight Office Tower, Suite 650 Cleveland OH 44113	CONTACT NAME: PHONE (A/C, No, Ext): (866) 283-7122 FAX (A/C, No): (847) 953-5390 E-MAIL ADDRESS:
INSURED Elokem, Inc. 1452 East Archwood Ave Akron OH 44360 USA	

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: Zurich American Insurance Company	16535
INSURER B:	
INSURER C:	
INSURER D:	
INSURER E:	
INSURER F:	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY [X] COMMERCIAL GENERAL LIABILITY [ ] CLAIMS-MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [X] POLICY [ ] PRO-JECT [ ] LOC	X		GLO 3792735-04	12/01/2010	12/01/2011	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 100,000
							MED EXP (Any one person)	$ 5,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 1,000,000
							PRODUCTS - COMP/OP AGG	$ 1,000,000
								$
	AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] ALL OWNED AUTOS [ ] SCHEDULED AUTOS [ ] HIRED AUTOS [ ] NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	[ ] UMBRELLA LIAB [ ] OCCUR [ ] EXCESS LIAB [ ] CLAIMS-MADE [ ] DED [ ] RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? [ ] (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					[ ] WC STATU-TORY LIMITS [ ] OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

JP Morgan Chase Bank, N.A. is included as an additional insured on the general liability policy as its interest may appear.

CERTIFICATE HOLDER	CANCELLATION
JP Morgan Chase Bank, N.A. as Agent Attn: David A. Lehner 10 South Dearborn, 22nd Floor Chicago IL 60603 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE Aon Risk Services Northeast, Inc.

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

FACTORY MUTUAL INSURANCE COMPANY	500 River Ridge Drive
P.O. Box 9102 Norwood, MA 02062 781-440-8000

CERTIFICATE OF INSURANCE

We hereby certify that insurance coverage is now in force with our Company as outlined below. This certificate does not amend, extend or alter the coverage afforded by the policy. Ohio Insurance Fraud Warning Statute - Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

TITLE OF INSURED:

OMHOVA SOLUTIONS INC

Policy No: LG956	Effective:	0l-Dec-2010

Account No: 1-32577	Expires:	0l-Dec-2011

Description & Location of Property Covered;	Index No:	000000.00
Real and Personal Property Certificates VARIOUS LOCATIONS FAIRLAWN, OH 44333	Ins Loc:	VARS

COVERAGE IN FORCE: (Subject to limits of liability, deductibles and all conditions in the policy)

Insurance Provided:	Peril:	Limit of Liability:
PROPERTY DAMAGE	ALL RISK	$500,000,000

ADDITIONAL INTERESTS: (See Page 2)

Additional interests under the policy, consisting of, bat not limited to mortgagees, lenders loss payees, loss payees, and additional named insureds, are covered in accordance with Certificates of Insurance issued to such interests and on file with this Company. Loss, if any, shall be payable to such additional interests, as their interests may appear, and in accordance with loss payment provisions of the policy.

Mailing:

ATTN: DAVID A. LEHNER JP MORGAN CHASE BANK, N.A. AS AGENT 10 SOUTH DEARBORN, 22ND FLOOR IL1-1458 CHICAGO, IL 60603	Certificate: 00042-006
Replaces Cert No: 00042-005
Effective Date: 01-Dec-2010
	By	/s/ Frances Pleska
Authorized Signature/Date
FRANCES PLESKA 08-Dec-2010

1 of 2

FACTORY MUTUAL INSURANCE COMPANY	500 River Ridge Drive
P.O. Box 9102 Norwood, MA 02062 781-440-8000

CERTIFICATE OF INSURANCE

We hereby certify that insurance coverage is now in force with our Company as outlined below. This certificate does not amend, extend or alter the coverage afforded by the policy. Ohio Insurance Fraud Warning Statute - Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

TITLE OF INSURED;

OMHOVA SOLUTIONS INC

Policy No: LG956	Effective:	01-Dec-2010

Account No: 1-32577	Expires:	0l-Dec-2011

ADDITIONAL INTERESTS:

Type – Mortgagee in accordance with the Additional Interests clause stated above and mortgagee provisions of the policy.

Name	–	JP MORGAN CHASE BANK, N.A, AS AGENT
Address	–	10 South Dearborn, 22nd FLOOR ILl-1458 CHICAGO, IL 60603 and DEUTSCHE BANK TRUST COMPANY AMERICAS, as ADMINISTRATIVE AGENT AND COLLATERAL AGENT 60 WALL STREET NEW YORK, NY 10005

JP Morgan Chase Bank,N.A., as Agent, 10 South Dearborn, 22nd Floor, IL1-1458, Chicago, IL. 60603 and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, 60 Wall Street, New York, NY 10005 are hereby added as Mortgagee and Lenders Loss Payee as respects:

Real and Personal Property (includes Building and Contents) per Schedule of Locations Appendix A, as attached to this Certificate.

LIMIT OF LIABILITY:    USD500,000,000

FLOOD SUBLIMIT:	USD100,000,000 for all “US Operations, including Calboun GA.” Except USD2,500,000 For property located in Jeannette, PA. (Index No. 40486.20)

Note: 60 Days Notice of Cancellation, 10 Days for Non-Payment of Premium

2 of 2    CERTIFICATE: 00042-006

LENDERS LOSS PAYEE AND MORTGAGEE INTERESTS AND OBLIGATIONS:

A.	The Company will pay for loss to specified property insured under this Policy to each specified Lender Loss Payee (hereinafter referred to as Lender) as its interest may appear, and to each specified Mortgagee as its interest may appear, under all present or future mortgages upon such property, in order of precedence of the mortgages.

B.	The interest of the Lender or Mortgagee (as the case may be) in property insured under this Policy will not be invalidated by:

1)	any act or neglect of the debtor, mortgagor, or owner (as the case may be) of the property.

2)	foreclosure, notice of sale, or similar proceedings with respect to the property.

3)	change in the title or ownership of the property.

4)	change to a more hazardous occupancy.

The Lender or Mortgagee will notify the Company of any known change in ownership, occupancy, or hazard and, within 10 days of written request by the Company, may pay the increased premium associated with such known change. If the Lender or Mortgagee fails to pay the increased premium, all coverage under this Policy will cease.

C.	If this Policy is cancelled at the request of the Insured or its agent, the coverage for the interest of the Lender or Mortgagee will terminate 10 days after the Company sends to the Lender or Mortgagee written notice of cancellation, unless:

1)	sooner terminated by authorization, consent, approval, acceptance, or ratification of the Insured’s action by the Lender or Mortgagee, or its agent.

2)	this Policy is replaced by the Insured, with a policy providing coverage for the interest of the Lender or Mortgagee, in which event coverage under this Policy with respect to such interest will terminate as of the effective date of the replacement policy, notwithstanding any other provision of this Policy.

D.	The Company may cancel this Policy and/or the interest of the Lender or Mortgagee under this Policy, by giving the Lender or Mortgagee written notice 60 days prior to the effective date of cancellation, if cancellation is for any reason other than non-payment. If the debtor, mortgagor, or owner has failed to pay any premium due under this Policy, the Company may cancel this Policy for such non-payment, but will give the Lender or Mortgagee written notice 10 days prior to the effective date of cancellation. If the Lender or Mortgagee fails to pay the premium due by the specified cancellation date, all coverage under this Policy will cease.

E.	The Company has the right to invoke this Policy’s SUSPENSION clause. The suspension of insurance will apply to the interest of the Lender or Mortgagee in any machine, vessel, or part of any machine or vessel, subject to the suspension. The Company will provide the Lender or Mortgagee at the last known address a copy of the suspension notice.

F.	If the Company pays the Lender or Mortgagee for any loss, and denies payment to the debtor, mortgagor or owner, the Company will, to the extent of the payment made to the Lender or Mortgagee be subrogated to the rights of the Lender or Mortgagee under all securities held as collateral to the debt or mortgage. No subrogation will impair the right of the Lender or Mortgagee to sue or recover the full amount of its claim. At its option, the Company may pay to the Lender or Mortgagee the whole principal due on the debt or mortgage plus any accrued interest, in this event, all rights and securities will be assigned and transferred from the Lender or Mortgagee to the Company, and the remaining debt or mortgage will be paid to the Company.

G.	If the Insured fails to render proof of loss, the Lender or Mortgagee, upon notice of the Insured’s failure to do so, will render proof of loss within 60 days of notice and will be subject to the provisions of this Policy relating to APPRAISAL, SETTLEMENT OF CLAIMS, and SUIT AGAINST THE COMPANY.

H.	Other provisions relating to the interests and obligations of the Lender or Mortgagee may be added to this Policy by agreement in writing.

1-32577 Omnova Solutions - Appendix A

Index/Record No	Street	City	Postal Code	County	County Code	Country	State/Prov
049522.15-05	165 S Cleveland Ave	Mogadore	44260-1505	Portage	39133	United States of America	Ohio
081682.11-05	2011 North Rocky River Road	Moriroe	28110-7963	Union	37179	United States of America	North Carolina
038255.23-02	95 W. Hickory Drive	Auburn	17922-9611	Schuylkill	42107	United States of America	Pennsylvania
086106.36-09	133 Yorkville Road East	Columbus	39702-7643	Lowndes	28087	United States of America	Mississippi
040486.20-09	Chambers Avenue	Jeannette	15644	Westmoreland	42129	United States of America	Pennsylvania
049516.39-04	175 Ghent Road	Fairlawn	44333-3330	Summit	39153	United States of America	Ohio
049510.22-05	2990 Gllchrist Road	Akron	44305-4418	Summit	39153	United States of America	Ohio
083995.86-03	1601 Highway 41 SW	Calhoun	30701	Gordon	13129	United States of America	Georgia
062462.77-03	1701 Cornell Road	Green Bay	54313-8934	Brown	55009	United States of America	Wisconsin
082034.08-04	1455 & 1476 J A Cochran Bypass	Chester	29706-2187	Chester	45023	United States of America	South Carolina
000309.47-01	83 Authority Drive	Fitchburg	01420-6018	Worcester	25027	United States of America	Massachusetts
000732.36-01	235 Brickyard Road	Dalton	30720-7713	Whitfield	13313	United States of America	Georgia
	Miscellaneous Unscheduled Locations - US	Fairlawn	44333	Summit	39153	United States of America	Ohio
001164.12-01	18301 South Broadwick Street	Rancho Dominguez	90220-6442	Los Angeles	06037	United States of America	California
082010.51-07	5300 Cureton Ferry Road	Catawba	29704	York	45091	United States of America	South Carolina
	Miscellaneous Unscheduled Locations - US	Auburn	04212	Androscoggin	23001	United States of America	Maine
TH0830.00	111/7 Moo 2, T. Nikompattana	A.Nikompattana	21180			Thailand	Rayong
	469 Wenjing Road, Minhang District	Shanghai	200245			China	Shanghai
	68 Ningbo East Road	Taicang	215400			China	Jiangsu
	No. 10, Baojiang Road, Guangzhou bonded	Guangzhou	510730			China	Guangdong
	200, Dongjiang Ave.	Guangzhou	510730			China	Guangdong
	No.1499, Riyong Road (N) WGQ Free Zone	Shanghai				China	Shanghai
	No. 158 Hangjin Road, Pudong Area	Shanghai				China	Shanghai
	Rm.2509, No.1701, Fortune Gate Tower, B	Shanghai	200240			China	Shanghai
	No.469 Wenjin Rd. Minhang Dist.	Shanghai	200245			China	Shanghai

FACTORY MUTUAL INSURANCE COMPANY	500 River Ridge Drive P.O.Box 9102 Norwood, MA 02062 781-440-8000

CERTIFICATE OF INSURANCE

We hereby certify that insurance coverage is now in force with our Company as outlined below. This certificate does not amend, extend or alter the coverage afforded by the policy. Ohio Insurance Fraud warning Statute - Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

TITLE OF INSURED:

OMNOVA SOLUTIONS INC

Policy No: LG956	Effective:	0l-Dec-2010

Account No: 1-32577	Expires:	0l-Dec-2011

Description & Location of Property Covered:	Index No:	000000.00
Real and Personal Property	Ins Loc:	VARS
Certificates VARIOUS LOCATIONS FAIRLAWN, OH 44333

COVERAGE IN FORCE: (Subject to limits of liability, deductibles and all conditions in the policy)

Insurance Provided: PROPERTY DAMAGE	Peril: ALL RISK	Limit of Liability: $500,000,000

ADDITIONAL INTERESTS: (See Page 2)

Additional interests under the policy, consisting of, but not limited to mortgagees, lenders loss payees, loss payees, and additional named insureds, are covered in accordance with Certificates of Insurance issued to such interests and on file with this Company. Loss, if any, shall be payable to such additional interests, as their interests may appear, and in accordance with loss payment provisions of the policy.

Mailing:

Certificate: 00042-006
ATTN: OMAYRA LAUCELLA	Replaces Cert No: 00042-005
DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADM	Effective Date: 01-Dec-2010

ADMINISTRATIVE AGENT
60 WALL STREET	BY	/s/ Frances Pleska
NEW YORK, NY 10005		Authorized Signature /Date
FRANCES PLESKA 08-Dec-2010

1 of 2

FACTORY MUTUAL INSURANCE COMPANY	500 River Ridge Drive P.O. Box 9102
Norwood, MA 02062
781-440-8000

CERTIFICATE OF INSURANCE

We hereby certify that insurance coverage is now in force with our Company as outlined below. This certificate does not amend, extend or alter the coverage afforded by the policy. Ohio Insurance Fraud Warning Statute - Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

TITLE OF INSURED:

OMNOVA SOLUTIONS INC

Policy No: LG956	Effective:	01-Dec-2010

Account No: 1-32577	Expires:	0l-Dec-2011

ADDITIONAL INTERESTS:

Type – Mortgagee in accordance with the Additional Interests clause stated above and mortgagee provisions of the policy.

Name	–	JP MORGAN CHASE BANK, N.A. AS AGENT
Address	–	10 South Dearborn, 22nd FLOOR
ILl-1458
CHICAGO, IL 60603
and
DEUTSCHE BANK TRUST COMPANY AMERICAS, as ADMINISTRATIVE AGENT AND COLLATERAL AGENT
60 WALL STREET
NEW YORK, NY 10005

JP Morgan Chase Bank, N.A., as Agent, 10 South Dearborn, 22nd Floor, ILl-1458, Chicago, IL. 60603 and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, 60 Wall Street, New York, NY 10005 are hereby added as Mortgagee and Lenders Loss Payee as respects:

Real and Personal Property (includes Building and Contents) per Schedule of Locations Appendix A, as attached to this Certificate.

LIMIT OF LIABILITY:    USD500,000,000

FLOOD SUBLIMIT:	USD100,000,000 for all “US Operations, including Calhoun GA.”
Except
USD2,500,000 For property located in Jeannette, PA. (Index No.40486.20)

Note: 60 Days Notice of Cancellation, 10 Days for Non-Payment of Premium

2 of 2    CERTIFICATE: 00042-006

LENDERS LOSS PAYEE AND MORTGAGEE INTERESTS AND OBLIGATIONS:

A.	The Company will pay for loss to specified property insured under this Policy to each specified Lender Loss Payee (hereinafter referred to as Lender) as its interest may appear, and to each specified Mortgagee as its interest may appear, under all present or future mortgages upon such property, in order of precedence of the mortgages.

B.	The interest of the Lender or Mortgagee (as the case may be) in property insured under this Policy will not be invalidated by:

1)	any act or neglect of the debtor, mortgagor, or owner (as the case may be) of the property.

2)	foreclosure, notice of sale, or similar proceedings with respect to the property.

3)	change in the title or ownership of the property.

4)	change to a more hazardous occupancy.

The Lender or Mortgagee will notify the Company of any known change in ownership, occupancy, or hazard and, within 10 days of written request by the Company, may pay the increased premium associated with such known change. If the Lender or Mortgagee fails to pay the increased premium, all coverage under this Policy will cease.

C.	If this Policy is cancelled at the request of the Insured or its agent, the coverage for the interest of the Lender or Mortgagee will terminate 10 days after the Company sends to the Lender or Mortgagee written notice of cancellation, unless:

1)	sooner terminated by authorization, consent, approval, acceptance, or ratification of the Insured’s action by the Lender or Mortgagee, or its agent.

2)	this Policy is replaced by the Insured, with a policy providing coverage for the interest of the Lender or Mortgagee, in which event coverage under this Policy with respect to such interest will terminate as of the effective date of the replacement policy, notwithstanding any other provision of this Policy.

D.	The Company may cancel this Policy and/or the interest of the Lender or Mortgagee under this Policy, by giving the Lender or Mortgagee written notice 60 days prior to the effective date of cancellation, if cancellation is for any reason other than non-payment. If the debtor, mortgagor, or owner has failed to pay any premium due under this Policy, the Company may cancel this Policy for such non-payment, but will give the Lender or Mortgagee written notice 10 days prior to the effective date of cancellation. If the Lender or Mortgagee fails to pay the premium due by the specified cancellation date, all coverage under this Policy will cease.

E.	The Company has the right to invoke this Policy’s SUSPENSION clause. The suspension of insurance will apply to the interest of the Lender or Mortgagee in any machine, vessel, or part of any machine or vessel, subject to the suspension. The Company will provide the Lender or Mortgagee at the last known address a copy of the suspension notice.

F.	If the Company pays the Lender or Mortgagee for any loss, and denies payment to the debtor, mortgagor or owner, the Company will, to the extent of the payment made to the Lender or Mortgagee be subrogated to the rights of the Lender or Mortgagee under all securities held as collateral to the debt or mortgage. No subrogation will impair the right of the Lender or Mortgagee to sue or recover the full amount of its claim. At its option, the Company may pay to the Lender or Mortgagee the whole principal due on the debt or mortgage plus any accrued interest. In this event, all rights and securities will be assigned and transferred from the Lender or Mortgagee to the Company, and the remaining debt or mortgage will be paid to the Company.

G.	If the Insured fails to render proof of loss, the Lender or Mortgagee, upon notice of the Insured’s failure to do so, will render proof of loss within 60 days of notice and will be subject to the provisions of this Policy relating to APPRAISAL, SETTLEMENT OF CLAIMS, and SUIT AGAINST THE COMPANY.

H.	Other provisions relating to the interests and obligations of the Lender or Mortgagee may be added to this Policy by agreement in writing.

1-32577 Omnova Solutions - Appendix A

Index/Record No	Street	City	Postal Code	County	County Code	Country	State/Prov
049522.15-05	165 S Cleveland Ave	Mogadore	44260-1505	Portage	39133	United States of America	Ohio
081682.11-05	2011 North Rooky River Road	Monroe	28110-7963	Union	37179	United States of America	North Carolina
038255.23-02	95 W. Hickory Drive	Auburn	17922-9611	Schuyikill	42107	United States of America	Pennsylvania
086106.36-09	133 Yorkville Road East	Columbus	39702-7643	Lowndes	28087	United States of America	Mississippi
040486.20-09	Chambers Avenue	Jeannette	15644	Westmoreland	42129	United States of America	Pennsylvania
049516.39-04	175 Ghent Road	Fairlawn	44333-3330	Summit	39153	United States of America	Ohio
049510.22-05	2990 Gllchrist Road	Akron	44305-4418	Summit	39153	United States of America	Ohio
083995.86-03	1601 Highway 41 SW	Calhoun	30701	Gordon	13129	United Slates of America	Georgia
062462.77-03	1701 Cornell Road	Green Bay	54313-8934	Brown	55009	United States of America	Wisconsin
082034.08-04	1455 & 1476 J A Cochran Bypass	Chester	29706-2187	Chester	45023	United States of America	South Carolina
000309.47-01	83 Authority Drive	Fitchburg	01420-6018	Worcester	25027	United States of America	Massachusetts
000732.36-01	235 Brickyard Road	Dalton	30720-7713	Whitfleld	13313	United States of America	Georgia
	Miscellaneous Unscheduled Locations - US	Fairlawn	44333	Summit	39153	United States of America	Ohio
001164.12-01	18301 South Broadwick Street	Rancho Domnigues	90220-6442	Los Angeles	06037	United States of America	California
082010.51-07	5300 Cureton Ferry Road	Catawba	29704	York	45091	United States of America	South Carolina
	Miscellaneous Unscheduled Locations - US	Auburn	04212	Androscoggin	23001	United States of America	Maine
TH0830.00	111/7 Moo 2, T. Nikompattana	A.Nikompattana	21180			Thailand	Rayong
	469 Wenjing Road, Minhang District	Shanghai	200245			China	Shanghai
	68 Ningbo East Road	Taicang	215400			China	Jiangsu
	No. 10, Baojiang Road, Guangzhou bonded	Guangzhou	510730			China	Guangdong
	200, Dongjiang Ave.	Guangzhou	510730			China	Guangdong
	No.1499, Riyong Road (N) WGQ Free Zond	Shanghai				China	Shanghai
	No. 158 Hangjin Road, Pudong Area	Shanghai				China	Shanghai
	Rm.2509, No.1701, Fortune Gate Tower, Be	Shanghai	200240			China	Shanghai
	No.469 Wenjin Rd. Minhang Dist.	Shanghai	200245			China	Shanghai

Schedule 8.01 Existing Liens

None

Schedule 8.05 Existing Investments

None